                                                                     EXHIBIT 4.1

              _______________________________________________
              -----------------------------------------------


                         TRUST INDENTURE AND MORTGAGE

                                 (1995 777 A)

                            Dated as of May 1, 1995



                                    between


                     STATE STREET BANK AND TRUST COMPANY,

     not in its individual capacity except as expressly set forth herein, but solely as Owner Trustee,


                                      and


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

                             as Indenture Trustee


                      One Boeing 777-222 Aircraft N777UA

                            United Air Lines, Inc.
                        Series 1995 777 A Certificates


              _______________________________________________
              -----------------------------------------------

                             TABLE OF CONTENTS
                             -----------------


                                                                          Page
                                                                          ----

RECITALS...................................................................  1
GRANTING CLAUSE............................................................  2
HABENDUM CLAUSE............................................................  5

ARTICLE 1  DEFINITIONS.....................................................  7

      1.01.  Definitions...................................................  7

ARTICLE 2  THE CERTIFICATES................................................ 19

      2.01.  Certificates; Title and Terms................................. 19
      2.02.  Execution and Authentication.................................. 20
      2.03.  Registrar and Paying Agent.................................... 20
      2.04.  Transfer and Exchange......................................... 21
      2.05.  Holder Lists; Ownership of Certificates....................... 21
      2.06.  Mutilated, Destroyed, Lost or Stolen Certificates............. 22
      2.07.  Cancellation.................................................. 22
      2.08.  Payment on Certificates; Defaulted Principal and Interest..... 22
      2.09.  Payment from Indenture Estate Only; Non-Recourse Obligations.. 24
      2.10.  Execution, Delivery and Dating of Certificates upon Original
              Issuance..................................................... 25

ARTICLE 3  RECEIPT, DISTRIBUTION AND APPLICATION
                  OF FUNDS IN THE INDENTURE ESTATE......................... 25

      3.01.  [Reserved for Potential Future Use]........................... 25
      3.02.  Payment in Case of Redemption or Purchase of Certificates..... 25
      3.03.  Application of Rent When No Indenture Event of Default Is
              Continuing................................................... 26
      3.04.  Application of Certain Payments in Case of Requisition or
              Event of Loss................................................ 26
      3.05.  Payments During Continuance of Indenture Event of Default..... 27
      3.06.  Payments for Which Application Is Provided in Other Documents. 28
      3.07.  Payments for Which No Application Is Otherwise Provided....... 28

ARTICLE 4  COVENANTS OF OWNER TRUSTEE...................................... 29

      4.01.  Covenants of the Owner Trustee................................ 29

ARTICLE 5  DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY
                  INCLUDED IN THE INDENTURE ESTATE DURING CONTINUATION OF
                  LEASE.................................................... 30

      5.01.  Disposition, Substitution and Release of Property Included in
              the Indenture Estate During Continuation of Lease............ 30

ARTICLE 6  REDEMPTION OF CERTIFICATES...................................... 31

      6.01.  Redemption of Certificates upon Certain Events................ 31
      6.02.  Redemption or Purchase of Certificates upon Certain Indenture
              Events of Default............................................ 33
      6.03.  Notice of Redemption to Holders............................... 34
      6.04.  Deposit of Redemption Price................................... 34
      6.05.  Certificates Payable on Redemption Date....................... 34

ARTICLE 7  MATTERS CONCERNING THE COMPANY.................................. 35

      7.01.  Repayment of Monies for Certificate Payments Held by the
              Indenture Trustee............................................ 35
      7.02.  Change in Registration........................................ 35
      7.03.  Assumption of Obligations of Owner Trustee by the Company..... 36

ARTICLE 8  DEFAULTS AND REMEDIES........................................... 38

      8.01.  Indenture Events of Default................................... 38
      8.02.  Acceleration; Rescission and Annulment........................ 41
      8.03.  Other Remedies Available to Indenture Trustee................. 41
      8.04.  Waiver of Owner Trustee....................................... 49
      8.05.  Waiver of Existing Defaults................................... 49
      8.06.  Control by Majority........................................... 50
      8.07.  Limitation on Suits by Holders................................ 50
      8.08.  Rights of Holders to Receive Payment.......................... 51
      8.09.  Indenture Trustee May File Proofs of Claim.................... 51

ARTICLE 9  INDENTURE TRUSTEE............................................... 51

      9.01.  Duties of Indenture Trustee................................... 51
      9.02.  Rights of Indenture Trustee................................... 51
      9.03.  Individual Rights of Indenture Trustee........................ 52
      9.04.  Funds May Be Held by Indenture Trustee or Paying Agent;
              Investments.................................................. 52
      9.05.  Notice of Defaults............................................ 53
      9.06.  Compensation and Indemnity.................................... 53
      9.07.  Replacement of Indenture Trustee.............................. 54
      9.08.  Successor Indenture Trustee, Agents by Merger, etc............ 55

      9.09.  Eligibility; Disqualification................................. 55
      9.10.  Trustee's Liens............................................... 56
      9.11.  Withholding Taxes; Information Reporting...................... 56
      9.12.  Additional Collateral......................................... 56

ARTICLE 10  SATISFACTION AND DISCHARGE; DEFEASANCE;
                  TERMINATION OF OBLIGATIONS............................... 57

      10.01.  Satisfaction and Discharge of Agreement; Defeasance;
                  Termination of Obligations............................... 57
      10.02.  Survival of Certain Obligations.............................. 59
      10.03.  Monies to Be Held in Trust................................... 59
      10.04.  Monies to Be Returned to Owner Trustee....................... 59

ARTICLE 11  AMENDMENTS AND WAIVERS......................................... 60

      11.01.  Amendments to this Agreement Without Consent of Holders...... 60
      11.02.  Amendments to this Agreement with Consent of Holders......... 61
      11.03.  Revocation and Effect of Consents............................ 62
      11.04.  Notation on or Exchange of Certificates...................... 62
      11.05.  Indenture Trustee Protected.................................. 62
      11.06.  Amendments, Waivers, etc. of Other Operative Documents....... 62

ARTICLE 12  MISCELLANEOUS.................................................. 65

      12.01.  Notices...................................................... 65
      12.02.  [Reserved for Potential Future Use].......................... 67
      12.03.  [Reserved for Potential Future Use].......................... 67
      12.04.  Rules by Indenture Trustee and Agents........................ 67
      12.05.  Non-Business Days............................................ 67
      12.06.  GOVERNING LAW................................................ 68
      12.07.  No Recourse Against Others................................... 68
      12.08.  Execution in Counterparts.................................... 68

ARTICLE 13  ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE.................. 68

      13.01.  Actions to Be Taken upon Termination of Lease................ 68

SIGNATURES................................................................. 70

Exhibit A-1 Form of Series 1995 777 A Installment
              Certificates
Exhibit A-2 Form of Series 1995 777 A Serial
              Certificates
Exhibit B   Maturity Dates, Original Issue Prices,
              Principal Amounts and
              Interest Rates of Series 1995 777 A
              Certificates
Exhibit B-1 Installment Payment Dates and Installment
              Payment Percentages
Exhibit B-2 Issuance of Series 1995 777 A
              Certificates
Exhibit C   Form of Trust Agreement and Trust Indenture
              and Mortgage Supplement

                          TRUST INDENTURE AND MORTGAGE


          This TRUST INDENTURE AND MORTGAGE (1995 777 A), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee under the Trust Agreement (capitalized terms used herein having the respective meanings specified therefor in Article 1), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder.


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of the Certificates issued hereunder, and (ii) the Owner Trustee has been authorized and directed pursuant to the Trust Agreement to execute and deliver this Trust Indenture and Mortgage;

          WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof;

          WHEREAS, the parties desire by this Agreement, among other things, (i) to provide for the issuance by the Owner Trustee of the Series 1995 777 A Certificates evidencing the loans made by the Pass Through Trustees to finance the Owner Trustee's payment of Lessor's Cost, as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft and the Operative Documents and certain payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Holders;

          WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

          WHEREAS, all things necessary to make this Agreement the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                GRANTING CLAUSE

          NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the principal of, premium, if any, and interest on, and all other amounts due with respect to, all Certificates from time to time Outstanding and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Operative Documents to which it is a party, for the benefit of the Holders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges (which collectively, including all property hereafter specifically subjected to the lien of this Agreement by any instrument supplemental hereto, but excluding the Excluded Payments, are herein called the "Indenture Estate"):

          (1) the Airframe and Engines (each such Engine having 750 or more rated take-off horsepower or the equivalent thereof) and all replacements thereof and substitutions therefor in which the Owner Trustee shall from time to time acquire an interest in accordance with the Lease, as more particularly described in the Trust Supplement and the Lease Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Agreement and the Lease;

          (2) the Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent, and payments of any kind required to be made by the Company thereunder; all amounts payable to the Owner Trustee under the Participation Agreement that do not constitute Excluded Payments; the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale and any and all contracts relating to the Airframe and Engines or any rights or interest therein to which the Owner Trustee is now or may hereafter be a party; including, without limitation, all rights of the Owner Trustee to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such document or to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether acting under any such document or by statute or at law or in equity, or otherwise, arising out of any Lease Event of Default (other than the rights of the Owner Trustee provided for hereunder);

          (3) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Agreement;

          (4) all requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Company under Section 11 of the Lease, but excluding any insurance maintained by the Company and not required under Section 11 of the Lease;

          (5) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Document and held or required to be held by the Indenture Trustee hereunder;

          (6) all proceeds of the foregoing; and

          (7) the Additional Collateral, if any.

          Notwithstanding the foregoing provisions:

          (a) there shall be excluded from the security interest granted by this Agreement all Excluded Payments;

          (b) (i) whether or not a Lease Event of Default or an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee (a) to Excluded Payments and to commence an action at law to obtain such Excluded Payments, (b) to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value, the Special Termination Value Percentage and the EBO Percentages as provided in
     Section 3(c) of the Lease and Section 18 of the Participation Agreement,
     (c) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to,

     Excluded Payments, (d) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft pursuant to
     Section 9 of the Lease, (e) to exercise the right of "Lessor" to determine the fair market rental value or fair market sales value pursuant to Section 19 of the Lease, (f) to exercise all rights with respect to insurance maintained for its own account which Section 11(e) of the Lease specifically confers on the "Lessor" and (g) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03(e)(i) hereof, the rights of the "Lessor" under Section 21 of the Lease;

          (ii) whether or not a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the right separately but not to the exclusion of the other, (a) to receive from the Company all notices, certificates, reports, filings, Opinions of Counsel, copies of all documents and all information which the Company is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Document, (b) to exercise inspection rights pursuant to
     Section 12 of the Lease, (c) to maintain separate insurance pursuant to
     Section 11(e) of the Lease and to retain all rights with respect to such insurance maintained for its own account, (d) to give any notice of default under Section 15 of the Lease and to declare the Lease in default in respect thereof, (e) to cause the Company to take any action and execute and deliver such documents and assurances as the "Lessor" may from time to time reasonably request pursuant to Section 16 of the Lease; (f) to consent (with the concurrent consent of the other such party to the extent such consent is required) to changes to the list of countries on Exhibit F or G to the Lease and (g) to purchase an engine pursuant to Section 5(e) of the Lease;

          (iii) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 11.06), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise the following rights of the "Lessor" under the Lease:
     (a) the right to approve as satisfactory any accountants, engineers or counsel to render services for or issue opinions to the Owner Trustee pursuant to express provisions of the Operative Documents, (b) the right to waive the opinion required pursuant to Section 8(e)(ii)(C) of the Participation Agreement and (c) in connection with an Event of Loss relating only to one or more Engines, the right to elect (or not to elect) under Section 10(b) of the Lease to require the Company to pay the amounts set forth in clauses (A) and (B) of Section 10(b);

          (c) the leasehold interest granted to the Company by the Lease shall not be subject to the security interest granted by this Agreement, and nothing in this Agreement shall affect the rights of the Company under the Lease so long as no Lease Event of Default has occurred and is continuing; and

          (d) as between the Owner Trustee and the Indenture Trustee, nothing contained in this Granting Clause shall prevent the Owner Trustee, as the "Lessor" under the Lease, from seeking specific performance of the covenants of the Company under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft and from maintaining separate insurance with respect to the Aircraft to the extent permitted by Section 11 of the Lease.

          None of the payments and rights described in the foregoing clauses (a) through (d) shall be included in the Indenture Estate.


                                HABENDUM CLAUSE

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Holders from time to time, without any priority of any one Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

          1. The Owner Trustee agrees that this Agreement creates and grants and is intended to and shall create and grant a security interest in the Aircraft to the Indenture Trustee, which security interest shall attach on the Delivery Date. The security interest created by this Agreement and granted to the Indenture Trustee hereunder in the Indenture Estate other than in the Aircraft shall attach upon the delivery of this Agreement.

          2. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Operative Documents to which it is a party to perform all of its obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any of the Operative Documents to which the Owner Trustee is a party by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee (except as to the Indenture Trustee, if the Indenture Trustee shall have become the "Lessor" under the Lease) or the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under any of the Operative Documents to which the Owner Trustee is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          3. The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excluded Payments) under or arising out of the Lease (subject to Section 11.06(b)(1)), the Purchase Agreement and the Owner Trustee's Purchase Agreement, to endorse any checks or other instruments or orders in connection therewith and, to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Owner Trustee has directed the Company to make all payments of Rent (other than Excluded Payments) payable to the Owner Trustee by the Company and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Agreement. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Agreement, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Agreement and any Excluded Payments.

          4. The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided, however, that
                                                       --------  -------
the Owner Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant and would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery pursuant to any Operative Document.

          5. The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to any Person other than the Indenture Trustee, and that it will not, except as provided in or permitted by this Agreement, accept any payment from the Company, enter into an agreement amending or supplementing any of the Operative Documents, execute any waiver or modification of, or consent under the terms of any of the Operative Documents, settle or compromise any claim (other than claims in respect of Excluded Payments) against the Company arising under any of the Operative Documents, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Documents, to arbitration thereunder.

          IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          Section 1.01.  Definitions.  (a)  For all purposes of this Agreement,
                         -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (4) all references in this Agreement to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement.

          (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

          "Actual Knowledge" means, (i) as it applies to the Owner Trustee or
           ----------------
Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with
Section 12.01.

          "Additional Collateral" means any property in addition to the
           ---------------------
collateral listed in clauses (1) through (5) of the Granting Clause which may be added to the Indenture Estate from time to time by the Owner Participant in accordance with Section 9.12 hereof for so long as such property is to be included in the Indenture Estate in accordance with the grant made in said
Section 9.12.

          "Affiliate" with respect to a specified Person, means any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Paying Agent or Registrar.
           -----

          "Aircraft" shall have the meaning specified therefor in the Lease.
           --------

          "Airframe" shall have the meaning specified therefor in the Lease.
           --------

          "Appraiser" means a Person engaged in the business of making
           ---------
appraisals and, in the case of the Aircraft, familiar with commercial aviation equipment.

          "Bankruptcy Code" shall have the meaning specified therefor in the
           ---------------
Lease

          "Basic Rent" shall have the meaning specified therefor in the Lease.
           ----------

          "Business Day" shall have the meaning specified therefor in the Lease.
           ------------

          "Certificate" or "Certificates" means any Certificate issued under
           -----------      ------------
this Agreement, including the Series 1995 777 A Certificates issued hereunder substantially in the form of Exhibits A-1 and A-2 hereto as such form may be varied pursuant to the terms hereof and any and all Certificates issued in replacement or exchange therein in accordance with the provisions hereof.

          "Certificate Holder" shall have the meaning specified for the term
           ------------------
"Holder" hereunder.

          "Citizen of the United States" shall have the meaning specified
           ----------------------------
therefor in the Lease.

          "Commencement Date" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Commencement Date Cash Interest" when used with respect to a
           -------------------------------
Certificate, shall be such Certificate's pro rata portion of the aggregate
                                         --- ----
commencement date cash interest as determined on the basis of the data included in Exhibit B.

          "Company" means United Air Lines, Inc., a Delaware corporation, and,
           -------
subject to the provisions of the Participation Agreement, its permitted successors and assigns.

          "Company Request" means a written request of the Company executed on
           ---------------
its behalf by a Responsible Company Officer.

          "Co-Registrar" shall have the meaning specified therefor in Section
           ------------
2.03.

          "Debt" shall mean any liability for borrowed money, or any liability
           ----
for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

          "Defaulted Installment" shall have the meaning specified therefor in
           ---------------------
Section 2.08.

          "Defaulted Interest" shall have the meaning specified therefor in
           ------------------
Section 2.08.

          "Delivery Date" shall have the meaning specified therefor in the
           -------------
Lease.

          "EBO Date" shall have the meaning specified therefor in the Lease.
           --------

          "Engine" shall have the meaning specified therefor in the Lease.
           ------

          "Event of Loss" shall have the meaning specified therefor in the
           -------------
Lease.

          "Excess Amount" shall have the meaning specified therefor in the
           -------------
Lease.

          "Excluded Payments" means (i) any right, title or interest of the
           -----------------
Owner Trustee in its individual capacity, the Owner Participant or their respective Affiliates or of their respective successors, permitted assigns, directors, officers, employees, servants and agents to any payment which by the terms of Section 7(b) or 7(c) of the Participation Agreement, Section 5.03 or
7.01 of the Trust Agreement or any section of the Tax Indemnity Agreement or any corresponding payment under Section 3(d) of the Lease is payable to such Person,
(ii) any insurance proceeds payable under insurance maintained by the Owner Trustee in its individual capacity or the Owner Participant (whether directly or through the Owner Trustee), or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, (iii) any insurance proceeds (or proceeds of governmental indemnities in lieu thereof) payable to the Owner Trustee in its individual capacity or to the Owner Participant, or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, under any liability insurance maintained by the Company pursuant to
Section 11 of the Lease or by any other Person (or proceeds of governmental indemnities in lieu thereof), (iv) any rights of the Owner Participant or the Owner Trustee to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts (including interest thereon to the extent provided in the applicable provisions of the Operative Documents) and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause (iv), (v) payments to the Owner Participant by the Owner Trustee pursuant to Section 2 of the Participation Agreement and any funds held by the Owner Trustee or payable to the Owner Participant pursuant to any funding letter entered into in lieu of the provisions of Section 2 of the Participation Agreement, (vi) if the Lessee has assumed the obligations of the Owner Trustee in respect of the Certificates in accordance with Section 7.03 hereof and Section 8(r) of the Participation Agreement, the amount payable as purchase price pursuant to Section 19(b) of the Lease, (vii) Transaction Expenses or other amounts or expenses paid or payable to, or for the benefit of, the Owner Participant pursuant to the Participation Agreement, (viii) the respective rights of the Owner Trustee in its individual capacity or the Owner Participant to the proceeds of the foregoing and (ix) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (viii) above.

          "Federal Aviation Act" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Federal Aviation Administration" and "FAA" shall have the meaning
           -------------------------------       ---
specified therefor in the Lease.

          "Holder" means a person in whose name a Certificate is registered on
           ------
the Register including, so long as it holds any Certificate issued hereunder, the respective Pass Through Trustee under each Pass Through Trust Agreement.

          "Indenture Default" means any event which is, or after notice or
          ------------------
passage of time, or both, would be, an Indenture Event of Default.

          "Indenture Estate" shall have the meaning specified therefor in the
           ----------------
Granting Clause hereof.

          "Indenture Event of Default" shall have the meaning specified therefor
          ---------------------------
in Article 8.

          "Indenture Trustee" means First Security Bank of Utah, National
           -----------------
Association and each other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of this Agreement.

          "Independent" when used with respect to an engineer, Appraiser or
           -----------
other expert, means an engineer, Appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and
(iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by (i) the Company on behalf of the Owner Trustee or (ii) in the case of a redemption or purchase of the Certificates under Section 6.01(b) pursuant to Section 8.03(e)(ii), the Owner Trustee; provided that, if the Indenture Trustee shall not have received written
         --------
notice of such an appointment at least 10 days prior to the relevant Redemption Date or if a Lease Event of Default shall have occurred and be continuing,"Independent Investment Banker" shall mean such an institution
- -----------------------------------------
appointed by the Indenture Trustee.

          "Installment Certificate" shall mean a Certificate substantially in
           -----------------------
the form of Exhibit A-1, should any such Certificate be issued hereunder.

          "Installment Payment Amount" means, with respect to each Installment
           --------------------------
Certificate, the amount of the installment payment of principal due and payable on each Installment Payment Date, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage for such Installment Payment Date.

          "Installment Payment Date" means each date on which an installment
           ------------------------
payment of principal is due and payable on any Installment Certificate, as set forth in Exhibit B-1.

          "Installment Payment Percentage" means, with respect to each
           ------------------------------
Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit B-1;

provided that, after the occurrence of any partial redemption or redemptions
- --------
pursuant to clause (ii) of Section 6.01(a), the "Installment Payment Percentage"
                                                 ------------------------------
for each Installment Payment Date subsequent to the applicable Redemption Date shall be equal to the percentage obtained from the following calculation:

                                  (p - n) x y
                                  -----------
                                     p x s
where, for Installment Certificates maturing on the same Maturity Date:

          p = the sum of the original principal amounts of all Installment Certificates maturing on such Maturity Date as reflected on Exhibit B hereto;

          n = the sum of the principal amounts paid to all holders of Installment Certificates maturing on such Maturity Date as a result of all such partial redemptions (excluding any Installment Payment Amounts paid on a Redemption Date as a result of any such Redemption Date occurring on an Installment Payment Date) and all payments of principal paid on Installment Payment Dates on or prior to the applicable Redemption Date;

          y = the Installment Payment Percentage set forth in such Exhibit B-1 applicable to the Installment Payment Date for which this calculation is being performed; and

          s = the sum of the Installment Payment Percentages for Installment Payment Dates related to such Installment Certificates maturing on such Maturity Date and subsequent to the applicable Redemption Date.

          "Interest Payment Date" means each October 19 and April 19, commencing
          ----------------------
on the Commencement Date.

          "Lease" means the Lease Agreement (1995 777 A), dated as of May 1,
          ------
1995, between the Owner Trustee, as lessor, and the Company, as lessee, as such Lease Agreement may from time to time be further supplemented, amended or modified in accordance with the terms thereof and this Agreement. The term

"Lease" shall also include each Lease Supplement entered into pursuant to the
- ------
terms of the Lease.

          "Lease Event of Default" shall have the meaning specified for the term
           ----------------------
"Event of Default" in the Lease.

          "Lease Loss Payment Date" shall have the meaning specified for the
           -----------------------
term "Loss Payment Date" in the Lease.

          "Lease Supplement" shall have the meaning specified therefor in the
           ----------------
Lease.

          "Lease Termination Date" shall have the meaning specified for the term
          -----------------------
"Termination Date" in the Lease.

          "Lessor Liens" shall have the meaning specified therefor in the Lease.
           ------------

          "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease,
           ----
exercise of rights, security interest or claim.

          "Loan Certificate" shall have the meaning specified for the term
          -----------------
"Certificate" hereunder.

          "Maturity Date" means each of the dates specified in Exhibit B as a
           -------------
maturity date of one or more of the Certificates.

          "Officers' Certificate" means a certificate signed, in the case of the
           ---------------------
Company, by (i) the Chairman of the Board of Directors, the President, or any Senior Vice President of the Company, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or, in the case of the Owner Trustee, a Responsible Officer of the Owner Trustee.

          "Operative Documents" means this Agreement, the Participation
           -------------------
Agreement, the Lease, the Tax Indemnity Agreement, the Consent and Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Acceptance Certificate, the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Certificates, the Trust Agreement and the Trust Supplement.

          "Opinion of Counsel" means a written opinion of legal counsel, who in
           ------------------
the case of counsel for the Company may be (i) the senior attorney employed by the Company, (ii) Vedder, Price, Kaufman & Kammholz or (iii) other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee or, in the case of legal counsel for the Owner Trustee, may be
(x) Bingham, Dana & Gould or (y) other counsel designated by the Owner Trustee and who shall be reasonably satisfactory to the Indenture Trustee.

          "Original Issue Price", when used with respect to a Certificate, shall
           --------------------
be such Certificate's pro rata portion of the aggregate original issue price as
                      --- ----
determined on the basis of the data included in Exhibit B hereto.

          "Outstanding", when used with respect to Certificates, means, as of
           -----------
the date of determination, all Certificates theretofore executed and delivered under this Agreement other than:

          (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section
     2.07 or otherwise;

          (ii) Certificates for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates; provided that if such
                                                    --------
     Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite
- --------  -------
aggregate principal amount of Certificates Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Company or any Affiliate of the Company or the Owner Trustee or the Owner Participant or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates owned by the Company, or the Owner Trustee or the Owner Participant, which have been pledged in good faith may be regarded as Outstanding if the Company, or the Owner Trustee or the Owner Participant, as the case may be, establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Certificates and that the pledgee is not the Company, or the Owner Trustee or the Owner Participant or any Affiliate thereof.

          "Owner Participant" shall be the party specified as the "Owner
           -----------------
Participant" in the Participation Agreement, its successors and, to the extent permitted by Article VIII of the Trust Agreement and Section 8(l) of the Participation Agreement, its permitted successors and assigns.

          "Owner Trustee" means State Street Bank and Trust Company, a
           -------------
Massachusetts trust company, not in its individual capacity, but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Operative Documents.

          "Owner Trustee's Purchase Agreement" shall have the meaning specified
           ----------------------------------
therefor in the Lease.

          "Participation Agreement" shall have the meaning specified therefor in
           -----------------------
the Lease.

          "Parts" shall have the meaning specified therefor in the Lease.
           -----

          "Pass Through Certificates" means any of the Pass Through Certificates
           -------------------------
issued pursuant to any of the Pass Through Trust Agreements.

          "Pass Through Trust" means each pass through trust created pursuant to
           ------------------
the related Pass Through Trust Agreement.

          "Pass Through Trust Agreements" means the Pass Through Trust Agreement
           -----------------------------
dated as of February 1, 1992, as amended and restated as of May 1, 1995, between the Company and the Pass Through Trustee as supplemented by each of the two Pass Through Trust Supplements Nos. 1995- A1 and 1995-A2, each dated as of May __, 1995, as the same may from time to time be further amended, supplemented or otherwise modified.

          "Pass Through Trust Supplement" shall have the meaning specified for
           -----------------------------
the term "Trust Supplement" in the Pass Through Trust Agreement.

          "Pass Through Trustee" means First Security Bank of Utah, National
           --------------------
Association in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "Paying Agent" means any person acting as Paying Agent hereunder
           ------------
pursuant to Section 2.03.

          "Permitted Investment" means each of (i) obligations of, or guaranteed
           --------------------
by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service or Standard & Poor's Corporation; provided, however, that the
                                                    --------  -------
aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral.

          "Permitted Lien" shall have the meaning specified therefor in the
           --------------
Lease.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pre-Commencement Date Period" means, with respect to any Certificate,
           ----------------------------
the period commencing on the date of the original issuance of such Certificate and ending on and including the day immediately preceding the Commencement Date.

          "Premium" or "premium" shall have the meaning specified in Section
           -------      -------
6.01(b) hereto.

          "Premium Termination Date" means, with respect to a Certificate, the
           ------------------------
date set forth below opposite the Maturity Date of such Certificate:

                                     Premium
  Certificates    Maturity Date  Termination Date
- ----------------  -------------  ----------------
Series 777A-1
Certificate        [_________]     [_________]
Series 777 A-2
Certificate        [_________]     [_________]

          "Purchase Agreement" shall have the meaning specified therefor in the
           ------------------
Lease.

          "Purchase Option Date" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Record Date" for the interest or Installment Payment Amount payable
          ------------
on any Certificate on any Interest Payment Date or Installment Payment Date (other than the Maturity Date) for such Certificate, as the case may be, means the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or the related Installment Payment Date.

          "Redemption Date" means the date on which the Certificates are to be
           ---------------
redeemed or purchased pursuant to Section 6.01 or Section 6.02, as the case may be, as specified in the notice delivered pursuant to Section 6.03 hereof.

          "Redemption Price" means the price at which the Certificates are to be
           ----------------
redeemed or purchased, determined as of the applicable Redemption Date, pursuant to Section 6.01 or Section 6.02, as the case may be; provided, however, that in
                                                     --------  -------
the case of a Certificate which is issued at a discount which shall become due and payable (upon redemption, acceleration or otherwise) and shall be paid or shall be purchased during the Pre-Commencement Date Period, the Redemption Price or purchase price therefor shall be the amount payable upon such Certificate becoming due and payable and being paid during the Pre-Commencement Date Period as specified therein.

          "Refinancing Date" shall mean the date designated by the Lessee as the
           ----------------
date for a refinancing of the Certificates in accordance with Section 17 of the Participation Agreement.

          "Register" shall have the meaning specified therefor in Section 2.03.
           --------

          "Registrar" means any person acting as Registrar hereunder pursuant to
           ---------
Section 2.03.

          "Rent" shall have the meaning specified therefor in the Lease.
           ----

          "Replacement Airframe" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Replacement Engine" shall have the meaning specified therefor in the
           ------------------
Lease.

          "Responsible Company Officer" means, with respect to the Company, its
           ---------------------------
Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement.

          "Responsible Officer", with respect to the Owner Trustee or the
           -------------------
Indenture Trustee, shall mean any officer in its Corporate Trust Administration Department or any officer of the Owner Trustee or the Indenture Trustee, as the case may be, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Series 1995 777 A Certificate" means any Certificate issued by the
           -----------------------------
Owner Trustee under this Agreement substantially in the form of Exhibit A-1 or A-2, and any and all of the Series 1995 777 A Certificates issued in replacement or exchange thereof in accordance with the provisions hereof.

          "Special Purchase Option Date" shall have the meaning specified
           ----------------------------
therefor in the Lease.

          "Stipulated Loss Value" shall have the meaning specified therefor in
           ---------------------
the Lease.

          "Supplemental Rent" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Tax Indemnity Agreement" shall have the meaning specified therefor in
           -----------------------
the Lease.

          "Termination Value" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Treasury Yield" means, with respect to each Certificate to be
           --------------
redeemed or purchased, (x) in the case of a Certificate having a maturity less than one year after the applicable redemption or purchase date, the average yield to stated maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of the maturity of such Certificate or
(y) in the case of a Certificate having a maturity of one year or more after the applicable redemption or purchase date, the average yield to stated maturity of the most comparable United States Treasury Notes or Bonds as identified by an independent investment banker, corresponding in maturity to the Remaining Weighted Average Life (as defined below) of such Certificate (or, if there is no maturity corresponding to such Remaining Weighted Average Life, an interpolation of maturities by such independent investment banker), in each case under (x) and
(y) above determined by such independent investment banker based on the average of the yields to stated maturity determined from the bid prices on the fourth Business Day preceding the applicable redemption on purchase date. For purposes hereof, "Remaining Weighted Average Life" means, for any Certificate, at the redemption or purchase date of such Certificate, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the maturity date of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the redemption or purchase date and the regular distribution dates as of such scheduled payments of principal; by (b) the then outstanding principal amount (including accretion of discount) of such Certificate.

          "Trust Agreement" shall have the meaning specified therefor in the
           ---------------
Lease.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as
           -------------------
amended.

          "Trust Indenture and Mortgage" or "this Agreement" means this Trust
           ----------------------------      --------------
Indenture and Mortgage (1995 777 A), as the same may from time to time be supplemented, amended or modified.

          "Trust Indenture Estate" shall have the meaning specified for the term
           ----------------------
"Indenture Estate" hereunder.

          "Trust Office" shall mean the principal corporate trust office of the
           ------------
Owner Trustee located at 225 Franklin Street, Boston, Massachusetts 02110,
Attention: Corporate Trust Department, or at such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Company, the Indenture Trustee and each Holder.

          "Trust Supplement" means a supplement to the Trust Agreement and this
           ----------------
Agreement in the form of Exhibit C hereto.

          "Trustee's Liens" shall have the meaning specified therefor in Section
           ---------------
9.10.

          "United States" or "U.S." means the United States of America.
           -------------      ----

          "U.S. Government Obligations" means securities that are direct
           ---------------------------
obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States are pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.


                                   ARTICLE 2

                                THE CERTIFICATES

          Section 2.01.  Certificates; Title and Terms.  The Certificates issued
                         -----------------------------
hereunder shall be designated as Series 1995 777 A Certificates. The Installment Certificates and the Serial Certificates shall be substantially in the form set forth in Exhibit A-1 or A-2, respectively. The Certificates originally issued hereunder shall be dated the date of issuance thereof and shall be issued in the maturities and principal amounts and at the Original Issue Prices, shall provide for Commencement Date Cash Interest, if any, and shall bear interest during and after the Pre-Commencement Date Period at the rates per annum, in each case as specified in or determined pursuant to Exhibit
B. The principal of each Certificate, other than Installment Certificates, shall be payable in full on the Maturity Date for such Certificate. The principal of each Installment Certificate shall be payable in installments, on each Installment Payment Date, in amounts equal to the Installment Payment Amount for such Installment Payment Date. Each Certificate shall be issued to the Pass Through Trustee under each of the Pass Through Trust Agreements, as set forth in Exhibit B-2.

          The Certificates shall be issued in registered form only. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000.

          The Certificates are not redeemable or subject to purchase prior to maturity except as provided in this Agreement. Interest accrued on the Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Section 2.02.  Execution and Authentication.  (a)  Certificates shall
                         ----------------------------
be executed on behalf of the Owner Trustee by the manual or facsimile signature of its President, a senior vice president, a vice president, an assistant vice president, its treasurer, its secretary, an assistant secretary or an assistant treasurer.

          (b) If any officer of the Owner Trustee executing the Certificates no longer holds that office at the time the Certificate is executed on behalf of the Owner Trustee, the Certificate shall be valid nevertheless.

          (c) At any time and from time to time after the execution of the Certificates, the Owner Trustee may deliver such Certificates to the Indenture Trustee for authentication and, subject to the provisions of Section 2.10, the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of the Owner Trustee. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

          (d) A Certificate shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Owner Trustee by the manual or facsimile signature of an officer of the Owner Trustee as provided in Section 2.02(a) and until authenticated on behalf of the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee as provided in Section 2.02(c). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

          Section 2.03.  Registrar and Paying Agent.  The Indenture Trustee
                         --------------------------
shall maintain an office or agency where the Certificates may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.04 and 2.08) the Certificates may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates and to their transfer and exchange and the payments of Installment Payment Amounts thereon, if any. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

          The Indenture Trustee shall initially act as Registrar and Paying
Agent.

          Section 2.04.  Transfer and Exchange.  At the option of the Holder
                         ---------------------
thereof, Certificates may be exchanged for an equal aggregate principal amount of other Certificates of the same maturity and type and of any authorized denominations or transferred upon surrender of the Certificates to be exchanged or transferred at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.03. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Certificates, dated the same date as the Certificate or Certificates being replaced which the Holder making the exchange is entitled to receive.

          All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Owner Trustee, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

          Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Registrar may, as a condition to any transfer or exchange hereunder, require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

          The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption or purchase pursuant to such
Section 6.01 or 6.02.

          Section 2.05.  Holder Lists; Ownership of Certificates.  (a)  The
                         ---------------------------------------
Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, which list shall be available to the Owner Trustee or its representative (which may be the Owner Participant) and the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall be required to furnish to the Indenture Trustee semi-annually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders.

          (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of any Certificate, the

Owner Trustee, the Owner Participant, the Company, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name any Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payment of principal (including, subject to the provisions herein regarding the applicable Record Dates, Installment Payment Amounts) of, premium, if any, and interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of the Owner Trustee, the Indenture Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Section 2.06.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
any Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Certificate of the same type and having the same maturity, payable to the same Holder in the same principal amount and dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by it to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

          Section 2.07.  Cancellation.  The Registrar and any Paying Agent shall
                         ------------
forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Certificates.

          Section 2.08.  Payment on Certificates; Defaulted Principal and
                         ------------------------------------------------
Interest.  (a) The Indenture Trustee will arrange directly with any Paying Agent
- --------
for the payment, or the Indenture Trustee will make payment, all pursuant to
Section 2.09, of the principal of, premium, if any, and interest on the Certificates at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose to Section 2.03 hereof. All payments in respect of the Certificates shall be made in such coin or currency of the United States as at the time of payment in legal tender for payment of public and private debts. Payments (other than on the Maturity Date therefor or on the Redemption Date in respect of the redemption in whole thereof) on Certificates shall be made to the Holder thereof at the close of business on the relevant Record Date; provided, however, that the Paying Agent will, at the
                      --------  -------
request of the Indenture Trustee and may, at its option, pay such interest, premium or principal by check mailed to such Holder's address as it appears on the Register. Principal of Certificates and premium, if any, with respect thereto, shall (except as provided pursuant to the immediately preceding sentence) be payable only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office of the Paying Agent maintained for such purpose pursuant to Section 2.03.

          A Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under such Certificates and under the Participation Agreement shall have been paid in full.

          (b) Any Installment Payment Amount payable on an Installment Payment Date (other than the Maturity Date with respect to a Certificate) or any interest payable on an Interest Payment Date on any Certificate which is not punctually paid on such Installment Payment Date or such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the person in whose name any Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee, the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted

    Interest, as the case may be, shall be paid to the Persons in whose names the applicable Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Certificates may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

          (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of the Holders of the Certificates and the Indenture Trustee, all money held by the Paying Agent for the payment of the principal of, premium, if any, or interest and shall give to such Indenture Trustee notice of any default in the making of any such payment upon the Certificates. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

          Section 2.09.  Payment from Indenture Estate Only; Non-Recourse
                         ------------------------------------------------
Obligations.  All amounts payable by the Indenture Trustee and the Owner Trustee
- -----------
under the Certificates and this Agreement shall be made only from the income and proceeds of the Indenture Estate. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for the payment of such amounts, to the extent available for distribution to it as herein provided, and (b) none of the Owner Trustee, the Owner Participant or the Indenture Trustee is or shall be personally liable to the Holder of any Certificate for any amount payable under such Certificate or this Agreement or, except as expressly provided in this Agreement in the case of the Owner Trustee and the Indenture Trustee, for any liability thereunder.

          State Street Bank and Trust Company is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall State Street Bank and Trust Company (or any entity acting as successor trustee under the Trust Agreement) be personally liable for, or for any loss in respect of, any statements, representations, warranties, agreements or obligations hereunder or thereunder; provided that State Street Bank and Trust Company shall be liable hereunder in
- --------
its individual capacity, (i) for the performance of its agreements in its individual capacity under Section 8 of the Participation Agreement, (ii) for its own willful misconduct or gross negligence and (iii) for the failure to use ordinary care in the disbursement of funds. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement and the Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all of the rights, duties, immunities and obligations hereunder, and its predecessor

Owner Trustee and State Street Bank and Trust Company shall be released from all further duties and obligations hereunder, without prejudice to any claims against State Street Bank and Trust Company or such predecessor Owner Trustee for any default by State Street Bank and Trust Company or such predecessor Owner Trustee, respectively, in the performance of its obligations hereunder prior to such appointment.

          Section 2.10.  Execution, Delivery and Dating of Certificates upon
                         ---------------------------------------------------
Original Issuance.  The Owner Trustee shall issue and execute, and the Indenture
- -----------------
Trustee shall authenticate and deliver, the Certificates for original issuance upon payment to the Indenture Trustee of an amount equal to its Original Issue Price. Each Certificate shall (except for those issued pursuant to Section 2.04 or Section 2.06) be dated the date of its issuance.


                                   ARTICLE 3

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF FUNDS IN THE INDENTURE ESTATE

          Section 3.01.  [Reserved for Potential Future Use]

          Section 3.02.  Payment in Case of Redemption or Purchase of
                         --------------------------------------------
Certificates. Except as otherwise provided in Section 3.05, in the event the
- ------------
Certificates are redeemed or purchased in accordance with the provisions of
Section 6.01 or 6.02, the Indenture Trustee will apply on the Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Company or the Owner Trustee in the following order of priority:

          first, so much thereof as was received by the Indenture Trustee with
          -----
    respect to the amounts due to it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

          second, so much thereof remaining as shall be required to pay an
          ------
    amount equal to the Redemption Price on the Outstanding Certificates pursuant to Section 6.01 or 6.02, as the case may be, on the Redemption Date shall be applied to the redemption or purchase of the Certificates on the Redemption Date; and

          third, the balance, if any, thereof remaining thereafter shall be
          -----
    distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

          Section 3.03.  Application of Rent When No Indenture Event of Default
                         ------------------------------------------------------
Is Continuing.  Except as otherwise provided in Section 3.02, 3.04, 3.05 or
- -------------
3.06, each amount
of Excess Amount or Rent received by the Indenture Trustee from the Owner Trustee or the Company, together with any amount received by the Indenture Trustee pursuant to Section 8.03(e) shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such aggregate amount as shall be required to pay in
          -----
    full the interest, principal of, premium (to the extent received by the Indenture Trustee from the Company as Supplemental Rent), if any, then due on, all Outstanding Certificates shall be distributed to the Persons entitled thereto; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest, principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts;

          second, so much of such aggregate amount remaining as shall be
          ------
    required to pay any amount due the Indenture Trustee pursuant to Section
    9.06 shall be applied to pay the Indenture Trustee such amounts; and

          third, the balance, if any, of such aggregate amount remaining
          -----
    thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement.

          Section 3.04.  Application of Certain Payments in Case of Requisition
                         ------------------------------------------------------
or Event of Loss.  Except as otherwise provided in Section 3.05, any amounts
- ----------------
received directly or otherwise pursuant to the Lease from any governmental authority or other party pursuant to Section 10 of the Lease with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to said Section 10, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or otherwise pursuant to the Lease from any insurer pursuant to Section 11 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to said Section 11, shall, except as otherwise provided in the next sentence, be applied by the Indenture Trustee on behalf of the Owner Trustee in reduction of the Company's obligations to pay Stipulated Loss Value and the other amounts payable by the Company pursuant to Section 10 of the Lease and the remainder, if any, shall, except as provided in the next sentence, be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to the Company pursuant to the Lease, solely because a Lease Event of Default shall have occurred and be continuing, shall be held by the Indenture Trustee on behalf of the Owner Trustee as security for the obligations of the Company under the Lease and at such time as there shall not be continuing any Lease Event of Default or such earlier time as shall be provided for in the Lease, such portion shall be paid to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, unless the Indenture Trustee (as assignee from the Owner Trustee of the Lease) shall have theretofore declared the Lease to be in default pursuant to Section 15 thereof, in which event such portion shall be distributed forthwith upon such declaration in accordance with the provisions of Section
3.05 hereof.

          Section 3.05.  Payments During Continuance of Indenture Event of
                         -------------------------------------------------
Default.  All payments (except Excluded Payments) received and amounts held or
- -------
realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such payments or amounts as shall be required to
          -----
    pay the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

          second, so much of such payments or amounts remaining as shall be
          ------
    required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to the Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Owner Trustee and, to the extent permitted under the Lease, the Company), all in accordance with Section 8.03(c), shall be applied for such purposes;

           third, so much of such payments or amounts remaining as shall be
           -----
    required to pay the principal of, premium, if any, to the extent payable by the Owner Trustee pursuant to Section 6.0l(b)(ii) or to the extent received by the Indenture Trustee from the Company as Supplemental Rent, and accrued interest, on all Certificates Outstanding, whether by declaration of acceleration pursuant to Section 8.02 or otherwise, shall be applied to the payment of such interest, principal and premium, if any, and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

          fourth, the balance, if any, of such payments or amounts remaining
          ------
    thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default shall be continuing hereunder or the Certificates have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement; provided that at such time as one or more
                                       --------
    Lease Events of Default shall have occurred and any such Lease Event of Default shall have continued for a period of 180 days during which time the Certificates could, but shall not, have been accelerated pursuant to Section 8.02, such amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement so long as no Indenture Event of Default exists other than by virtue of such Lease Event of Default.

          Section 3.06.  Payments for Which Application Is Provided in Other
                         ---------------------------------------------------
Documents.  Except as otherwise provided in this Agreement, any payment received
- ---------
by the Indenture Trustee for which provision as to the application thereof is made in the Lease or any other Operative Document shall be distributed to the Person for whose benefit such payments were made. The Indenture Trustee shall be obligated to distribute any Excluded Payments received by the Indenture Trustee promptly upon receipt thereof by the Indenture Trustee to the Person entitled thereto.

          Section 3.07.  Payments for Which No Application Is Otherwise
                         ----------------------------------------------
Provided. Except as otherwise provided in Section 3.05:

          (a) any payment received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement, and

          (b) any payment received and amounts realized by the Indenture Trustee with respect to the Aircraft to the extent received or realized at any time after the conditions set forth in Article 10 for the satisfaction and discharge of this Agreement or for the defeasance of the Certificates shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such aggregate amount as shall be required to pay
          -----
    the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts; and
          second, the balance if any, of such aggregate amount remaining
          ------
    thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Trust Agreement.


                                   ARTICLE 4

                           COVENANTS OF OWNER TRUSTEE

          Section 4.01.  Covenants of the Owner Trustee.  The Owner Trustee
                         ------------------------------
hereby covenants and agrees that:

          (i) the Owner Trustee will duly and punctually pay the principal of, premium, if any, and interest on and other amounts due under the Certificates, provided it or the Indenture Trustee has funds in the Trust Estate for this purpose;

          (ii) the Owner Trustee will, in its individual capacity, not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity with respect to any of the properties or assets of the Indenture Estate;

          (iii) in the event an officer in the Corporate Trust Department of the Owner Trustee shall have Actual Knowledge of an Indenture Event of Default or Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default or Indenture Default or Event of Loss to the Indenture Trustee, the Owner Participant and the Company;

          (iv) except as contemplated by the Operative Documents, the Owner Trustee will not contract for, create, incur, assume or permit to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person; and

           (v) the Owner Trustee will not enter into any business or other activity other than owning the Aircraft, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Participation Agreement, the Trust Agreement and the other Operative Documents.

                                 ARTICLE 5

                     DISPOSITION, SUBSTITUTION AND RELEASE
              OF PROPERTY INCLUDED IN THE INDENTURE ESTATE DURING
                             CONTINUATION OF LEASE

          Section 5.01.  Disposition, Substitution and Release of Property
                         -------------------------------------------------
Included in the Indenture Estate During Continuation of Lease.  So long as the
- -------------------------------------------------------------
Lease is in effect:

          (a) Parts.  Any Parts and alterations, improvements and modifications
              -----
    in and additions to the Aircraft shall, to the extent required or specified by the Lease, become subject to the lien of this Agreement and be leased to the Company under the Lease; provided that, to the extent permitted by and
                                 --------
    as provided in the Lease, the Company shall have the right, at any time and from time to time, without any release from or consent by the Owner Trustee or the Indenture Trustee, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, the Aircraft. The Indenture Trustee agrees that, to the extent permitted by and as provided in the Lease, title to any such Part shall vest in the Company. The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Indenture Trustee in any Part as provided in this Section 5.01, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this Section
    5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this
    Section 5.01.

          (b) Substitution Under the Lease upon an Event of Loss Occurring to
              ---------------------------------------------------------------
    Airframe or Engines or upon Voluntary Termination of Lease with Respect to
    --------------------------------------------------------------------------
    Engines.  Upon (i) the occurrence of an Event of Loss occurring to the
    -------
    Airframe or an Engine, or (ii) a voluntary termination of the Lease with respect to an Engine, the Company, in accordance with the Lease, may, in the case of an Event of Loss which has occurred to the Airframe, or shall, except as provided in Section 10(b) of the Lease, in the case of an Event of Loss which has occurred to or termination of the Lease with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in
    Section 10 of the Lease, the Indenture Trustee shall release all of its right, interest and lien in and to the Airframe or such Engine in accordance with the provisions of the following two sentences. The Indenture Trustee shall execute and deliver to the Owner Trustee an instrument releasing its lien in and to the Airframe or such Engine and shall execute for recording in public offices, at the expense of the Owner Trustee (if requested by the Owner Trustee) or the Company (if requested by the Company), such instruments in writing as the Owner Trustee or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction.

Each of the Owner Trustee and the Company hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of a lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trustee or the Company.


                                   ARTICLE 6

                           REDEMPTION OF CERTIFICATES

          Section 6.01.  Redemption of Certificates upon Certain Events.  (a)
                         ----------------------------------------------
(i) If there shall be an Event of Loss to the Aircraft and the Aircraft is not replaced pursuant to Section 10(a)(ii) of the Lease, each Outstanding Certificate shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date.

          (ii) If there shall be an Event of Loss to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe and, as a result of such an Event of Loss, Lessor elects to receive payment for such Engine from Lessee pursuant to Section 10(b) of the Lease and Lessee shall not have elected to replace such Engine notwithstanding such election by Lessor, a portion of the principal of each Outstanding Certificate equal to the product obtained by multiplying the unpaid principal amount of such Certificate on the Redemption Date applicable to such partial redemption (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with a Maturity Date or an Installment Payment Date, the scheduled principal payment due on such Redemption Date is paid prior to the time the Redemption Price is calculated pursuant to this Section 6.0l(a)(ii) and applied to principal in accordance with Section 3.03 hereof) by _________________. The Redemption Price for each such Certificate shall be the sum of such portion of principal being redeemed plus the amount of interest accrued and unpaid to such Redemption Date on the principal amount of such Certificate to be redeemed on such Redemption Date (assuming, only for the purposes of this calculation, that, if, such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this Section 6.0l(a)(ii) and applied to interest in accordance with Section 3.03 hereof); provided that each Certificate shall receive, as to the principal thereof,
- --------
the same portion of such Redemption Price as the principal value of such Certificate at such Redemption Date represents of the total principal value of all Certificates Outstanding at such Redemption Date. Upon the occurrence of any partial redemption or redemptions pursuant to the preceding sentence the principal amount of each Outstanding Certificate shall be adjusted to take account of any such partial redemption or redemptions, and the Installment Payment Percentages applicable to any Installment Certificates issued hereunder shall be adjusted as provided for in the definition thereof. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(a) shall be the Lease Loss Payment Date.

          (b) If (i) the Lease shall be terminated by the Company at its option pursuant to Section 9(b) of the Lease or upon the purchase of the Aircraft by the Company at its option on a Special Purchase Option Date or the EBO Date pursuant to Section 19(b) of the Lease (unless the Company shall have elected to assume the rights and obligations of the Owner Trustee hereunder to the extent and as provided for in Section 8(r) of the Participation Agreement) or (ii) the Owner Trustee or the Owner Participant shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole on the Redemption Date and at the Redemption Price determined below.
Prior to the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this Section 6.01(b) shall be equal to an amount which an Independent Investment Banker (or, in the case of the deposit of estimated premium pursuant to Section 8.03(e)(ii), the Owner Trustee) determines to be equal to the greater of (x) the unpaid principal amount of such Certificate as at such Redemption Date together (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this Section 6.01(b) and applied to interest in accordance with Section 3.03 hereof) with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date and (y) the present value (computed in accordance with generally accepted financial practices on a semiannual basis at a discount rate equal to the Treasury Yield applicable to such Certificate as of such Redemption Date) as at such Redemption Date of (A) the regularly scheduled future payments of interest on such Certificate as required by the terms thereof and of this Agreement and (B) the regularly scheduled future payments of principal payable on such Certificate (the excess, if any, of the amount referred to in clause (y) of this sentence over the amount referred to in clause (x) constituting a "premium" or a "Premium"), plus, in either case, interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date. On or after the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this

Section 6.01(b) shall equal the unpaid principal amount of such Certificate as at such Redemption Date together with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date plus interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date and, in the case of either of the two immediately preceding sentences (but without duplication), if such Redemption Date is coincident with an Interest Payment Date, the regularly scheduled interest payment due on such Interest Payment Date. The Redemption Date for Certificates to be redeemed or purchased
(x) pursuant to clause (i) of this Section 6.01(b) shall be (A) in the case of a termination of the Lease pursuant to Section 9(b) thereof, the third Business Day following the Lease Termination Date, if any, or, in the case of purchase of the Aircraft by the Company pursuant to Section 19(b) of the Lease, the applicable Special Purchase Option Date or EBO Date and (y) pursuant to clause
(ii) of this Section 6.01(b), shall be the same date as if the redemption had occurred pursuant to Section 6.02. If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

          (c) Certificates may be redeemed if the Company shall have requested the Owner Trustee and the Owner Participant to effect a redemption thereof pursuant to Section 17 of the Participation Agreement as part of a refunding or refinancing, and if all the conditions to such refunding or refinancing set forth in such Section 17 of the Participation Agreement shall have been satisfied. In such event, each Outstanding Certificate may be so redeemed at a Redemption Price determined in accordance with the procedures described above in
Section 6.01(b); provided, however, that the applicable Redemption Date for
                 --------  -------
Certificates to be redeemed pursuant to this Section 6.01(c) shall be the applicable Refinancing Date under Section 17 of the Participation Agreement.

          Section 6.02.  Redemption or Purchase of Certificates upon Certain
                         ---------------------------------------------------
Indenture Events of Default.  If the Owner Trustee or the Owner Participant
- ---------------------------
shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date as determined below. The Redemption Date for Certificates to be redeemed or purchased pursuant to this Section 6.02 shall be the date specified in the notice given by the Owner Trustee to the Indenture Trustee pursuant to
Section 8.03(e)(ii). If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

          Section 6.03.  Notice of Redemption to Holders. Notice of redemption
                         -------------------------------
or purchase shall be given by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the Redemption Date, to each Holder of Certificates to be redeemed or purchased, at such Holder's address appearing in the Register; provided that, in the case of a redemption pursuant to Section
              --------
6.01(b)(1) related to Lessee's exercise of its option pursuant to Section 9(b) of the Lease, such notice shall be revocable and shall be deemed revoked in the event the Lease does not in fact terminate on the related Lease Termination Date.

          All notices of redemption shall state:

          (1)   the Redemption Date,

          (2) the applicable basis for determining the Redemption Price,

          (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Certificate, and that interest on Certificates shall cease to accrue on and after such Redemption Date, and

          (4) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption or purchase of Certificates to be redeemed or purchased shall be given by the Indenture Trustee.

          Section 6.04.  Deposit of Redemption Price.  On or before the
                         ---------------------------
Redemption Date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the Redemption Price for the Certificates to be redeemed or purchased on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 noon in immediately available funds the Redemption Price of the Certificates to be redeemed or purchased on the Redemption Date.

          Section 6.05.  Certificates Payable on Redemption Date.  Notice of
                         ---------------------------------------
redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 6.03), the Certificates shall, on the applicable Redemption Date, become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any Certificates then Outstanding shall cease to bear interest. Upon surrender of any such Certificate for redemption or purchase in accordance with said notice such Certificate shall be paid at the Redemption Price.

          If any Certificate called for redemption or purchase shall not be so paid upon surrender thereof for redemption or purchase, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.


                                   ARTICLE 7

                         MATTERS CONCERNING THE COMPANY

          Section 7.01.  Repayment of Monies for Certificate Payments Held by
                         ----------------------------------------------------
the Indenture Trustee.  Any money held by the Indenture Trustee or any Paying
- ---------------------
Agent in trust for any payment of the principal of, premium, if any, or interest on any Certificate, including without limitation any money deposited pursuant to
Article 10 and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Owner Trustee; and the Holders of any Outstanding Certificates shall thereafter, as unsecured general creditors, look only to the Company on behalf of the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided that the Indenture Trustee or
                                        --------
such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner Trustee as provided herein.

          Section 7.02.  Change in Registration.  The Indenture Trustee shall,
                         ----------------------
upon the request of the Company, consent to the deregistration of the Aircraft under the laws of the jurisdiction in which it is at the time registered and the registration of the Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:

          (a) such change in registration complies with the provisions of the Participatioin Agreement or the Lease;

          (b) no Lease Event of Default and no event which, with lapse of time or notice, or both, would become a Lease Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition (b) if the change in registration results in the registration of the Aircraft under the laws of the United States or if the Indenture Trustee in its discretion believes the change in registration would be advantageous to the Holders; and

          (c) the Indenture Trustee shall have received an opinion of counsel reasonably satisfactory to the Indenture Trustee to the effect that:

              (i) after giving effect to the change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a fully perfected lien and that all filing, recording or other action necessary to perfect and protect the lien of this Indenture has been accomplished (or if such opinion cannot be given at the time by which the Indenture Trustee has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Indenture Trustee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of the change in registration); and

              (ii) the terms of the Lease and this Agreement (including the governing law clauses) being legal, valid and binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in the Lease and this Agreement, respectively, which laws, however, do not in the opinion of such counsel make the remedies provided in the Lease and this Agreement, respectively, inadequate for the practical realization of the rights and benefits provided thereby.

The Indenture Trustee shall execute such documents as the Company or the Owner Trustee shall reasonably request in order to satisfy the above conditions and upon satisfaction of such conditions to effect the change in registration.

          Section 7.03.  Assumption of Obligations of Owner Trustee by the
                         -------------------------------------------------
Company.  In the event that the Company shall have elected to assume all of the
- -------
rights and obligations of the Owner Trustee under this Agreement in respect of the Certificates in connection with the purchase by the Company of the Aircraft pursuant to Section 8(r) of the Participation Agreement and, if on or prior to the Purchase Option Date:

          (a) the Company shall have delivered to the Indenture Trustee a certificate, dated the Purchase Option Date, of a Responsible Company Officer stating that the

    Company has paid to the Owner Trustee all amounts required to be paid to the Owner Trustee pursuant to Section 19(b) of the Lease in connection with such purchase and assumption;

          (b) no event which constitutes or, with the lapse of time or notice, or both, would become, an Event of Default under this Agreement after giving effect to the indenture supplement referred to below shall have occurred and be continuing immediately subsequent to such purchase or assumption and the Indenture Trustee shall have received a certificate, dated the Purchase Option Date, of a Responsible Company Officer to such effect;

          (c) the Indenture Trustee shall have received, on or prior to the Purchase Option Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below;

          (d) the Indenture Trustee shall have received an Opinion or opinions of Counsel for the Company, dated the Purchase Option Date, which without unusual qualification shall be to the effect that, after giving effect to the indenture supplement referred to below:

              (i) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Agreement, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Agreement inadequate for the practical realization of the rights and benefits provided for in this Agreement;

              (ii) the Aircraft is duly registered in compliance with applicable law;

              (iii) the Lien on the Aircraft constitutes a fully perfected Lien and all filing, recording or other action (specifying the same) necessary to perfect and protect the Lien of this Agreement has been accomplished;

              (iv) the Indenture Trustee would be entitled to the benefits of
          Section 1110 of the Bankruptcy Code with respect to the Aircraft; provided that such opinion may contain qualifications of the tenor
          --------
          contained in the opinion of special counsel for the Company delivered pursuant to Section 4(a)(xi)(b) of the Participation Agreement on the Delivery Date; and

              (v) no Holder will be required to recognize gain or loss for tax purposes in connection with such assumption; and

          (e) an indenture supplement reasonably satisfactory to the Indenture Trustee, dated the Purchase Option Date, shall have been executed by the Indenture Trustee and any other parties necessary thereto and shall have been delivered to the Indenture Trustee;

then, automatically and without the requirement of further action by any Person, effective as of the Purchase Option Date, the Owner Trustee shall be released from all of its obligations under the Agreement in respect of the Certificates or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Purchase Option Date or arising out of or based upon events occurring on or prior to the Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee).

          If, concurrent with an assumption pursuant to this Section 7.03, the Aircraft is being reregistered the Company must comply with the provisions of
Section 7.02 hereof.


                                   ARTICLE 8

                             DEFAULTS AND REMEDIES

          Section 8.01.  Indenture Events of Default.  The following events
                         ---------------------------
shall constitute "Indenture Events of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Indenture Event of Default shall be deemed to exist so long as, but only so long as, it shall not be remedied:

          (a) any amount of interest upon any Certificate or of principal of any Certificate or of premium, if any, in respect of any Certificate shall not be paid when due and payable (whether upon redemption or purchase, final maturity, acceleration or otherwise) and such default in payment shall continue for more than 10 days after such amount shall have become due and payable; or

          (b) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to observe or perform in any material respect any covenant or obligation required pursuant to Article 4 or clauses 1-5 under the Habendum Clause hereof or Section 8(b), 8(c), 8(g), 8(n) or 10 of the Participation Agreement or the failure by the Owner Participant to observe or perform in any material respect any covenant or obligation of it required pursuant to
    Section 8(b), 8(g) or 10 of the Participation Agreement, or, to the extent that the interest of the Indenture Trustee or any Holder of an Outstanding Certificate is adversely affected by such failure, in Section 4.01(a) of the Trust Agreement or the termination or revocation by the Owner Participant of the trust created by the Trust Agreement without the Indenture Trustee's prior written consent if, but only if, such failure or termination or revocation is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided that no Indenture Event of
                                        --------
    Default shall arise under this Section 8.01(b) solely as a result of a failure by the Owner Participant or the Owner Trustee to observe or perform any covenant contained in Section 8(g) of the Participation Agreement if all action necessary to discharge all Lessor Liens referred to in such Section shall have been taken and the Indenture Trustee and the Indenture Estate shall have been compensated for all claims, losses and expenses arising from the failure of the Owner Trustee or the Owner Participant, as the case may be, to observe and perform any such covenant; or

          (c) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, to observe or perform any other covenant or obligation of the Owner Trustee contained in this Agreement or in the Participation Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement which failure, in any case and either individually or together with other then existing failures, shall have a material adverse effect on the rights and interests of the Holders and is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided, however, that, if the Owner Trustee, in its
                  --------  -------
    individual capacity or as Owner Trustee, or the Owner Participant shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of any of them in attempting to cure such failure, such failure is not cured within said 30 day period but is curable with future due diligence, there shall exist no Indenture Event of Default as a consequence of such failure so long as the Owner Trustee in its individual capacity or as Owner Trustee or the Owner Participant is proceeding with due diligence to cure such failure, there exists no adverse effect on the Lien of this Agreement and such failure is in fact cured within a further period of 30 days; or

          (d) any material representation or warranty made by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant under the Participation Agreement, or by the Owner Trustee hereunder, or by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant in any document or certificate furnished to the Indenture Trustee in connection herewith or therewith or pursuant hereto or hereto, shall prove at any time to have been incorrect in any material respect as of the date made and such incorrectness shall remain material at the date of the notice referred to below and such incorrectness shall continue unremedied for a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; or

          (e) there shall be a Lease Event of Default other than any such Lease Event of Default arising by reason of nonpayment of any Excluded Payments when due; provided that any Lease Event of Default shall be deemed to exist
              --------
    and continue so long as, but only so long as, it shall not be remedied; or

          (f) either the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property; provided that an
                                                              -------- ----
    event referred to in this Section 8.01(f) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending any appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(f); or

          (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, and any such order or petition is not dismissed or stayed within 90 days after the earlier of the entering of any such order or the approval of any such petition; provided that an event referred to in this Section 8.01(g) with
              --------
    respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending an appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(g).

          Section 8.02.  Acceleration; Rescission and Annulment.  If an
                         --------------------------------------
Indenture Event of Default occurs and is continuing, either the Indenture Trustee, by notice to the Company and the Owner Trustee, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates, by notice to the Company, the Indenture Trustee, the Owner Trustee and the Owner Participant, may declare the principal of all the Certificates to be due and payable. Upon such declaration, the principal of all Certificates together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for, shall be immediately due and payable. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Holders of a majority in aggregate principal amount of all of the Outstanding Certificates, by notice to the Indenture Trustee, the Company, the Owner Trustee and the Owner Participant, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal on any Certificates which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all sums due and payable to the Indenture Trustee have been deposited with the Indenture Trustee,
(ii) the rescission would not conflict with any judgment or decree and (iii) all existing Indenture Defaults and Indenture Events of Default under this Agreement have been cured or waived except nonpayment of principal of, or interest on, the Certificates that has become due solely because of such acceleration.

          Section 8.03.  Other Remedies Available to Indenture Trustee.  (a)
                         ---------------------------------------------
After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease or as holder of a security interest in the Aircraft or Engines or otherwise, may, and when required pursuant to the provisions of Article 9 shall, exercise, subject to Sections 8.03(b), 8.03(e), 8.03(f) and 8.03(h), any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee pursuant to Section 15 of the Lease and this Article 8, may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom.

          (b) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, subject to Sections 8.03(e), 8.03(f) and 8.03(h), the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee, the Owner Participant and the Company once at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision
                          --------  -------
herein to the contrary, the Indenture Trustee may not provide the notice provided for above of its intention to sell any of the Indenture Estate, exercise remedies under the Lease or exercise other remedies against the Indenture Estate seeking to deprive the Owner Trustee or the Owner Participant of its rights therein unless a declaration of acceleration has been made pursuant to Section 8.02 or the Certificates have otherwise theretofore become due and payable through redemption or otherwise. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates, or any interest therein, may bid and become the purchaser at any such sale. No such sale may be consummated if the Owner Trustee shall, prior to the consummation thereof, have given notice pursuant to and made the deposit required by Section 8.03(e)(ii). The Indenture Trustee may exercise such right without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          (c) Subject to Sections 8.03(e) and 8.03(f), if an Indenture Event of Default has occurred and is continuing, the Owner Trustee shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which the Owner Trustee will be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner Trustee or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and, to the extent permitted by the Lease, the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

          If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft, the Indenture Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless
(i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to the Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

          (d) Subject to Sections 8.03(b), 8.03(e) and 8.03(f), the Indenture Trustee may proceed to protect and enforce this Agreement and the Certificates by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

          (e) (i) If the Company shall fail to make any payment of Basic Rent under the Lease when the same shall become due, and if such failure of the Company to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or the seventh or subsequent cumulative such failure, then as long as no Indenture Event of Default (other than arising from a Lease Event of Default not involving any failure to make any payments to which the Indenture Trustee or any Holder is entitled hereunder when due) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period provided for in
Section 14(a) of the Lease with respect to the payment of Basic Rent (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this
Section 8 prior to the occurrence of such later date), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue Basic Rent for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default (other than those arising from a Lease Event of Default) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period, if any, provided with respect to such failure on the part of the Company in Section 14 of the Lease (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this
Section 8 prior to the occurrence of such later date), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon on account of the delayed payment thereof to the date of such payments and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue payment for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. Upon any payment of Basic Rent by the Owner Participant or the Owner Trustee in accordance with the first sentence of this Section 8.03(e)(i), or upon any payment of any other sums by the Owner Participant or the Owner Trustee in accordance with the second sentence of this
Section 8.03(e)(i), the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture Trustee, as assignee hereunder of the Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other person as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other person, as aforesaid (but in each case only if all amounts of principal of, and interest at the time due and payable on, the Certificates together with interest due thereon on account of the delayed payment thereof shall have been paid in full); provided that neither the Owner
                                               --------
Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Company pursuant to this Section 8.03(e)(i) except by demanding of the Company payment of such amount or by proceeding by appropriate court action against the Company to enforce the payment of such amount pursuant to Section 15(f), but only said Section 15(f), of the Lease.

          (ii) In the event that (A) at any time one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated or (B) the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more, if such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease), the Owner Trustee or the Owner Participant may, at its option, give at least 30 days' prior irrevocable notice to the Indenture Trustee that the Owner Trustee or the Owner Participant will redeem or purchase all Certificates then outstanding on the Business Day specified in such notice and, concurrently with such notice, the Owner Trustee or the Owner Participant will deposit with the Indenture Trustee an amount sufficient to redeem or purchase at the applicable Redemption Price determined consistently with the applicable provisions of
Article 6 all Certificates then outstanding (including, if Section 6.01(b) is applicable, an estimate of the premium to be paid on the Redemption Date computed using the Treasury Yield determined as if the Redemption Date were the date of such notice) and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in Section 9.04. Upon the giving of such notice and the receipt by the Indenture Trustee of such deposit, the Indenture Trustee shall deem all instructions received from the Owner Trustee as having been given by the Holders of 100% of the outstanding principal amount of Certificates for all purposes of this Indenture. If such notice is given, the Owner Trustee further agrees that it will deposit or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Indenture Event of Default is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem or purchase at the applicable Redemption Price (including the premium actually payable in respect thereof) on such Redemption Date all Certificates then outstanding and to pay the Indenture Trustee all amounts then due it hereunder.

          (iii) Anything in this Agreement to the contrary notwithstanding the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15(a)-(f) of the Lease with respect to the Aircraft; provided,
                                                                --------
however, that such requirement to exercise one or more of such remedies under
- -------
the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in section 1110(a)(l)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the
                                        -------- -------  -------
requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Company's assumption during the Section 1110 period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any person or (E) is pursuant to a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the Bankruptcy Code and there is either no Lease Event of Default other than one arising solely from the Company's bankruptcy or any such other Lease Event of Default has been cured; provided, further, however, that the requirement to exercise one or more
       --------  ------- --------
of such remedies under the Lease during a Continuous Stay Period subsequent to the expiration of the Section 1110 period based upon a judicial stay as provided for in this clause (E) shall in any event cease to be applicable subsequent to the 120th day of such Continuous Stay Period. If the limitation upon cures of the Lessee's failure to pay Basic Rent as provided in Section 8.03(e)(i) would otherwise prohibit the Owner Participant or the Owner Trustee from making a payment to cure a Lease Event of Default for purposes of clause (E) above, the Owner Participant or the Owner Trustee shall nonetheless be entitled to make such payment. If the Indenture Trustee shall acquire title to the Aircraft through foreclosure during a Continuous Stay period without having exercised one or more of such remedies under the Lease by virtue of the Continuous Stay Period having continued beyond its 120th day as provided above in clause (E) and the Indenture Trustee shall have received prior to the 183rd day subsequent to its acquisition of title to the Aircraft, the proceeds from its sale of the Aircraft, the Indenture Trustee shall, notwithstanding any other provision of this Indenture, distribute to the Owner Trustee the amount, if any, by which such proceeds (net of the Indenture Trustee's costs and expenses (including the fees and expenses of counsel and other experts and agents retained by it), commissions and other costs and expenses with respect to such foreclosure, the maintenance and preservation of the Aircraft and such sale (including amounts in respect of any thereof paid by others to whom the Indenture Trustee has a reimbursement obligation) and any other amounts to which the Indenture Trustee is entitled pursuant to Section
9.06 or otherwise) exceed an amount equal to the aggregate of the principal amount of the Certificates outstanding on the date of such foreclosure, together with interest accrued thereon to such foreclosure date and an amount equal to the amount of interest that would have accrued (at the rate per annum applicable under the Certificates) on such principal amount from the date of such foreclosure to the date of the distribution by the Indenture Trustee of such proceeds for the benefit of the Holders if such principal amount had remained outstanding. References in this subsection (iii) to particular sections of the Bankruptcy Code as in effect on the date of the amendment and restatement of this Indenture shall include any substantially similar successor provisions.

          (f) Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), as long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action in violation of the Company's rights under the Lease, including, without limitation, (x) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (y) the Company's rights to possession and use of, and of quiet enjoyment of, the Aircraft.

          (g) Each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Company or to be an acquiescence therein.

          (h) Notwithstanding anything contained herein to the contrary, so long as the Pass Through Trustee is a Holder, the Indenture Trustee is not authorized or empowered to acquire title to the Indenture Estate, or to take any action with respect to any of the Indenture Estate so acquired by it, if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

          Section 8.04.  Waiver of Owner Trustee.  To the extent now or at any
                         -----------------------
time hereafter enforceable under applicable law, the Owner Trustee covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Owner Trustee acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 8.04 shall be deemed to be a waiver by the Owner Trustee of its rights under Section 8.03(e).

          The Indenture Trustee may maintain such a pleading, or, in any manner whatsoever, claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default under this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

          Section 8.05.  Waiver of Existing Defaults.  The Holders of a majority
                         ---------------------------
in the aggregate principal amount of the Outstanding Certificates by notice to the Indenture Trustee may waive on behalf of the Holders an existing Indenture Default or Indenture Event of Default and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or interest on any Certificate or (ii) in respect of a covenant or provision hereof which pursuant to Section 11.02 cannot be amended or modified without the consent of the Holder affected.

          Section 8.06.  Control by Majority.  (a)  The Holders of a majority in
                         -------------------
aggregate principal amount of the Outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would subject the Indenture Trustee to personal liability.

          (b) The Owner Trustee may pursuant to the direction and instruction of the Owner Participant by delivery of written notice to the Indenture Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such Officers' Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders holding the requisite proportion of certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

          Section 8.07.  Limitation on Suits by Holders.  A Holder may pursue a
                         ------------------------------
remedy under this Agreement or thereunder only if:

          (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default under this Agreement;

          (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates make a written request to the Indenture Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

          (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Certificates do not give the Indenture Trustee a direction inconsistent with the request.

          A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          Section 8.08.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Agreement the right of any Holder to receive payment of principal of, premium, if any, and interest on such Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 8.09.  Indenture Trustee May File Proofs of Claim.  The
                         ------------------------------------------
Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.


                                   ARTICLE 9

                               INDENTURE TRUSTEE

          Section 9.01.  Duties of Indenture Trustee.  (a)  The Indenture
                         ---------------------------
Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (b) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received except as otherwise provided in any other Operative Document. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

          Section 9.02.  Rights of Indenture Trustee.  (a)  The Indenture
                         ---------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company or the Owner Trustee after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Company, the written advice of counsel acceptable to the Owner Trustee, the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company or the Owner Trustee.

          (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; provided that, so long as no Lease Event of Default shall have
          --------
occurred and be continuing no such agents shall be appointed by the Indenture Trustee without the consent of the Company and the Owner Trustee, which consent shall, in each case, not be unreasonably withheld.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) If an Indenture Event of Default under this Agreement has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          Section 9.03.  Individual Rights of Indenture Trustee.  The Indenture
                         --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee, the Company or an Affiliate of the Owner Trustee or the Company or a subsidiary of the Owner Trustee or the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights.

          Section 9.04.  Funds May Be Held by Indenture Trustee or Paying Agent;
                         -------------------------------------------------------
Investments.  Any monies (including without limitation for purpose of this
- -----------
Section 9.04 Permitted Investments constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing or (ii) at any time and from time to time, so long as no Lease Event of

Default shall have occurred and be continuing, at the request (given directly by the Company to the Indenture Trustee) of the Company acting as the Agent of the Owner Trustee, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided that the Company pursuant to Section 22 of the Lease, on
               --------
behalf of the Owner Trustee, as agent of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Lease Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, on behalf of the Owner Trustee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Lease Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this
Section 9.04.

          Section 9.05.  Notice of Defaults.  If an Indenture Event of Default
                         ------------------
under this Agreement occurs and is continuing and the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall (i) promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant and (ii) within 90 days after it occurs, mail to each Holder notice of all uncured Indenture Events of Default under this Agreement. Except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders. In addition, if an Indenture Default under this Agreement occurs and is continuing and if the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant.

          Section 9.06.  Compensation and Indemnity.  (a) The Owner Trustee
                         --------------------------
shall pay to the Indenture Trustee from time to time (i) reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)), and (iii) indemnification against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder except
(A) as such expenses or loss or liability might result from the negligence or willful misconduct of the Indenture Trustee or the inaccuracy of any representation or warranty of the Indenture Trustee in its individual capacity in Section 8 of the Participation Agreement, (B) as otherwise provided in
Section 9.10 hereof and (C) as otherwise excluded by the terms of Sections 7(b) and 7(c) of the Participation Agreement from the Company's indemnities under said Sections; provided that the Indenture Trustee shall not make any claim
               --------
under this Section 9.06(a) for any claim or expense indemnified against by the Company under the Participation Agreement without first making demand on the Company for payment of such claim or expense. The Indenture Trustee shall notify the Owner Trustee and the Company promptly of any claim for which it is entitled to be indemnified hereunder. Subject to the conditions and procedures equivalent to those set forth in Sections 7(b) and 7(c) of the Participation Agreement, the Owner Trustee shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Owner Trustee shall pay the reasonable fees and expenses of such counsel. The Owner Trustee need not pay for any settlement made without its and the Company's consent.

          (b) To secure the payment obligations of the Owner Trustee pursuant to this Section 9.06, the Indenture Trustee shall have a lien prior to that of the Holders of the Certificates on all money or property held or collected by the Indenture Trustee, except that held in trust to pay the principal of and interest and premium, if any, on the Certificates.

          Section 9.07.  Replacement of Indenture Trustee.  (a)  The resignation
                         --------------------------------
or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

          (b) The Indenture Trustee may resign by giving at least 30 days' prior written notice to the Company and the Owner Trustee. The Holders of a majority in aggregate principal amount of the Outstanding Certificates may remove the Indenture Trustee by giving at least 30 days' prior written notice to the Indenture Trustee, the Owner Trustee and the Company and may appoint a successor Indenture Trustee for such Certificates with the Owner Trustee's and (so long as no Lease Event of Default is continuing) the Company's consent. The Owner Trustee may remove the Indenture Trustee if:

          (1) the Indenture Trustee fails to comply with Section 9.09;

          (2) the Indenture Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

          (4) the Indenture Trustee becomes incapable of acting.

          (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee for any reason, the Owner Trustee shall promptly appoint a successor Indenture Trustee which will (so long as no Lease Event of Default is continuing) be approved by the Company.

          (d) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, the Owner Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Certificates may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee fails to comply with Section 9.09, any Holder may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee.

          (f) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Company and to the Owner Trustee. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the lien provided for in Section 9.06. The Company shall give notice of each appointment of a successor Indenture Trustee if there are Certificates outstanding, by mailing written notice of such event by first-class mail to the Holders.

          (g) All provisions of this Section 9.07 except subparagraphs (b)(l) and (e) and the words "subject to the lien provided for in Section 9.06" in subparagraph (f) shall apply also to any Paying Agent.

          Section 9.08.  Successor Indenture Trustee, Agents by Merger, etc.  If
                         --------------------------------------------------
the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

          Section 9.09.  Eligibility; Disqualification.  This Agreement shall at
                         -----------------------------
all times have an Indenture Trustee which (i) shall have a combined capital and surplus of at least $75,000,000 or (ii) shall have a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and which, in any case, shall be a Citizen of the United States. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

          In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.10.  Trustee's Liens.  The Indenture Trustee in its
                         ---------------
individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate which are either (i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents, or (ii) which are attributable to the Indenture Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

          Section 9.11.  Withholding Taxes; Information Reporting.  The
                         ----------------------------------------
Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law. Such withholding by the Indenture Trustee shall in no event give rise to an Indenture Event of Default.

          Section 9.12.  Additional Collateral.  (a)  From time to time the
                         ---------------------
Owner Participant may pledge Additional Collateral to the Indenture Trustee as part of the Indenture Estate and in connection with such Additional Collateral shall deliver to the Indenture Trustee evidence of such filings and recordings necessary to establish and perfect the Lien of this Indenture in such Additional Collateral. Such Additional Collateral shall be held in trust by the Indenture Trustee as part of the Indenture Estate until released by the Indenture Trustee pursuant to clause (b) below or otherwise in accordance with the applicable security agreement.

          (b) Provided that all payments of principal and interest on the Certificates due and payable on the tenth Interest Payment Date have been made, on such Interest Payment Date, the Indenture Trustee shall, unless otherwise directed by the Owner Trustee or the Owner Participant, release any Additional Collateral from the Lien of this Indenture, provided, however, that the Owner
                                            --------  -------
Trustee or the Owner Participant shall be responsible for the preparation and recording of all filings and recordings necessary to release such Additional Collateral from the Lien of this Indenture.


                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE; DEFEASANCE;
                           TERMINATION OF OBLIGATIONS

          Section 10.01.  Satisfaction and Discharge of Agreement; Defeasance;
                          ----------------------------------------------------
Termination of Obligations.  Subject to Section 10.02, this Agreement shall
- --------------------------
cease to be of further effect, and the Owner Trustee and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations with respect to the Certificates (and the Indenture Trustee, on demand and at the expense of the Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates), when

          (a) (i) all Certificates theretofore executed and delivered (other than (A) Certificates which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section 2.06 and
    (B) Certificates for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Certificates not theretofore delivered to the Indenture Trustee for cancellation

                (A) have become due and payable (whether upon stated maturity or as a result of redemption), or

                (B) will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit and such redemption either is a redemption without possibility of premium or, as of the date of such deposit, any premium which may be payable in connection therewith has been actually determined) at maturity or on a Redemption Date within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates not theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of, the actual premium, if any, and interest on the Certificates to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof or to the Redemption Date thereof, as the case may be; or

          (iii) (A) the Owner Trustee, subsequent to the Commencement Date, has deposited or caused to be deposited irrevocably (except as provided in
    Section 10.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge each installment of principal of and interest on the Outstanding Certificates on the dates such payments of principal or interest are due (including as a result of redemption without the possibility of the payment of premium in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit), and no Lease Event of Default under either Section 14(f) or 14(g) of the Lease shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date; provided, however, that, upon the making of the deposit referred to
          --------  -------
    above in this clause (A), the right of the Owner Trustee or the Company to cause the redemption of Certificates (except a redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

          (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default under, this Agreement or a default or event of default under any other agreement or instrument to which the Owner Trustee or the Company is a party or by which it is bound; and

          (C) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner Trustee of its option under this Section 10.01(a)(iii) and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

          (b) all other amounts then due and payable hereunder have been paid and no notice of a redemption of the Certificates with the possibility of the payment of premium has been delivered by the Indenture Trustee; and

          (c) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01, have been complied with.

          Section 10.02.  Survival of Certain Obligations.  Notwithstanding the
                          -------------------------------
provisions of Section 10.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.08, Section 7.01, Section 9.11, Section 10.03 and
Section 10.04, the rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

          Section 10.03.  Monies to Be Held in Trust.  All moneys and U.S.
                          --------------------------
Government Obligations deposited with the Indenture Trustee pursuant to Section
10.01 shall be held in trust and applied by it, in accordance with the provisions of the Certificates and this Agreement, to the payment either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders, of all sums due and to become due thereon for principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          Section 10.04.  Monies to Be Returned to Owner Trustee.  The Indenture
                          --------------------------------------
Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 on the Certificates for which money or U.S. Government Obligations have been deposited pursuant to Section 10.01.

                                   ARTICLE 11

                             AMENDMENTS AND WAIVERS

          Section 11.01.  Amendments to this Agreement Without Consent of
                          -----------------------------------------------
Holders.  The Owner Trustee and the Indenture Trustee may enter into one or more
- -------
agreements supplemental hereto without the consent of any Holder for any of the following purposes:

      (1) to correct any mistake or cure any ambiguity, defect or inconsistency herein or in the Certificates or to make any change not inconsistent with the provisions hereof; provided that such change does not adversely affect
                           --------
    the interests of any Holder;

      (2) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

      (3) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders;

      (4) to correct or amplify the description of any property at any time subject to the lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the lien of this Agreement or to subject to the lien of this Agreement the Airframe or Engines or airframe or engines substituted for the Airframe or Engines in accordance herewith or with the Lease; provided that
                                                                  --------
    Trust Supplements entered into for the purpose of subjecting to the lien of this Agreement the Airframe or Engines in accordance with the Lease need only be executed by the Owner Trustee and the Indenture Trustee;

      (5) to add to the covenants of the Owner Trustee, for the benefit of the Holders, or to surrender any rights or power herein conferred upon the Owner Trustee or the Owner Participant;

      (6) to add to the rights of the Holders;

          (7) to provide for the assumption by the Company of the obligations of the Owner Trustee hereunder in accordance with the terms and conditions applicable thereto specified in Section 7.03; or

          (8) to include on the Certificates any legend as may be required by applicable law.

          Section 11.02.  Amendments to this Agreement with Consent of Holders.
                          ----------------------------------------------------
(a) With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Certificates, the Owner Trustee and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Holders;

provided, however, that, an amendment under this Section 11.02 may not:
- --------  -------

          (1) reduce the principal amount of, premium, if any, or any installment of interest on, any Certificate; or

          (2) change the date on which any principal amount of, any Installment Payment Amount payable with respect to, premium, if any, or interest on any Certificate, is due or payable; or

          (3) create any Lien on the Indenture Estate prior to or pari passu
                                                                  ---- -----
    with the Lien thereon under this Agreement except such as are permitted by this Agreement, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Agreement; or

          (4) reduce the percentage in principal amount of the Outstanding Certificates, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

          (5) make any change in Sections 8.05, 8.08 or Section 11.02(a).

          (b) It is not necessary under this Section 11.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

          (c) Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 11.02, the Indenture Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders, as the names and addresses of such Holders appear on the Register. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

          Section 11.03.  Revocation and Effect of Consents.  Until an amendment
                          ---------------------------------
or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder, even if notation of the consent is not made on any Certificate. However, any such Holder or subsequent Holder may revoke the consent as to his Certificate if the Indenture Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder affected by such amendment or waiver.

          Section 11.04.  Notation on or Exchange of Certificates.  The
                          ---------------------------------------
Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may execute new Certificates that reflect the amendment or waiver.

          Section 11.05.  Indenture Trustee Protected.  The Indenture Trustee
                          ---------------------------
need not sign any supplemental agreement that adversely affects its rights.

          Section 11.06.  Amendments, Waivers, etc. of Other Operative
                          --------------------------------------------
Documents. (a) Subject to Section 11.01, without the consent of the Holders of a majority in principal amount of Outstanding Certificates, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of
            --------  -------
this Section 11.06 may be taken without the consent of the Indenture Trustee or any Holder.

          (b) Subject to the provisions of subsection (c) of this Section 11.06, the respective parties to the Participation Agreement, the Lease and the Trust Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

          (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as originally executed: Section 2, Section 3(a) (if the result thereof would be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity Date of the Certificates), Section 3(d) (except to the extent such Section relates to amounts payable (whether directly or pursuant to the Indenture) to Persons other than Holders and the Indenture Trustee in its individual capacity), Section 3(e) (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (other than as such Sections 3(a), 3(d) and 3(e) may be amended pursuant to Section 3(c) of the Lease as originally executed),
    Section 4, Section 6, Sections 9(b) through (d) (except that further restrictions may be imposed on the Company), Section 10 (except that additional requirements may be imposed on the Company), Section 11 (except for Section 11(e) and except that additional insurance requirements may be imposed on the Company), Section 12 (except in order to increase the Company's liabilities or enhance the Lessor's rights thereunder), Section 13 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation Act),
    Section 14 (except to impose additional or more stringent Lease Events of Default), Section 15 (except to impose additional remedies), Section 16 (except to impose additional requirements on the Company), Section 18,
    Section 20, Section 22 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b);

    provided that in the event an Indenture Event of Default shall have occurred
    --------
    and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided further that without the prior consent of
                             -------- -------
    the Owner Trustee, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Sections 1 (to the extent any modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso), 3(c), 4, 5, 6 (to the extent such action would reduce the Company's obligations), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16
    (insofar as it relates to the Lessor), 18, 19 and 21 of the Lease, or any other Section of the Lease to the extent such action shall affect the amount or timing of any amounts payable by the Company under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under Article 3; and provided further that the parties to the Lease may take any such
           -------- -------
    action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Company's rights or obligations with respect to, Excluded Payments;

          (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;

          (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Sections 1(b),
    Section 7 (insofar as such Section 7 relates to the Indenture Trustee and the Holders), Section 8, Section 11 and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

          (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such other provision shall not adversely affect the interests of the Holders.

          (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection
(b) of this Section 11.06 and anything in such subsections or elsewhere in this Agreement to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate affected thereby,

          (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent or stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon termination of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, premium, if any, and interest on the Certificates, as the case may be, to be made from such installment of Basic Rent or

    Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, EBO Percentage, Special Termination Value Percentages, or any other amounts payable under, or as provided in, the Lease as originally executed upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Lease Loss Payment Date, and premium, if any, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as originally executed upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and premium, if any, of Certificates at the time Outstanding, or

          (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Company from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, except for any such assignment pursuant to Section 8(u) of the Participation Agreement, and except as provided in the Lease as originally executed.

          For the purposes of this Article 11, during the Pre-Commencement Date Period, the "principal amount" of Outstanding Certificates shall include the amount equal to that portion of the difference between the Original Issue Price and the Original Principal. Amount for any Certificate originally issued at a discount which corresponds to the period from the date of issuance thereof to and including the Commencement Date.


                                   ARTICLE 12

                                 MISCELLANEOUS

          Section 12.01.  Notices.  (a)  Unless otherwise specifically provided
                          -------
for herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by hand-delivery, overnight courier service, mail, telex or telecopier addressed as indicated below and any such notice shall be effective, in the case of hand-delivery, when delivered, in the case of overnight courier service, one Business Day after delivery with charges paid to a courier service with instructions for overnight delivery, in the case of mail, three Business Days after delivery to the postal service with certified or registered mail charges paid, in the case of telex, upon receipt of a telex answerback and, in the case of telecopier, upon transmittal:

          if to the Company, to:

                United Air Lines, Inc.
                P.O. Box 66100
                Chicago, Illinois  60666
                Attention:  Vice President and Treasurer
                Telecopier:  (708) 952-5204

          or if by overnight courier, to:

                1200 East Algonquin Road
                Elk Grove Township, Illinois  60007
                Attn:  Vice President and Treasurer
                Telecopier: (708) 952-5204

          if to the Indenture Trustee, to:

                First Security Bank of Utah,
                National Association
                79 South Main Street
                Salt Lake City, Utah  84111
                Attention:  Corporate Trust Department
                Telecopier:  (801) 246-5053
                Telex No.:   3789450

          if to the Owner Trustee, to:

                State Street Bank and Trust Company
                225 Franklin Street
                Boston, Massachusetts  02110

          or if by overnight courier, to:

                Two International Place
                Boston, Massachusetts  02110
                Telecopier:  (617) 664-5371

                with a copy to the Owner Participant
          if to the Owner Participant, to:

                [________________]

          (b) The Company, the Owner Trustee, the Indenture Trustee or the Owner Participant by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication to Holders of the Certificates shall be mailed by first-class mail to the addresses for Holders shown on the Register kept by the Registrar and to addresses filed with the Indenture Trustee for other Holders. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of such Certificates of that or any other Series entitled to receive notice.

          (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

          (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Indenture Trustee and to each Paying Agent at the same time.

          (f) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

          Section 12.02.  [Reserved for Potential Future Use]

          Section 12.03.  [Reserved for Potential Future Use]

          Section 12.04.  Rules by Indenture Trustee and Agents.  The Indenture
                          -------------------------------------
Trustee may make reasonable rules for action by or a meeting of the Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

          Section 12.05.  Non-Business Days.  If a payment date is not a
                          -----------------
Business Day at a place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          Section 12.06. GOVERNING LAW.  THIS AGREEMENT AND THE CERTIFICATES
                         -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

          Section 12.07.  No Recourse Against Others.  No director, officer,
                          --------------------------
employee or stockholder, as such, of the Company, the Owner Trustee or the Owner Participant, as the case may be, shall have any liability for any obligations of the Company, the Owner Trustee or the Owner Participant, as the case may be, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

          Section 12.08.  Execution in Counterparts.  This Agreement may be
                          -------------------------
executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.


                                   ARTICLE 13

                 ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

          Section 13.01.  Actions to Be Taken upon Termination of Lease.  Upon
                          ---------------------------------------------
any of:

          (a) the voluntary termination of the Lease by the Company pursuant to
    Section 9(b) thereof on the Lease Termination Date, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price of all Outstanding Certificates, or

          (b) the purchase of the Aircraft by the Company at its option pursuant to Section 19(b) of the Lease on a Special Purchase Option Date or the EBO Date as the case may be (unless the Company shall have elected to assume all of the rights and obligations of the Owner Trustee hereunder as provided for in Section 8(r) of the Participation Agreement), and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the applicable Redemption Date of all Outstanding Certificates, or

          (c) the termination of the Lease, on the Lease Loss Payment Date, following an Event of Loss suffered by the Airframe under circumstances where the Company does not exercise its option to substitute a Replacement Airframe therefor pursuant to Section 10(a)(ii) of the Lease, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Certificates, or

          (d) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01, or

          (e) the voluntary termination of the Lease with respect to an Engine pursuant to Section 10(b) thereof, and upon the payment of Stipulated Loss Value with respect to such Engine,

the Lien of this Agreement on the Indenture Estate, in the case of (a), (b), (c) and (d) above, and on such Engine, in the case of (e) above shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates and the Lien on amounts due from the Company under the Lease necessary to pay the Certificates or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company or the Owner Trustee to evidence such termination.

          IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereunto duly authorized.


                              STATE STREET BANK AND TRUST
                                 COMPANY
                                    not in its individual capacity,
                                    except as expressly provided herein,
                                    but solely as Owner Trustee


                              By: ______________________________________
                                  Name:
                                  Title:


                              FIRST SECURITY BANK OF UTAH,
                                 NATIONAL ASSOCIATION
                                  as Indenture Trustee


                              By: ______________________________________
                                  Name:
                                  Title:

                                                            Exhibit A-1 to
                                                            Trust Indenture and
                                                            Mortgage


              Form of Series 1995 777 A Installment Certificates
              --------------------------------------------------

$_______________ (Original Issue Price)                             No. _____

$_______________ (Original Principal Amount)

                         SERIES 1995 777 A CERTIFICATE

                      STATE STREET BANK AND TRUST COMPANY
                        Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                         Trust Agreement (1995 777 A)
                            Dated as of May 1, 1995

                   Issued in connection with Aircraft N777UA
                                   Leased to
                            UNITED AIR LINES, INC.

Date of Issuance:  _________, 1995                    MATURITY DATE
                                                      -------------
                                                      _______ , 20__

INTEREST RATE PER ANNUM:  __%

COMMENCEMENT DATE
   CASH INTEREST:  $
                    --------

            State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1995 777 A), dated as of May 1, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement") for value received, hereby promises to pay to _________________ or registered assigns the principal sum in Dollars equal to the Original Principal Amount specified above in installments on each Installment Payment Date as provided for herein below with the final installment due and payable on the Maturity Date specified above (provided, however, that, if the obligations evidenced by this
           -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issuer Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each October 19 and April 19 in each year, commencing on October 19, 1995 (provided, however, that, if the obligations evidenced by this
 --------  -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be an amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Mortgage (1995 777 A), dated as of May 1, 1995 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

            The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premiums if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Installment Payment
- --------  -------
Amounts (other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

            This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

            Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

            As more fully provided in the Indenture, on each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date as specified on Exhibit B-1 hereto (provided that, after the
                                                 --------
occurrence of any partial redemption or redemption pursuant to clause (ii) of
Section 6.01(a) of the Indenture, the "Installment Payment Percentage" for each Installment Payment Date subsequent to the applicable Redemption Date shall be redetermined as provided for in the Indenture) multiplied by the Original Principal Amount of this Certificate specified above.

            As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium if any, plus accrued interest thereon to the Redemption Date.

            If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

            By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

            The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its Obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

            The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

            The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premiums, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

            As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

            No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

            IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.



                                          STATE STREET BANK AND TRUST
                                             COMPANY
                                             not in its individual capacity,
                                             but solely as Owner Trustee


                                    By:
                                        ----------------------------------
                                        Title:

            INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Indenture.


                                    FIRST SECURITY BANK OF UTAH,
                                       NATIONAL ASSOCIATION
                                      as Indenture Trustee



                                    By:
                                        ----------------------------------
                                        Authorized officer and signatory

                                                            Exhibit A-2 to
                                                            Trust Indenture and
                                                            Mortgage

               Form of Series 1995 777 A Serial Certificates
               ---------------------------------------------

$________ (Original Issue Price)                                    No. _____

$_________ (Original Principal Amount)



                         SERIES 1995 777 A CERTIFICATE

                      STATE STREET BANK AND TRUST COMPANY
                        Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                         Trust Agreement (1995 777 A)
                            Dated as of May 1, 1995

                   Issued in connection with Aircraft N777UA
                                   Leased to
                            UNITED AIR LINES, INC.

Date of Issuance:  _________, 1995                    MATURITY DATE
                                                      -------------
                                                      _______ , 199__

INTEREST RATE PER ANNUM:  ____%

COMMENCEMENT DATE
   CASH INTEREST:  $
                    --------

            State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1995 777 A), dated as of May 1, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to _________________ or registered assigns the principal sum in dollars equal to the Original Principal Amount specified above on the Maturity Date specified above (provided, however, that, if the
                                      --------  -------
obligations evidenced by this Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issue Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each October 19 and April 19 in each year, commencing on October 19, 1995
(provided, however, that, if the obligations evidenced by this
 --------  -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be the amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment the accrual at the Interest Rate Per Annum specified above of interest on the Original Issue Price specified above from the date of issuance of this Certificate to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Mortgage (1995 777 A), dated as of May 1, 1995 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

            The interest so payable and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premium if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option
- --------  -------
of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

            This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

            Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

            As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption, on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium, if any, plus accrued interest thereon to the Redemption Date.

            If an Indenture Event of Default shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

            By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

            The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

            The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

            The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

            As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

            No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

            IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

                                    STATE STREET BANK AND TRUST
                                        COMPANY
                                          not in its individual capacity,
                                          but solely as Owner Trustee


                                    By:
                                        ----------------------------------
                                        Title:

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Indenture.

                                        FIRST SECURITY BANK OF UTAH,
                                          NATIONAL ASSOCIATION
                                          as Indenture Trustee


                                        By
                                          --------------------------------
                                          Authorized Officer or signatory
                                          Title:

                                                            Exhibit B to
                                                            Trust Indenture and
                                                            Mortgage



                        MATURITY DATES, PRINCIPAL AMOUNTS AND
                        -------------------------------------
                   INTEREST RATES OF SERIES 1995 777 A CERTIFICATES
                   ------------------------------------------------


                                                 ORIGINAL COMMENCEMENT
                                      PRINCIPAL   ISSUE    DATE CASH  INTEREST RATE
                   MATURITY DATE       AMOUNT     PRICE     INTEREST    PER ANNUM
                   -------------      ---------  -------- ----------- -------------
Series 1995 777 A1  [________]        $[_____]  $[_____]  $[________]  $[_______]

Series 1995 777 A2  [________]        $[_____]  $[_____]  $[________]  $[_______]

                                                            Trust Indenture and
                                                            Mortgage



       Installment Payment Dates and Installment Payment Percentages
       -------------------------------------------------------------

                    Installment Certificates shall be those
                Certificates with the following Maturity Dates:

          Installment Certificate No. 1 - Maturity Date: [_________]

                                                       Corresponding
Installment Payment       Installment Payment      Aggregate Installment
       Date                   Percentage              Payment Amount
- -------------------       -------------------      ---------------------
[                 ]       [                ]%      $[                ]


[                 ]       [                ]%       [                ]


TOTAL                           100.00000000%      $[                ]
                                -------------      -------------------

                                     B-1-2


          Installment Certificate No. 2 - Maturity Date: [_________]

                                                       Corresponding
                                                       -------------
 Installment Payment      Installment Payment      Aggregate Installment
 -------------------      -------------------      ---------------------
        Date                  Percentage              Payment Amount
        ----                  ----------              --------------
                                            %




TOTAL                         100.00000000%             $
                              -------------              -----------------

                                                            Exhibit B-2 to
                                                            Trust Indenture and
                                                            Mortgage


                Issuance of Series 1995 777 A Certificates
                ------------------------------------------

            The Series 1995 777 A Certificates issued hereunder shall be issued to and shall be payable to each of the Pass Through Trustees under the Pass Through Trust Agreements with respect to the grantor trusts created thereby, in each case as set forth below:

1995-Al Trust:
      [_____]% Certificate due [_________]

1995-A2 Trust:
      [_____]% Certificate due [_________]

                                   [Trust Indenture and Mortgage (1995 777 A)]


                                 EXHIBIT C
                                 ---------


          TRUST AGREEMENT AND TRUST INDENTURE AND MORTGAGE SUPPLEMENT

                                 (1995 777 A)


            This TRUST AGREEMENT AND TRUST INDENTURE AND MORTGAGE SUPPLEMENT (1995 777 A), dated May __, 1995 (herein called the "Trust Supplement") of STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee"), under the Trust Agreement (1995 777 A), dated as of May 1, 1995 (herein called the "Trust Agreement") , between the Owner Trustee and the Owner Participant named therein.

                                  WITNESSETH:

            WHEREAS, the Trust Agreement provides for the execution and delivery of one or more supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other terms defined in the Trust Indenture referred to below used herein as therein defined) included in the property covered by the Trust Agreement;

            WHEREAS, the Trust Indenture and Mortgage (1995 777 A), dated as of May 1, 1995 (herein called the "Trust Indenture"), between the Owner Trustee and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

            WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

            NOW, THEREFORE, this Trust Supplement Witnesseth, that the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the following described property:

                                     [Trust Indenture and Mortgage (1995 777 A)]

                                   AIRFRAME

                      One Airframe Identified as follows:

                                          FAA
                                      Registration      Manufacturer's
   Manufacturer           Model          Number         Serial Number
   ------------           -----       ------------      --------------

The Boeing Company       777-222         N777UA             26916


together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in the Owner Trustee in accordance with the Lease.

                               AIRCRAFT ENGINES

            Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to the Airframe or any other airframe, identified as follows:

                                                     Manufacturer's
             Manufacturer        Model               Serial Number
             ------------        -----               -------------

           Pratt & Whitney       PW4084            [                ]
           Pratt & Whitney       PW4084            [                ]

together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in the Owner Trustee in accordance with the Lease.

            As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the Lease Supplement of even date herewith covering the property described above.

            Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the equal and proportionate benefit and security of the and the holders from time to time of the Certificates outstanding, without any

                                     [Trust Indenture and Mortgage (1995 777 A)]

preference, distinction or priority of any one Certificate over any other by reason of series, priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

            This Trust supplement shall be construed as Supplemental to the Trust Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Trust Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                                 *     *     *

                                     [Trust Indenture and Mortgage (1995 777 A)]

            IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                                          STATE STREET BANK AND TRUST
                                            COMPANY
                                             not in its individual capacity but
                                             solely as Owner Trustee



                                          By:__________________________
                                             Title:

                                                                     EXHIBIT 4.1

               ------------------------------------------------

                          TRUST INDENTURE AND MORTGAGE

                                  (1995 777 B)

                            Dated as of May 1, 1995



                                    between


                      STATE STREET BANK AND TRUST COMPANY,

      not in its individual capacity except as expressly set forth herein, but solely as Owner Trustee,


                                      and


               FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

                              as Indenture Trustee


                       One Boeing 777-222 Aircraft N766UA

                             United Air Lines, Inc.
                         Series 1995 777 B Certificates

                _______________________________________________

                             TABLE OF CONTENTS
                             -----------------

                                                                          Page
                                                                          ----

RECITALS...................................................................  1
GRANTING CLAUSE............................................................  2
HABENDUM CLAUSE............................................................  5

ARTICLE 1  DEFINITIONS.....................................................  7

      1.01.  Definitions...................................................  7

ARTICLE 2  THE CERTIFICATES................................................ 19

      2.01.  Certificates; Title and Terms................................. 19
      2.02.  Execution and Authentication.................................. 20
      2.03.  Registrar and Paying Agent.................................... 20
      2.04.  Transfer and Exchange......................................... 21
      2.05.  Holder Lists; Ownership of Certificates....................... 21
      2.06.  Mutilated, Destroyed, Lost or Stolen Certificates............. 22
      2.07.  Cancellation.................................................. 22
      2.08.  Payment on Certificates; Defaulted Principal and Interest..... 22
      2.09.  Payment from Indenture Estate Only; Non-Recourse Obligations.. 24
      2.10.  Execution, Delivery and Dating of Certificates upon Original
              Issuance..................................................... 25

ARTICLE 3  RECEIPT, DISTRIBUTION AND APPLICATION
                  OF FUNDS IN THE INDENTURE ESTATE......................... 25

      3.01.  [Reserved for Potential Future Use]........................... 25
      3.02.  Payment in Case of Redemption or Purchase of Certificates..... 25
      3.03.  Application of Rent When No Indenture Event of Default Is
              Continuing................................................... 26
      3.04.  Application of Certain Payments in Case of Requisition or
              Event of Loss................................................ 26
      3.05.  Payments During Continuance of Indenture Event of Default..... 27
      3.06.  Payments for Which Application Is Provided in Other Documents. 28
      3.07.  Payments for Which No Application Is Otherwise Provided....... 28

ARTICLE 4  COVENANTS OF OWNER TRUSTEE...................................... 29

      4.01.  Covenants of the Owner Trustee................................ 29

ARTICLE 5  DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY
                INCLUDED IN THE INDENTURE ESTATE DURING CONTINUATION OF
                LEASE...................................................... 30

      5.01.  Disposition, Substitution and Release of Property Included
              in the Indenture Estate During Continuation of Lease......... 30

ARTICLE 6  REDEMPTION OF CERTIFICATES...................................... 31

      6.01.  Redemption of Certificates upon Certain Events................ 31
      6.02.  Redemption or Purchase of Certificates upon Certain Indenture
              Events of Default............................................ 33
      6.03.  Notice of Redemption to Holders............................... 34
      6.04.  Deposit of Redemption Price................................... 34
      6.05.  Certificates Payable on Redemption Date....................... 34

ARTICLE 7  MATTERS CONCERNING THE COMPANY.................................. 35

      7.01.  Repayment of Monies for Certificate Payments Held by the
              Indenture Trustee............................................ 35
      7.02.  Change in Registration........................................ 35
      7.03.  Assumption of Obligations of Owner Trustee by the Company..... 36

ARTICLE 8  DEFAULTS AND REMEDIES........................................... 38

      8.01.  Indenture Events of Default................................... 38
      8.02.  Acceleration; Rescission and Annulment........................ 41
      8.03.  Other Remedies Available to Indenture Trustee................. 41
      8.04.  Waiver of Owner Trustee....................................... 49
      8.05.  Waiver of Existing Defaults................................... 49
      8.06.  Control by Majority........................................... 50
      8.07.  Limitation on Suits by Holders................................ 50
      8.08.  Rights of Holders to Receive Payment.......................... 51
      8.09.  Indenture Trustee May File Proofs of Claim.................... 51

ARTICLE 9  INDENTURE TRUSTEE............................................... 51

      9.01.  Duties of Indenture Trustee................................... 51
      9.02.  Rights of Indenture Trustee................................... 51
      9.03.  Individual Rights of Indenture Trustee........................ 52
      9.04.  Funds May Be Held by Indenture Trustee or Paying Agent;
              Investments.................................................. 52
      9.05.  Notice of Defaults............................................ 53
      9.06.  Compensation and Indemnity.................................... 53
      9.07.  Replacement of Indenture Trustee.............................. 54
      9.08.  Successor Indenture Trustee, Agents by Merger, etc............ 55

      9.09.  Eligibility; Disqualification................................. 55
      9.10.  Trustee's Liens............................................... 56
      9.11.  Withholding Taxes; Information Reporting...................... 56
      9.12.  Additional Collateral......................................... 56

ARTICLE 10  SATISFACTION AND DISCHARGE; DEFEASANCE;
                  TERMINATION OF OBLIGATIONS............................... 57

      10.01. Satisfaction and Discharge of Agreement; Defeasance;
              Termination of Obligations................................... 57
      10.02. Survival of Certain Obligations............................... 59
      10.03. Monies to Be Held in Trust.................................... 59
      10.04. Monies to Be Returned to Owner Trustee........................ 59

ARTICLE 11  AMENDMENTS AND WAIVERS......................................... 60

      11.01. Amendments to this Agreement Without Consent of Holders....... 60
      11.02. Amendments to this Agreement with Consent of Holders.......... 61
      11.03. Revocation and Effect of Consents............................. 62
      11.04. Notation on or Exchange of Certificates....................... 62
      11.05. Indenture Trustee Protected................................... 62
      11.06. Amendments, Waivers, etc. of Other Operative Documents........ 62

ARTICLE 12  MISCELLANEOUS.................................................. 65

      12.01. Notices....................................................... 65
      12.02. [Reserved for Potential Future Use]........................... 67
      12.03. [Reserved for Potential Future Use]........................... 67
      12.04. Rules by Indenture Trustee and Agents......................... 67
      12.05. Non-Business Days............................................. 67
      12.06. GOVERNING LAW................................................. 68
      12.07. No Recourse Against Others.................................... 68
      12.08. Execution in Counterparts..................................... 68

ARTICLE 13  ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE.................. 68

      13.01. Actions to Be Taken upon Termination of Lease................. 68

SIGNATURES................................................................. 70

Exhibit A-1 Form of Series 1995 777 B Installment
              Certificates
Exhibit A-2 Form of Series 1995 777 B Serial
              Certificates
Exhibit B   Maturity Dates, Original Issue Prices,
              Principal Amounts and
              Interest Rates of Series 1995 777 B
              Certificates
Exhibit B-1 Installment Payment Dates and Installment
              Payment Percentages
Exhibit B-2 Issuance of Series 1995 777 B
              Certificates
Exhibit C   Form of Trust Agreement and Trust Indenture
              and Mortgage Supplement

                          TRUST INDENTURE AND MORTGAGE


          This TRUST INDENTURE AND MORTGAGE (1995 777 B), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee under the Trust Agreement (capitalized terms used herein having the respective meanings specified therefor in Article 1), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder.


                              W I T N E S S E T H:
                              -------------------


          WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of the Certificates issued hereunder, and (ii) the Owner Trustee has been authorized and directed pursuant to the Trust Agreement to execute and deliver this Trust Indenture and Mortgage;

          WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof;

          WHEREAS, the parties desire by this Agreement, among other things, (i) to provide for the issuance by the Owner Trustee of the Series 1995 777 B Certificates evidencing the loans made by the Pass Through Trustees to finance the Owner Trustee's payment of Lessor's Cost, as provided in the Participation Agreement, and (ii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft and the Operative Documents and certain payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Holders;

          WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

          WHEREAS, all things necessary to make this Agreement the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                GRANTING CLAUSE

          NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the principal of, premium, if any, and interest on, and all other amounts due with respect to, all Certificates from time to time Outstanding and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Operative Documents to which it is a party, for the benefit of the Holders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges (which collectively, including all property hereafter specifically subjected to the lien of this Agreement by any instrument supplemental hereto, but excluding the Excluded Payments, are herein called the "Indenture Estate"):

          (1) the Airframe and Engines (each such Engine having 750 or more rated take-off horsepower or the equivalent thereof) and all replacements thereof and substitutions therefor in which the Owner Trustee shall from time to time acquire an interest in accordance with the Lease, as more particularly described in the Trust Supplement and the Lease Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Agreement and the Lease;

          (2) the Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent, and payments of any kind required to be made by the Company thereunder; all amounts payable to the Owner Trustee under the Participation Agreement that do not constitute Excluded Payments; the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale and any and all contracts relating to the Airframe and Engines or any rights or interest therein to which the Owner Trustee is now or may hereafter be a party; including, without limitation, all rights of the Owner Trustee to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such document or to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether acting under any such document or by statute or at law or in equity, or otherwise, arising out of any Lease Event of Default (other than the rights of the Owner Trustee provided for hereunder);

          (3) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Agreement;

          (4) all requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Company under Section 11 of the Lease, but excluding any insurance maintained by the Company and not required under Section 11 of the Lease;

          (5) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Document and held or required to be held by the Indenture Trustee hereunder;

          (6) all proceeds of the foregoing; and

          (7) the Additional Collateral, if any.

          Notwithstanding the foregoing provisions:

          (a) there shall be excluded from the security interest granted by this Agreement all Excluded Payments;

          (b) (i) whether or not a Lease Event of Default or an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee (a) to Excluded Payments and to commence an action at law to obtain such Excluded Payments, (b) to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value, the Special Termination Value Percentage and the EBO Percentages as provided in
     Section 3(c) of the Lease and Section 18 of the Participation Agreement,
     (c) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to,

     Excluded Payments, (d) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft pursuant to
     Section 9 of the Lease, (e) to exercise the right of "Lessor" to determine the fair market rental value or fair market sales value pursuant to Section 19 of the Lease, (f) to exercise all rights with respect to insurance maintained for its own account which Section 11(e) of the Lease specifically confers on the "Lessor" and (g) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03(e)(i) hereof, the rights of the "Lessor" under Section 21 of the Lease;

          (ii) whether or not a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the right separately but not to the exclusion of the other, (a) to receive from the Company all notices, certificates, reports, filings, Opinions of Counsel, copies of all documents and all information which the Company is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Document, (b) to exercise inspection rights pursuant to
     Section 12 of the Lease, (c) to maintain separate insurance pursuant to
     Section 11(e) of the Lease and to retain all rights with respect to such insurance maintained for its own account, (d) to give any notice of default under Section 15 of the Lease and to declare the Lease in default in respect thereof, (e) to cause the Company to take any action and execute and deliver such documents and assurances as the "Lessor" may from time to time reasonably request pursuant to Section 16 of the Lease; (f) to consent (with the concurrent consent of the other such party to the extent such consent is required) to changes to the list of countries on Exhibit F or G to the Lease and (g) to purchase an engine pursuant to Section 5(e) of the Lease;

          (iii) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 11.06), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise the following rights of the "Lessor" under the Lease:
     (a) the right to approve as satisfactory any accountants, engineers or counsel to render services for or issue opinions to the Owner Trustee pursuant to express provisions of the Operative Documents, (b) the right to waive the opinion required pursuant to Section 8(e)(ii)(C) of the Participation Agreement and (c) in connection with an Event of Loss relating only to one or more Engines, the right to elect (or not to elect) under Section 10(b) of the Lease to require the Company to pay the amounts set forth in clauses (A) and (B) of Section 10(b);

          (c) the leasehold interest granted to the Company by the Lease shall not be subject to the security interest granted by this Agreement, and nothing in this Agreement shall affect the rights of the Company under the Lease so long as no Lease Event of Default has occurred and is continuing; and

          (d) as between the Owner Trustee and the Indenture Trustee, nothing contained in this Granting Clause shall prevent the Owner Trustee, as the "Lessor" under the Lease, from seeking specific performance of the covenants of the Company under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft and from maintaining separate insurance with respect to the Aircraft to the extent permitted by Section 11 of the Lease.

          None of the payments and rights described in the foregoing clauses (a) through (d) shall be included in the Indenture Estate.


                                HABENDUM CLAUSE

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Holders from time to time, without any priority of any one Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

          1. The Owner Trustee agrees that this Agreement creates and grants and is intended to and shall create and grant a security interest in the Aircraft to the Indenture Trustee, which security interest shall attach on the Delivery Date. The security interest created by this Agreement and granted to the Indenture Trustee hereunder in the Indenture Estate other than in the Aircraft shall attach upon the delivery of this Agreement.

          2. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Operative Documents to which it is a party to perform all of its obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any of the Operative Documents to which the Owner Trustee is a party by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee (except as to the Indenture Trustee, if the Indenture Trustee shall have become the "Lessor" under the Lease) or the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under any of the Operative Documents to which the Owner Trustee is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          3. The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excluded Payments) under or arising out of the Lease (subject to Section 11.06(b)(1)), the Purchase Agreement and the Owner Trustee's Purchase Agreement, to endorse any checks or other instruments or orders in connection therewith and, to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Owner Trustee has directed the Company to make all payments of Rent (other than Excluded Payments) payable to the Owner Trustee by the Company and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Agreement. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Agreement, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Agreement and any Excluded Payments.

          4. The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided, however, that
                                                       --------  -------
the Owner Trustee shall have no obligation to execute and deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant and would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery pursuant to any Operative Document.

          5. The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to any Person other than the Indenture Trustee, and that it will not, except as provided in or permitted by this Agreement, accept any payment from the Company, enter into an agreement amending or supplementing any of the Operative Documents, execute any waiver or modification of, or consent under the terms of any of the Operative Documents, settle or compromise any claim (other than claims in respect of Excluded Payments) against the Company arising under any of the Operative Documents, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Documents, to arbitration thereunder.

          IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          Section 1.01.  Definitions.  (a)  For all purposes of this Agreement,
                         -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

          (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

          (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

          (4) all references in this Agreement to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement.

          (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

          "Actual Knowledge" means, (i) as it applies to the Owner Trustee or
           ----------------
Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with
Section 12.01.

          "Additional Collateral" means any property in addition to the
           ---------------------
collateral listed in clauses (1) through (5) of the Granting Clause which may be added to the Indenture Estate from time to time by the Owner Participant in accordance with Section 9.12 hereof for so long as such property is to be included in the Indenture Estate in accordance with the grant made in said
Section 9.12.

          "Affiliate" with respect to a specified Person, means any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Paying Agent or Registrar.
           -----

          "Aircraft" shall have the meaning specified therefor in the Lease.
           --------

          "Airframe" shall have the meaning specified therefor in the Lease.
           --------

          "Appraiser" means a Person engaged in the business of making
           ---------
appraisals and, in the case of the Aircraft, familiar with commercial aviation equipment.

          "Bankruptcy Code" shall have the meaning specified therefor in the
           ---------------
Lease

          "Basic Rent" shall have the meaning specified therefor in the Lease.
           ----------

          "Business Day" shall have the meaning specified therefor in the Lease.
           ------------

          "Certificate" or "Certificates" means any Certificate issued under
           -----------      ------------
this Agreement, including the Series 1995 777 B Certificates issued hereunder substantially in the form of Exhibits A-1 and A-2 hereto as such form may be varied pursuant to the terms hereof and any and all Certificates issued in replacement or exchange therein in accordance with the provisions hereof.

          "Certificate Holder" shall have the meaning specified for the term
           ------------------
"Holder" hereunder.

          "Citizen of the United States" shall have the meaning specified
           ----------------------------
therefor in the Lease.

          "Commencement Date" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Commencement Date Cash Interest" when used with respect to a
           -------------------------------
Certificate, shall be such Certificate's pro rata portion of the aggregate
                                         --- ----
commencement date cash interest as determined on the basis of the data included in Exhibit B.

          "Company" means United Air Lines, Inc., a Delaware corporation, and,
           -------
subject to the provisions of the Participation Agreement, its permitted successors and assigns.

          "Company Request" means a written request of the Company executed on
           ---------------
its behalf by a Responsible Company Officer.

          "Co-Registrar" shall have the meaning specified therefor in Section
           ------------
2.03.

          "Debt" shall mean any liability for borrowed money, or any liability
           ----
for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

          "Defaulted Installment" shall have the meaning specified therefor in
           ---------------------
Section 2.08.

          "Defaulted Interest" shall have the meaning specified therefor in
           ------------------
Section 2.08.

          "Delivery Date" shall have the meaning specified therefor in the
           -------------
Lease.

          "EBO Date" shall have the meaning specified therefor in the Lease.
           --------

          "Engine" shall have the meaning specified therefor in the Lease.
           ------

          "Event of Loss" shall have the meaning specified therefor in the
           -------------
Lease.

          "Excess Amount" shall have the meaning specified therefor in the
           -------------
Lease.

          "Excluded Payments" means (i) any right, title or interest of the
           -----------------
Owner Trustee in its individual capacity, the Owner Participant or their respective Affiliates or of their respective successors, permitted assigns, directors, officers, employees, servants and agents to any payment which by the terms of Section 7(b) or 7(c) of the Participation Agreement, Section 5.03 or
7.01 of the Trust Agreement or any section of the Tax Indemnity Agreement or any corresponding payment under Section 3(d) of the Lease is payable to such Person,
(ii) any insurance proceeds payable under insurance maintained by the Owner Trustee in its individual capacity or the Owner Participant (whether directly or through the Owner Trustee), or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, (iii) any insurance proceeds (or proceeds of governmental indemnities in lieu thereof) payable to the Owner Trustee in its individual capacity or to the Owner Participant, or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, under any liability insurance maintained by the Company pursuant to
Section 11 of the Lease or by any other Person (or proceeds of governmental indemnities in lieu thereof), (iv) any rights of the Owner Participant or the Owner Trustee to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts (including interest thereon to the extent provided in the applicable provisions of the Operative Documents) and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause (iv), (v) payments to the Owner Participant by the Owner Trustee pursuant to Section 2 of the Participation Agreement and any funds held by the Owner Trustee or payable to the Owner Participant pursuant to any funding letter entered into in lieu of the provisions of Section 2 of the Participation Agreement, (vi) if the Lessee has assumed the obligations of the Owner Trustee in respect of the Certificates in accordance with Section 7.03 hereof and Section 8(r) of the Participation Agreement, the amount payable as purchase price pursuant to Section 19(b) of the Lease, (vii) Transaction Expenses or other amounts or expenses paid or payable to, or for the benefit of, the Owner Participant pursuant to the Participation Agreement, (viii) the respective rights of the Owner Trustee in its individual capacity or the Owner Participant to the proceeds of the foregoing and (ix) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses (i) through (viii) above.

          "Federal Aviation Act" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Federal Aviation Administration" and "FAA" shall have the meaning
           -------------------------------       ---
specified therefor in the Lease.

          "Holder" means a person in whose name a Certificate is registered on
           ------
the Register including, so long as it holds any Certificate issued hereunder, the respective Pass Through Trustee under each Pass Through Trust Agreement.

          "Indenture Default" means any event which is, or after notice or
          ------------------
passage of time, or both, would be, an Indenture Event of Default.

          "Indenture Estate" shall have the meaning specified therefor in the
           ----------------
Granting Clause hereof.

          "Indenture Event of Default" shall have the meaning specified therefor
          ---------------------------
in Article 8.

          "Indenture Trustee" means First Security Bank of Utah, National
           -----------------
Association and each other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of this Agreement.

          "Independent" when used with respect to an engineer, Appraiser or
           -----------
other expert, means an engineer, Appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and
(iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by (i) the Company on behalf of the Owner Trustee or (ii) in the case of a redemption or purchase of the Certificates under Section 6.01(b) pursuant to Section 8.03(e)(ii), the Owner Trustee; provided that, if the Indenture Trustee shall not have received written
         --------
notice of such an appointment at least 10 days prior to the relevant Redemption Date or if a Lease Event of Default shall have occurred and be continuing,

"Independent Investment Banker" shall mean such an institution appointed by
- ------------------------------
the Indenture Trustee.

          "Installment Certificate" shall mean a Certificate substantially in
           -----------------------
the form of Exhibit A-1, should any such Certificate be issued hereunder.

          "Installment Payment Amount" means, with respect to each Installment
           --------------------------
Certificate, the amount of the installment payment of principal due and payable on each Installment Payment Date, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage for such Installment Payment Date.

          "Installment Payment Date" means each date on which an installment
           ------------------------
payment of principal is due and payable on any Installment Certificate, as set forth in Exhibit B-1.

          "Installment Payment Percentage" means, with respect to each
           ------------------------------
Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit B-1;

provided that, after the occurrence of any partial redemption or redemptions
- --------
pursuant to clause (ii) of Section 6.01(a), the "Installment Payment Percentage"
                                                 ------------------------------
for each Installment Payment Date subsequent to the applicable Redemption Date shall be equal to the percentage obtained from the following calculation:

                                  (p - n) x y
                                  -----------
                                     p x s
where, for Installment Certificates maturing on the same Maturity Date:

          p = the sum of the original principal amounts of all Installment Certificates maturing on such Maturity Date as reflected on Exhibit B hereto;

          n = the sum of the principal amounts paid to all holders of Installment Certificates maturing on such Maturity Date as a result of all such partial redemptions (excluding any Installment Payment Amounts paid on a Redemption Date as a result of any such Redemption Date occurring on an Installment Payment Date) and all payments of principal paid on Installment Payment Dates on or prior to the applicable Redemption Date;

          y = the Installment Payment Percentage set forth in such Exhibit B-1 applicable to the Installment Payment Date for which this calculation is being performed; and

          s = the sum of the Installment Payment Percentages for Installment Payment Dates related to such Installment Certificates maturing on such Maturity Date and subsequent to the applicable Redemption Date.

          "Interest Payment Date" means each October 19 and April 19, commencing
           ---------------------
on the Commencement Date.

          "Lease" means the Lease Agreement (1995 777 B), dated as of May 1,
           -----
1995, between the Owner Trustee, as lessor, and the Company, as lessee, as such Lease Agreement may from time to time be further supplemented, amended or modified in accordance with the terms thereof and this Agreement. The term "Lease" shall also include each Lease Supplement entered into pursuant to the
 -----
terms of the Lease.

          "Lease Event of Default" shall have the meaning specified for the term
           ----------------------
"Event of Default" in the Lease.

          "Lease Loss Payment Date" shall have the meaning specified for the
           -----------------------
term "Loss Payment Date" in the Lease.

          "Lease Supplement" shall have the meaning specified therefor in the
           ----------------
Lease.

          "Lease Termination Date" shall have the meaning specified for the term
           ----------------------
"Termination Date" in the Lease.

          "Lessor Liens" shall have the meaning specified therefor in the Lease.
           ------------

          "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease,
           ----
exercise of rights, security interest or claim.

          "Loan Certificate" shall have the meaning specified for the term
          -----------------
"Certificate" hereunder.

          "Maturity Date" means each of the dates specified in Exhibit B as a
           -------------
maturity date of one or more of the Certificates.

          "Officers' Certificate" means a certificate signed, in the case of the
           ---------------------
Company, by (i) the Chairman of the Board of Directors, the President, or any Senior Vice President of the Company, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or, in the case of the Owner Trustee, a Responsible Officer of the Owner Trustee.

          "Operative Documents" means this Agreement, the Participation
           -------------------
Agreement, the Lease, the Tax Indemnity Agreement, the Consent and Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Acceptance Certificate, the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Certificates, the Trust Agreement and the Trust Supplement.

          "Opinion of Counsel" means a written opinion of legal counsel, who in
           ------------------
the case of counsel for the Company may be (i) the senior attorney employed by the Company, (ii) Vedder, Price, Kaufman & Kammholz or (iii) other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee or, in the case of legal counsel for the Owner Trustee, may be
(x) Bingham, Dana & Gould or (y) other counsel designated by the Owner Trustee and who shall be reasonably satisfactory to the Indenture Trustee.

          "Original Issue Price", when used with respect to a Certificate, shall
           --------------------
be such Certificate's pro rata portion of the aggregate original issue price as
                      --- ----
determined on the basis of the data included in Exhibit B hereto.

          "Outstanding", when used with respect to Certificates, means, as of
           -----------
the date of determination, all Certificates theretofore executed and delivered under this Agreement other than:

          (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to Section
     2.07 or otherwise;

          (ii) Certificates for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates; provided that if such
                                                    --------
     Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the requisite
- --------  -------
aggregate principal amount of Certificates Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Company or any Affiliate of the Company or the Owner Trustee or the Owner Participant or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates owned by the Company, or the Owner Trustee or the Owner Participant, which have been pledged in good faith may be regarded as Outstanding if the Company, or the Owner Trustee or the Owner Participant, as the case may be, establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Certificates and that the pledgee is not the Company, or the Owner Trustee or the Owner Participant or any Affiliate thereof.

          "Owner Participant" shall be the party specified as the "Owner
           -----------------
Participant" in the Participation Agreement, its successors and, to the extent permitted by Article VIII of the Trust Agreement and Section 8(l) of the Participation Agreement, its permitted successors and assigns.

          "Owner Trustee" means State Street Bank and Trust Company, a
           -------------
Massachusetts trust company, not in its individual capacity, but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Operative Documents.

          "Owner Trustee's Purchase Agreement" shall have the meaning specified
           ----------------------------------
therefor in the Lease.

          "Participation Agreement" shall have the meaning specified therefor in
           -----------------------
the Lease.

          "Parts" shall have the meaning specified therefor in the Lease.
           -----

          "Pass Through Certificates" means any of the Pass Through Certificates
           -------------------------
issued pursuant to any of the Pass Through Trust Agreements.

          "Pass Through Trust" means each pass through trust created pursuant to
           ------------------
the related Pass Through Trust Agreement.

          "Pass Through Trust Agreements" means the Pass Through Trust Agreement
           -----------------------------
dated as of February 1, 1992, as amended and restated as of May 1, 1995, between the Company and the Pass Through Trustee as supplemented by each of the two Pass Through Trust Supplements Nos. 1995- A1 and 1995-A2, each dated as of May __, 1995, as the same may from time to time be further amended, supplemented or otherwise modified.

          "Pass Through Trust Supplement" shall have the meaning specified for
           -----------------------------
the term "Trust Supplement" in the Pass Through Trust Agreement.

          "Pass Through Trustee" means First Security Bank of Utah, National
           --------------------
Association in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

          "Paying Agent" means any person acting as Paying Agent hereunder
           ------------
pursuant to Section 2.03.

          "Permitted Investment" means each of (i) obligations of, or guaranteed
           --------------------
by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors Service or Standard & Poor's Corporation; provided, however, that the
                                                    --------  -------
aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus, (iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral.

          "Permitted Lien" shall have the meaning specified therefor in the
           --------------
Lease.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pre-Commencement Date Period" means, with respect to any Certificate,
           ----------------------------
the period commencing on the date of the original issuance of such Certificate and ending on and including the day immediately preceding the Commencement Date.

          "Premium" or "premium" shall have the meaning specified in Section
           -------      -------
6.01(b) hereto.

          "Premium Termination Date" means, with respect to a Certificate, the
           ------------------------
date set forth below opposite the Maturity Date of such Certificate:

                                                 Premium
              Certificates    Maturity Date  Termination Date
            ----------------  -------------  ----------------
            Series 777 B-1
             Certificate       [_________]     [_________]

            Series 777 B-2
             Certificate       [_________]     [_________]

          "Purchase Agreement" shall have the meaning specified therefor in the
           ------------------
Lease.

          "Purchase Option Date" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Record Date" for the interest or Installment Payment Amount payable
           -----------
on any Certificate on any Interest Payment Date or Installment Payment Date (other than the Maturity Date) for such Certificate, as the case may be, means the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or the related Installment Payment Date.

          "Redemption Date" means the date on which the Certificates are to be
           ---------------
redeemed or purchased pursuant to Section 6.01 or Section 6.02, as the case may be, as specified in the notice delivered pursuant to Section 6.03 hereof.

          "Redemption Price" means the price at which the Certificates are to be
           ----------------
redeemed or purchased, determined as of the applicable Redemption Date, pursuant to Section 6.01 or Section 6.02, as the case may be; provided, however, that in
                                                     --------  -------
the case of a Certificate which is issued at a discount which shall become due and payable (upon redemption, acceleration or otherwise) and shall be paid or shall be purchased during the Pre-Commencement Date Period, the Redemption Price or purchase price therefor shall be the amount payable upon such Certificate becoming due and payable and being paid during the Pre-Commencement Date Period as specified therein.

          "Refinancing Date" shall mean the date designated by the Lessee as the
           ----------------
date for a refinancing of the Certificates in accordance with Section 17 of the Participation Agreement.

          "Register" shall have the meaning specified therefor in Section 2.03.
           --------

          "Registrar" means any person acting as Registrar hereunder pursuant to
           ---------
Section 2.03.

          "Rent" shall have the meaning specified therefor in the Lease.
           ----

          "Replacement Airframe" shall have the meaning specified therefor in
           --------------------
the Lease.

          "Replacement Engine" shall have the meaning specified therefor in the
           ------------------
Lease.

          "Responsible Company Officer" means, with respect to the Company, its
           ---------------------------
Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement.

          "Responsible Officer", with respect to the Owner Trustee or the
           -------------------
Indenture Trustee, shall mean any officer in its Corporate Trust Administration Department or any officer of the Owner Trustee or the Indenture Trustee, as the case may be, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

          "SEC" means the Securities and Exchange Commission.
           ---

          "Series 1995 777 B Certificate" means any Certificate issued by the
           -----------------------------
Owner Trustee under this Agreement substantially in the form of Exhibit A-1 or A-2, and any and all of the Series 1995 777 B Certificates issued in replacement or exchange thereof in accordance with the provisions hereof.

          "Special Purchase Option Date" shall have the meaning specified
           ----------------------------
therefor in the Lease.

          "Stipulated Loss Value" shall have the meaning specified therefor in
           ---------------------
the Lease.

          "Supplemental Rent" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Tax Indemnity Agreement" shall have the meaning specified therefor in
           -----------------------
the Lease.

          "Termination Value" shall have the meaning specified therefor in the
           -----------------
Lease.

          "Treasury Yield" means, with respect to each Certificate to be
           --------------
redeemed or purchased, (x) in the case of a Certificate having a maturity less than one year after the applicable redemption or purchase date, the average yield to stated maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of the maturity of such Certificate or
(y) in the case of a Certificate having a maturity of one year or more after the applicable redemption or purchase date, the average yield to stated maturity of the most comparable United States Treasury Notes or Bonds as identified by an independent investment banker, corresponding in maturity to the Remaining Weighted Average Life (as defined below) of such Certificate (or, if there is no maturity corresponding to such Remaining Weighted Average Life, an interpolation of maturities by such independent investment banker), in each case under (x) and
(y) above determined by such independent investment banker based on the average of the yields to stated maturity determined from the bid prices on the fourth Business Day preceding the applicable redemption on purchase date. For purposes hereof, "Remaining Weighted Average Life" means, for any Certificate, at the redemption or purchase date of such Certificate, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the maturity date of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the redemption or purchase date and the regular distribution dates as of such scheduled payments of principal; by (b) the then outstanding principal amount (including accretion of discount) of such Certificate.

          "Trust Agreement" shall have the meaning specified therefor in the
           ---------------
Lease.

          "Trust Indenture Act" means the Trust Indenture Act of 1939, as
           -------------------
amended.

          "Trust Indenture and Mortgage" or "this Agreement" means this Trust
           ----------------------------      --------------
Indenture and Mortgage (1995 777 B), as the same may from time to time be supplemented, amended or modified.

          "Trust Indenture Estate" shall have the meaning specified for the term
           ----------------------
"Indenture Estate" hereunder.

          "Trust Office" shall mean the principal corporate trust office of the
           ------------
Owner Trustee located at 225 Franklin Street, Boston, Massachusetts 02110,
Attention: Corporate Trust Department, or at such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Company, the Indenture Trustee and each Holder.

          "Trust Supplement" means a supplement to the Trust Agreement and this
           ----------------
Agreement in the form of Exhibit C hereto.

          "Trustee's Liens" shall have the meaning specified therefor in Section
           ---------------
9.10.

          "United States" or "U.S." means the United States of America.
           -------------      ----

          "U.S. Government Obligations" means securities that are direct
           ---------------------------
obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States are pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.


                                   ARTICLE 2

                                THE CERTIFICATES

          Section 2.01.  Certificates; Title and Terms.  The Certificates issued
                         -----------------------------
hereunder shall be designated as Series 1995 777 B Certificates. The Installment Certificates and the Serial Certificates shall be substantially in the form set forth in Exhibit A-1 or A-2, respectively. The Certificates originally issued hereunder shall be dated the date of issuance thereof and shall be issued in the maturities and principal amounts and at the Original Issue Prices, shall provide for Commencement Date Cash Interest, if any, and shall bear interest during and after the Pre-Commencement Date Period at the rates per annum, in each case as specified in or determined pursuant to Exhibit
B. The principal of each Certificate, other than Installment Certificates, shall be payable in full on the Maturity Date for such Certificate. The principal of each Installment Certificate shall be payable in installments, on each Installment Payment Date, in amounts equal to the Installment Payment Amount for such Installment Payment Date. Each Certificate shall be issued to the Pass Through Trustee under each of the Pass Through Trust Agreements, as set forth in Exhibit B-2.

          The Certificates shall be issued in registered form only. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000.

          The Certificates are not redeemable or subject to purchase prior to maturity except as provided in this Agreement. Interest accrued on the Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

          Section 2.02.  Execution and Authentication.  (a)  Certificates shall
                         ----------------------------
be executed on behalf of the Owner Trustee by the manual or facsimile signature of its President, a senior vice president, a vice president, an assistant vice president, its treasurer, its secretary, an assistant secretary or an assistant treasurer.

          (b) If any officer of the Owner Trustee executing the Certificates no longer holds that office at the time the Certificate is executed on behalf of the Owner Trustee, the Certificate shall be valid nevertheless.

          (c) At any time and from time to time after the execution of the Certificates, the Owner Trustee may deliver such Certificates to the Indenture Trustee for authentication and, subject to the provisions of Section 2.10, the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of the Owner Trustee. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

          (d) A Certificate shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Owner Trustee by the manual or facsimile signature of an officer of the Owner Trustee as provided in Section 2.02(a) and until authenticated on behalf of the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee as provided in Section 2.02(c). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

          Section 2.03.  Registrar and Paying Agent.  The Indenture Trustee
                         --------------------------
shall maintain an office or agency where the Certificates may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.04 and 2.08) the Certificates may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates and to their transfer and exchange and the payments of Installment Payment Amounts thereon, if any. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

          The Indenture Trustee shall initially act as Registrar and Paying
Agent.

          Section 2.04.  Transfer and Exchange.  At the option of the Holder
                         ---------------------
thereof, Certificates may be exchanged for an equal aggregate principal amount of other Certificates of the same maturity and type and of any authorized denominations or transferred upon surrender of the Certificates to be exchanged or transferred at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.03. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Certificates, dated the same date as the Certificate or Certificates being replaced which the Holder making the exchange is entitled to receive.

          All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Owner Trustee, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

          Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Registrar may, as a condition to any transfer or exchange hereunder, require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

          The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption or purchase pursuant to such
Section 6.01 or 6.02.

          Section 2.05.  Holder Lists; Ownership of Certificates.  (a)  The
                         ---------------------------------------
Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, which list shall be available to the Owner Trustee or its representative (which may be the Owner Participant) and the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall be required to furnish to the Indenture Trustee semi-annually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders.

          (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of any Certificate, the

Owner Trustee, the Owner Participant, the Company, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name any Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payment of principal (including, subject to the provisions herein regarding the applicable Record Dates, Installment Payment Amounts) of, premium, if any, and interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of the Owner Trustee, the Indenture Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Section 2.06.  Mutilated, Destroyed, Lost or Stolen Certificates.  If
                         -------------------------------------------------
any Certificate shall become mutilated, destroyed, lost or stolen, the Owner Trustee shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Certificate of the same type and having the same maturity, payable to the same Holder in the same principal amount and dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by it to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner Trustee and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

          Section 2.07.  Cancellation.  The Registrar and any Paying Agent shall
                         ------------
forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Certificates.

          Section 2.08.  Payment on Certificates; Defaulted Principal and
                         ------------------------------------------------
Interest.  (a) The Indenture Trustee will arrange directly with any Paying Agent
- --------
for the payment, or the Indenture Trustee will make payment, all pursuant to
Section 2.09, of the principal of, premium, if any, and interest on the Certificates at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose to Section 2.03 hereof. All payments in respect of the Certificates shall be made in such coin or currency of the United States as at the time of payment in legal tender for payment of public and private debts. Payments (other than on the Maturity Date therefor or on the Redemption Date in respect of the redemption in whole thereof) on Certificates shall be made to the Holder thereof at the close of business on the relevant Record Date; provided, however, that the Paying Agent will, at the
                      --------  -------
request of the Indenture Trustee and may, at its option, pay such interest, premium or principal by check mailed to such Holder's address as it appears on the Register. Principal of Certificates and premium, if any, with respect thereto, shall (except as provided pursuant to the immediately preceding sentence) be payable only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office of the Paying Agent maintained for such purpose pursuant to Section 2.03.

          A Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under such Certificates and under the Participation Agreement shall have been paid in full.

          (b) Any Installment Payment Amount payable on an Installment Payment Date (other than the Maturity Date with respect to a Certificate) or any interest payable on an Interest Payment Date on any Certificate which is not punctually paid on such Installment Payment Date or such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or (2) below:

          (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the person in whose name any Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee, the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted

    Interest, as the case may be, shall be paid to the Persons in whose names the applicable Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause (2).

          (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Certificates may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

          (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of the Holders of the Certificates and the Indenture Trustee, all money held by the Paying Agent for the payment of the principal of, premium, if any, or interest and shall give to such Indenture Trustee notice of any default in the making of any such payment upon the Certificates. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

          Section 2.09.  Payment from Indenture Estate Only; Non-Recourse
                         ------------------------------------------------
Obligations.  All amounts payable by the Indenture Trustee and the Owner Trustee
- -----------
under the Certificates and this Agreement shall be made only from the income and proceeds of the Indenture Estate. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for the payment of such amounts, to the extent available for distribution to it as herein provided, and (b) none of the Owner Trustee, the Owner Participant or the Indenture Trustee is or shall be personally liable to the Holder of any Certificate for any amount payable under such Certificate or this Agreement or, except as expressly provided in this Agreement in the case of the Owner Trustee and the Indenture Trustee, for any liability thereunder.

          State Street Bank and Trust Company is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall State Street Bank and Trust Company (or any entity acting as successor trustee under the Trust Agreement) be personally liable for, or for any loss in respect of, any statements, representations, warranties, agreements or obligations hereunder or thereunder; provided that State Street Bank and Trust Company shall be liable hereunder in
- --------
its individual capacity, (i) for the performance of its agreements in its individual capacity under Section 8 of the Participation Agreement, (ii) for its own willful misconduct or gross negligence and (iii) for the failure to use ordinary care in the disbursement of funds. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement and the Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all of the rights, duties, immunities and obligations hereunder, and its predecessor

Owner Trustee and State Street Bank and Trust Company shall be released from all further duties and obligations hereunder, without prejudice to any claims against State Street Bank and Trust Company or such predecessor Owner Trustee for any default by State Street Bank and Trust Company or such predecessor Owner Trustee, respectively, in the performance of its obligations hereunder prior to such appointment.

          Section 2.10.  Execution, Delivery and Dating of Certificates upon
                         ---------------------------------------------------
Original Issuance.  The Owner Trustee shall issue and execute, and the Indenture
- -----------------
Trustee shall authenticate and deliver, the Certificates for original issuance upon payment to the Indenture Trustee of an amount equal to its Original Issue Price. Each Certificate shall (except for those issued pursuant to Section 2.04 or Section 2.06) be dated the date of its issuance.


                                   ARTICLE 3

                     RECEIPT, DISTRIBUTION AND APPLICATION
                        OF FUNDS IN THE INDENTURE ESTATE

          Section 3.01.  [Reserved for Potential Future Use]

          Section 3.02.  Payment in Case of Redemption or Purchase of
                         --------------------------------------------
Certificates. Except as otherwise provided in Section 3.05, in the event the
- ------------
Certificates are redeemed or purchased in accordance with the provisions of
Section 6.01 or 6.02, the Indenture Trustee will apply on the Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Company or the Owner Trustee in the following order of priority:

          first, so much thereof as was received by the Indenture Trustee with
          -----
    respect to the amounts due to it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

          second, so much thereof remaining as shall be required to pay an
          ------
    amount equal to the Redemption Price on the Outstanding Certificates pursuant to Section 6.01 or 6.02, as the case may be, on the Redemption Date shall be applied to the redemption or purchase of the Certificates on the Redemption Date; and

          third, the balance, if any, thereof remaining thereafter shall be
          -----
    distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

          Section 3.03.  Application of Rent When No Indenture Event of Default
                         ------------------------------------------------------
Is Continuing.  Except as otherwise provided in Section 3.02, 3.04, 3.05 or
- -------------
3.06, each amount
of Excess Amount or Rent received by the Indenture Trustee from the Owner Trustee or the Company, together with any amount received by the Indenture Trustee pursuant to Section 8.03(e) shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such aggregate amount as shall be required to pay in
          -----
    full the interest, principal of, premium (to the extent received by the Indenture Trustee from the Company as Supplemental Rent), if any, then due on, all Outstanding Certificates shall be distributed to the Persons entitled thereto; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest, principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts;

          second, so much of such aggregate amount remaining as shall be
          ------
    required to pay any amount due the Indenture Trustee pursuant to Section
    9.06 shall be applied to pay the Indenture Trustee such amounts; and

          third, the balance, if any, of such aggregate amount remaining
          -----
    thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement.

          Section 3.04.  Application of Certain Payments in Case of Requisition
                         ------------------------------------------------------
or Event of Loss.  Except as otherwise provided in Section 3.05, any amounts
- ----------------
received directly or otherwise pursuant to the Lease from any governmental authority or other party pursuant to Section 10 of the Lease with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to said Section 10, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or otherwise pursuant to the Lease from any insurer pursuant to Section 11 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to said Section 11, shall, except as otherwise provided in the next sentence, be applied by the Indenture Trustee on behalf of the Owner Trustee in reduction of the Company's obligations to pay Stipulated Loss Value and the other amounts payable by the Company pursuant to Section 10 of the Lease and the remainder, if any, shall, except as provided in the next sentence, be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to the Company pursuant to the Lease, solely because a Lease Event of Default shall have occurred and be continuing, shall be held by the Indenture Trustee on behalf of the Owner Trustee as security for the obligations of the Company under the Lease and at such time as there shall not be continuing any Lease Event of Default or such earlier time as shall be provided for in the Lease, such portion shall be paid to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, unless the Indenture Trustee (as assignee from the Owner Trustee of the Lease) shall have theretofore declared the Lease to be in default pursuant to Section 15 thereof, in which event such portion shall be distributed forthwith upon such declaration in accordance with the provisions of Section
3.05 hereof.

          Section 3.05.  Payments During Continuance of Indenture Event of
                         -------------------------------------------------
Default.  All payments (except Excluded Payments) received and amounts held or
- -------
realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such payments or amounts as shall be required to
          -----
    pay the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

          second, so much of such payments or amounts remaining as shall be
          ------
    required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to the Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Owner Trustee and, to the extent permitted under the Lease, the Company), all in accordance with Section 8.03(c), shall be applied for such purposes;

          third, so much of such payments or amounts remaining as shall be
          -----
    required to pay the principal of, premium, if any, to the extent payable by the Owner Trustee pursuant to Section 6.0l(b)(ii) or to the extent received by the Indenture Trustee from the Company as Supplemental Rent, and accrued interest, on all Certificates Outstanding, whether by declaration of acceleration pursuant to Section 8.02 or otherwise, shall be applied to the payment of such interest, principal and premium, if any, and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

          fourth, the balance, if any, of such payments or amounts remaining
          ------
    thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default shall be continuing hereunder or the Certificates have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement; provided that at such time as one or more
                                       --------
    Lease Events of Default shall have occurred and any such Lease Event of Default shall have continued for a period of 180 days during which time the Certificates could, but shall not, have been accelerated pursuant to Section 8.02, such amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement so long as no Indenture Event of Default exists other than by virtue of such Lease Event of Default.

          Section 3.06.  Payments for Which Application Is Provided in Other
                         ---------------------------------------------------
Documents.  Except as otherwise provided in this Agreement, any payment received
- ---------
by the Indenture Trustee for which provision as to the application thereof is made in the Lease or any other Operative Document shall be distributed to the Person for whose benefit such payments were made. The Indenture Trustee shall be obligated to distribute any Excluded Payments received by the Indenture Trustee promptly upon receipt thereof by the Indenture Trustee to the Person entitled thereto.

          Section 3.07.  Payments for Which No Application Is Otherwise
                         ----------------------------------------------
Provided. Except as otherwise provided in Section 3.05:
- --------
          (a) any payment received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement, and

          (b) any payment received and amounts realized by the Indenture Trustee with respect to the Aircraft to the extent received or realized at any time after the conditions set forth in Article 10 for the satisfaction and discharge of this Agreement or for the defeasance of the Certificates shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction shall be distributed by the Indenture Trustee in the following order of priority:

          first, so much of such aggregate amount as shall be required to pay
          -----
    the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts; and
          second, the balance if any, of such aggregate amount remaining
          ------
    thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Trust Agreement.


                                   ARTICLE 4

                           COVENANTS OF OWNER TRUSTEE

          Section 4.01.  Covenants of the Owner Trustee.  The Owner Trustee
                         ------------------------------
hereby covenants and agrees that:

          (i) the Owner Trustee will duly and punctually pay the principal of, premium, if any, and interest on and other amounts due under the Certificates, provided it or the Indenture Trustee has funds in the Trust Estate for this purpose;

          (ii) the Owner Trustee will, in its individual capacity, not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity with respect to any of the properties or assets of the Indenture Estate;

          (iii) in the event an officer in the Corporate Trust Department of the Owner Trustee shall have Actual Knowledge of an Indenture Event of Default or Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default or Indenture Default or Event of Loss to the Indenture Trustee, the Owner Participant and the Company;

          (iv) except as contemplated by the Operative Documents, the Owner Trustee will not contract for, create, incur, assume or permit to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person; and

          (v) the Owner Trustee will not enter into any business or other activity other than owning the Aircraft, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Participation Agreement, the Trust Agreement and the other Operative Documents.

                                 ARTICLE 5

                     DISPOSITION, SUBSTITUTION AND RELEASE
              OF PROPERTY INCLUDED IN THE INDENTURE ESTATE DURING
                             CONTINUATION OF LEASE

          Section 5.01.  Disposition, Substitution and Release of Property
                         -------------------------------------------------
Included in the Indenture Estate During Continuation of Lease.  So long as the
- -------------------------------------------------------------
Lease is in effect:

          (a) Parts.  Any Parts and alterations, improvements and modifications
              -----
    in and additions to the Aircraft shall, to the extent required or specified by the Lease, become subject to the lien of this Agreement and be leased to the Company under the Lease; provided that, to the extent permitted by and
                                 --------
    as provided in the Lease, the Company shall have the right, at any time and from time to time, without any release from or consent by the Owner Trustee or the Indenture Trustee, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, the Aircraft. The Indenture Trustee agrees that, to the extent permitted by and as provided in the Lease, title to any such Part shall vest in the Company. The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the Indenture Trustee in any Part as provided in this Section 5.01, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this Section
    5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this
    Section 5.01.

          (b) Substitution Under the Lease upon an Event of Loss Occurring to
              ---------------------------------------------------------------
    Airframe or Engines or upon Voluntary Termination of Lease with Respect to
    --------------------------------------------------------------------------
    Engines.  Upon (i) the occurrence of an Event of Loss occurring to the
    -------
    Airframe or an Engine, or (ii) a voluntary termination of the Lease with respect to an Engine, the Company, in accordance with the Lease, may, in the case of an Event of Loss which has occurred to the Airframe, or shall, except as provided in Section 10(b) of the Lease, in the case of an Event of Loss which has occurred to or termination of the Lease with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in
    Section 10 of the Lease, the Indenture Trustee shall release all of its right, interest and lien in and to the Airframe or such Engine in accordance with the provisions of the following two sentences. The Indenture Trustee shall execute and deliver to the Owner Trustee an instrument releasing its lien in and to the Airframe or such Engine and shall execute for recording in public offices, at the expense of the Owner Trustee (if requested by the Owner Trustee) or the Company (if requested by the Company), such instruments in writing as the Owner Trustee or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction.

Each of the Owner Trustee and the Company hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of a lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trustee or the Company.


                                   ARTICLE 6

                           REDEMPTION OF CERTIFICATES

          Section 6.01.  Redemption of Certificates upon Certain Events.  (a)
                         ----------------------------------------------
(i) If there shall be an Event of Loss to the Aircraft and the Aircraft is not replaced pursuant to Section 10(a)(ii) of the Lease, each Outstanding Certificate shall be redeemed in whole at a Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date.

          (ii) If there shall be an Event of Loss to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe and, as a result of such an Event of Loss, Lessor elects to receive payment for such Engine from Lessee pursuant to Section 10(b) of the Lease and Lessee shall not have elected to replace such Engine notwithstanding such election by Lessor, a portion of the principal of each Outstanding Certificate equal to the product obtained by multiplying the unpaid principal amount of such Certificate on the Redemption Date applicable to such partial redemption (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with a Maturity Date or an Installment Payment Date, the scheduled principal payment due on such Redemption Date is paid prior to the time the Redemption Price is calculated pursuant to this Section 6.0l(a)(ii) and applied to principal in accordance with Section 3.03 hereof) by _________________. The Redemption Price for each such Certificate shall be the sum of such portion of principal being redeemed plus the amount of interest accrued and unpaid to such Redemption Date on the principal amount of such Certificate to be redeemed on such Redemption Date (assuming, only for the purposes of this calculation, that, if, such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this Section 6.0l(a)(ii) and applied to interest in accordance with Section 3.03 hereof); provided that each Certificate shall receive, as to the principal thereof,
- --------
the same portion of such Redemption Price as the principal value of such Certificate at such Redemption Date represents of the total principal value of all Certificates Outstanding at such Redemption Date. Upon the occurrence of any partial redemption or redemptions pursuant to the preceding sentence the principal amount of each Outstanding Certificate shall be adjusted to take account of any such partial redemption or redemptions, and the Installment Payment Percentages applicable to any Installment Certificates issued hereunder shall be adjusted as provided for in the definition thereof. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(a) shall be the Lease Loss Payment Date.

          (b) If (i) the Lease shall be terminated by the Company at its option pursuant to Section 9(b) of the Lease or upon the purchase of the Aircraft by the Company at its option on a Special Purchase Option Date or the EBO Date pursuant to Section 19(b) of the Lease (unless the Company shall have elected to assume the rights and obligations of the Owner Trustee hereunder to the extent and as provided for in Section 8(r) of the Participation Agreement) or (ii) the Owner Trustee or the Owner Participant shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole on the Redemption Date and at the Redemption Price determined below.
Prior to the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this Section 6.01(b) shall be equal to an amount which an Independent Investment Banker (or, in the case of the deposit of estimated premium pursuant to Section 8.03(e)(ii), the Owner Trustee) determines to be equal to the greater of (x) the unpaid principal amount of such Certificate as at such Redemption Date together (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this Section 6.01(b) and applied to interest in accordance with Section 3.03 hereof) with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date and (y) the present value (computed in accordance with generally accepted financial practices on a semiannual basis at a discount rate equal to the Treasury Yield applicable to such Certificate as of such Redemption Date) as at such Redemption Date of (A) the regularly scheduled future payments of interest on such Certificate as required by the terms thereof and of this Agreement and (B) the regularly scheduled future payments of principal payable on such Certificate (the excess, if any, of the amount referred to in clause (y) of this sentence over the amount referred to in clause (x) constituting a "premium" or a "Premium"), plus, in either case, interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date. On or after the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this

Section 6.01(b) shall equal the unpaid principal amount of such Certificate as at such Redemption Date together with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date plus interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date and, in the case of either of the two immediately preceding sentences (but without duplication), if such Redemption Date is coincident with an Interest Payment Date, the regularly scheduled interest payment due on such Interest Payment Date. The Redemption Date for Certificates to be redeemed or purchased
(x) pursuant to clause (i) of this Section 6.01(b) shall be (A) in the case of a termination of the Lease pursuant to Section 9(b) thereof, the third Business Day following the Lease Termination Date, if any, or, in the case of purchase of the Aircraft by the Company pursuant to Section 19(b) of the Lease, the applicable Special Purchase Option Date or EBO Date and (y) pursuant to clause
(ii) of this Section 6.01(b), shall be the same date as if the redemption had occurred pursuant to Section 6.02. If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

          (c) Certificates may be redeemed if the Company shall have requested the Owner Trustee and the Owner Participant to effect a redemption thereof pursuant to Section 17 of the Participation Agreement as part of a refunding or refinancing, and if all the conditions to such refunding or refinancing set forth in such Section 17 of the Participation Agreement shall have been satisfied. In such event, each Outstanding Certificate may be so redeemed at a Redemption Price determined in accordance with the procedures described above in
Section 6.01(b); provided, however, that the applicable Redemption Date for
                 --------  -------
Certificates to be redeemed pursuant to this Section 6.01(c) shall be the applicable Refinancing Date under Section 17 of the Participation Agreement.

          Section 6.02.  Redemption or Purchase of Certificates upon Certain
                         ---------------------------------------------------
Indenture Events of Default.  If the Owner Trustee or the Owner Participant
- ---------------------------
shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date as determined below. The Redemption Date for Certificates to be redeemed or purchased pursuant to this Section 6.02 shall be the date specified in the notice given by the Owner Trustee to the Indenture Trustee pursuant to
Section 8.03(e)(ii). If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

          Section 6.03.  Notice of Redemption to Holders. Notice of redemption
                         -------------------------------
or purchase shall be given by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the Redemption Date, to each Holder of Certificates to be redeemed or purchased, at such Holder's address appearing in the Register; provided that, in the case of a redemption pursuant to Section
              --------
6.01(b)(1) related to Lessee's exercise of its option pursuant to Section 9(b) of the Lease, such notice shall be revocable and shall be deemed revoked in the event the Lease does not in fact terminate on the related Lease Termination Date.

          All notices of redemption shall state:

          (1)   the Redemption Date,

          (2) the applicable basis for determining the Redemption Price,

          (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Certificate, and that interest on Certificates shall cease to accrue on and after such Redemption Date, and

          (4) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption or purchase of Certificates to be redeemed or purchased shall be given by the Indenture Trustee.

          Section 6.04.  Deposit of Redemption Price.  On or before the
                         ---------------------------
Redemption Date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the Redemption Price for the Certificates to be redeemed or purchased on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 noon in immediately available funds the Redemption Price of the Certificates to be redeemed or purchased on the Redemption Date.

          Section 6.05.  Certificates Payable on Redemption Date.  Notice of
                         ---------------------------------------
redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 6.03), the Certificates shall, on the applicable Redemption Date, become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any Certificates then Outstanding shall cease to bear interest. Upon surrender of any such Certificate for redemption or purchase in accordance with said notice such Certificate shall be paid at the Redemption Price.

          If any Certificate called for redemption or purchase shall not be so paid upon surrender thereof for redemption or purchase, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.


                                   ARTICLE 7

                         MATTERS CONCERNING THE COMPANY

          Section 7.01.  Repayment of Monies for Certificate Payments Held by
                         ----------------------------------------------------
the Indenture Trustee.  Any money held by the Indenture Trustee or any Paying
- ---------------------
Agent in trust for any payment of the principal of, premium, if any, or interest on any Certificate, including without limitation any money deposited pursuant to
Article 10 and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Owner Trustee; and the Holders of any Outstanding Certificates shall thereafter, as unsecured general creditors, look only to the Company on behalf of the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided that the Indenture Trustee or
                                        --------
such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner Trustee as provided herein.

          Section 7.02.  Change in Registration.  The Indenture Trustee shall,
                         ----------------------
upon the request of the Company, consent to the deregistration of the Aircraft under the laws of the jurisdiction in which it is at the time registered and the registration of the Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:

          (a) such change in registration complies with the provisions of the Participatioin Agreement or the Lease;

          (b) no Lease Event of Default and no event which, with lapse of time or notice, or both, would become a Lease Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition (b) if the change in registration results in the registration of the Aircraft under the laws of the United States or if the Indenture Trustee in its discretion believes the change in registration would be advantageous to the Holders; and

          (c) the Indenture Trustee shall have received an opinion of counsel reasonably satisfactory to the Indenture Trustee to the effect that:

              (i) after giving effect to the change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a fully perfected lien and that all filing, recording or other action necessary to perfect and protect the lien of this Indenture has been accomplished (or if such opinion cannot be given at the time by which the Indenture Trustee has been requested to consent to a change in registration, (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Indenture Trustee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of the change in registration); and

              (ii) the terms of the Lease and this Agreement (including the governing law clauses) being legal, valid and binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in the Lease and this Agreement, respectively, which laws, however, do not in the opinion of such counsel make the remedies provided in the Lease and this Agreement, respectively, inadequate for the practical realization of the rights and benefits provided thereby.

The Indenture Trustee shall execute such documents as the Company or the Owner Trustee shall reasonably request in order to satisfy the above conditions and upon satisfaction of such conditions to effect the change in registration.

          Section 7.03.  Assumption of Obligations of Owner Trustee by the
                         -------------------------------------------------
Company.  In the event that the Company shall have elected to assume all of the
- -------
rights and obligations of the Owner Trustee under this Agreement in respect of the Certificates in connection with the purchase by the Company of the Aircraft pursuant to Section 8(r) of the Participation Agreement and, if on or prior to the Purchase Option Date:

          (a) the Company shall have delivered to the Indenture Trustee a certificate, dated the Purchase Option Date, of a Responsible Company Officer stating that the

    Company has paid to the Owner Trustee all amounts required to be paid to the Owner Trustee pursuant to Section 19(b) of the Lease in connection with such purchase and assumption;

          (b) no event which constitutes or, with the lapse of time or notice, or both, would become, an Event of Default under this Agreement after giving effect to the indenture supplement referred to below shall have occurred and be continuing immediately subsequent to such purchase or assumption and the Indenture Trustee shall have received a certificate, dated the Purchase Option Date, of a Responsible Company Officer to such effect;

          (c) the Indenture Trustee shall have received, on or prior to the Purchase Option Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below;

          (d) the Indenture Trustee shall have received an Opinion or opinions of Counsel for the Company, dated the Purchase Option Date, which without unusual qualification shall be to the effect that, after giving effect to the indenture supplement referred to below:

              (i) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Agreement, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Agreement inadequate for the practical realization of the rights and benefits provided for in this Agreement;

              (ii) the Aircraft is duly registered in compliance with applicable law;

              (iii) the Lien on the Aircraft constitutes a fully perfected Lien and all filing, recording or other action (specifying the same) necessary to perfect and protect the Lien of this Agreement has been accomplished;

              (iv) the Indenture Trustee would be entitled to the benefits of
          Section 1110 of the Bankruptcy Code with respect to the Aircraft; provided that such opinion may contain qualifications of the tenor
          --------
          contained in the opinion of special counsel for the Company delivered pursuant to Section 4(a)(xi)(b) of the Participation Agreement on the Delivery Date; and

              (v) no Holder will be required to recognize gain or loss for tax purposes in connection with such assumption; and

          (e) an indenture supplement reasonably satisfactory to the Indenture Trustee, dated the Purchase Option Date, shall have been executed by the Indenture Trustee and any other parties necessary thereto and shall have been delivered to the Indenture Trustee;

then, automatically and without the requirement of further action by any Person, effective as of the Purchase Option Date, the Owner Trustee shall be released from all of its obligations under the Agreement in respect of the Certificates or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Purchase Option Date or arising out of or based upon events occurring on or prior to the Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee).

          If, concurrent with an assumption pursuant to this Section 7.03, the Aircraft is being reregistered the Company must comply with the provisions of
Section 7.02 hereof.


                                   ARTICLE 8

                             DEFAULTS AND REMEDIES

          Section 8.01.  Indenture Events of Default.  The following events
                         ---------------------------
shall constitute "Indenture Events of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Indenture Event of Default shall be deemed to exist so long as, but only so long as, it shall not be remedied:

          (a) any amount of interest upon any Certificate or of principal of any Certificate or of premium, if any, in respect of any Certificate shall not be paid when due and payable (whether upon redemption or purchase, final maturity, acceleration or otherwise) and such default in payment shall continue for more than 10 days after such amount shall have become due and payable; or

          (b) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to observe or perform in any material respect any covenant or obligation required pursuant to Article 4 or clauses 1-5 under the Habendum Clause hereof or Section 8(b), 8(c), 8(g), 8(n) or 10 of the Participation Agreement or the failure by the Owner Participant to observe or perform in any material respect any covenant or obligation of it required pursuant to
    Section 8(b), 8(g) or 10 of the Participation Agreement, or, to the extent that the interest of the Indenture Trustee or any Holder of an Outstanding Certificate is adversely affected by such failure, in Section 4.01(a) of the Trust Agreement or the termination or revocation by the Owner Participant of the trust created by the Trust Agreement without the Indenture Trustee's prior written consent if, but only if, such failure or termination or revocation is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided that no Indenture Event of
                                        --------
    Default shall arise under this Section 8.01(b) solely as a result of a failure by the Owner Participant or the Owner Trustee to observe or perform any covenant contained in Section 8(g) of the Participation Agreement if all action necessary to discharge all Lessor Liens referred to in such Section shall have been taken and the Indenture Trustee and the Indenture Estate shall have been compensated for all claims, losses and expenses arising from the failure of the Owner Trustee or the Owner Participant, as the case may be, to observe and perform any such covenant; or

          (c) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, to observe or perform any other covenant or obligation of the Owner Trustee contained in this Agreement or in the Participation Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement which failure, in any case and either individually or together with other then existing failures, shall have a material adverse effect on the rights and interests of the Holders and is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided, however, that, if the Owner Trustee, in its
                  --------  -------
    individual capacity or as Owner Trustee, or the Owner Participant shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of any of them in attempting to cure such failure, such failure is not cured within said 30 day period but is curable with future due diligence, there shall exist no Indenture Event of Default as a consequence of such failure so long as the Owner Trustee in its individual capacity or as Owner Trustee or the Owner Participant is proceeding with due diligence to cure such failure, there exists no adverse effect on the Lien of this Agreement and such failure is in fact cured within a further period of 30 days; or

          (d) any material representation or warranty made by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant under the Participation Agreement, or by the Owner Trustee hereunder, or by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant in any document or certificate furnished to the Indenture Trustee in connection herewith or therewith or pursuant hereto or hereto, shall prove at any time to have been incorrect in any material respect as of the date made and such incorrectness shall remain material at the date of the notice referred to below and such incorrectness shall continue unremedied for a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; or

          (e) there shall be a Lease Event of Default other than any such Lease Event of Default arising by reason of nonpayment of any Excluded Payments when due; provided that any Lease Event of Default shall be deemed to exist
              --------
    and continue so long as, but only so long as, it shall not be remedied; or

          (f) either the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (ii) make an assignment for the benefit of its creditors, or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property; provided that an
                                                              -------- ----
    event referred to in this Section 8.01(f) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending any appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(f); or

          (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, and any such order or petition is not dismissed or stayed within 90 days after the earlier of the entering of any such order or the approval of any such petition; provided that an event referred to in this Section 8.01(g) with
              --------
    respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending an appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(g).

          Section 8.02.  Acceleration; Rescission and Annulment.  If an
                         --------------------------------------
Indenture Event of Default occurs and is continuing, either the Indenture Trustee, by notice to the Company and the Owner Trustee, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates, by notice to the Company, the Indenture Trustee, the Owner Trustee and the Owner Participant, may declare the principal of all the Certificates to be due and payable. Upon such declaration, the principal of all Certificates together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for, shall be immediately due and payable. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Holders of a majority in aggregate principal amount of all of the Outstanding Certificates, by notice to the Indenture Trustee, the Company, the Owner Trustee and the Owner Participant, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal on any Certificates which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all sums due and payable to the Indenture Trustee have been deposited with the Indenture Trustee,
(ii) the rescission would not conflict with any judgment or decree and (iii) all existing Indenture Defaults and Indenture Events of Default under this Agreement have been cured or waived except nonpayment of principal of, or interest on, the Certificates that has become due solely because of such acceleration.

          Section 8.03.  Other Remedies Available to Indenture Trustee.  (a)
                         ---------------------------------------------
After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease or as holder of a security interest in the Aircraft or Engines or otherwise, may, and when required pursuant to the provisions of Article 9 shall, exercise, subject to Sections 8.03(b), 8.03(e), 8.03(f) and 8.03(h), any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee pursuant to Section 15 of the Lease and this Article 8, may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom.

          (b) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, subject to Sections 8.03(e), 8.03(f) and 8.03(h), the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee, the Owner Participant and the Company once at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any provision
                          --------  -------
herein to the contrary, the Indenture Trustee may not provide the notice provided for above of its intention to sell any of the Indenture Estate, exercise remedies under the Lease or exercise other remedies against the Indenture Estate seeking to deprive the Owner Trustee or the Owner Participant of its rights therein unless a declaration of acceleration has been made pursuant to Section 8.02 or the Certificates have otherwise theretofore become due and payable through redemption or otherwise. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates, or any interest therein, may bid and become the purchaser at any such sale. No such sale may be consummated if the Owner Trustee shall, prior to the consummation thereof, have given notice pursuant to and made the deposit required by Section 8.03(e)(ii). The Indenture Trustee may exercise such right without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate. The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          (c) Subject to Sections 8.03(e) and 8.03(f), if an Indenture Event of Default has occurred and is continuing, the Owner Trustee shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which the Owner Trustee will be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner Trustee or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and, to the extent permitted by the Lease, the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

          If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft, the Indenture Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless
(i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to the Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

          (d) Subject to Sections 8.03(b), 8.03(e) and 8.03(f), the Indenture Trustee may proceed to protect and enforce this Agreement and the Certificates by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

          (e) (i) If the Company shall fail to make any payment of Basic Rent under the Lease when the same shall become due, and if such failure of the Company to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or the seventh or subsequent cumulative such failure, then as long as no Indenture Event of Default (other than arising from a Lease Event of Default not involving any failure to make any payments to which the Indenture Trustee or any Holder is entitled hereunder when due) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period provided for in
Section 14(a) of the Lease with respect to the payment of Basic Rent (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this
Section 8 prior to the occurrence of such later date), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue Basic Rent for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default (other than those arising from a Lease Event of Default) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period, if any, provided with respect to such failure on the part of the Company in Section 14 of the Lease (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this
Section 8 prior to the occurrence of such later date), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon on account of the delayed payment thereof to the date of such payments and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue payment for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. Upon any payment of Basic Rent by the Owner Participant or the Owner Trustee in accordance with the first sentence of this Section 8.03(e)(i), or upon any payment of any other sums by the Owner Participant or the Owner Trustee in accordance with the second sentence of this
Section 8.03(e)(i), the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture Trustee, as assignee hereunder of the Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other person as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other person, as aforesaid (but in each case only if all amounts of principal of, and interest at the time due and payable on, the Certificates together with interest due thereon on account of the delayed payment thereof shall have been paid in full); provided that neither the Owner
                                               --------
Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Company pursuant to this Section 8.03(e)(i) except by demanding of the Company payment of such amount or by proceeding by appropriate court action against the Company to enforce the payment of such amount pursuant to Section 15(f), but only said Section 15(f), of the Lease.

          (ii) In the event that (A) at any time one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated or (B) the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more, if such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease), the Owner Trustee or the Owner Participant may, at its option, give at least 30 days' prior irrevocable notice to the Indenture Trustee that the Owner Trustee or the Owner Participant will redeem or purchase all Certificates then outstanding on the Business Day specified in such notice and, concurrently with such notice, the Owner Trustee or the Owner Participant will deposit with the Indenture Trustee an amount sufficient to redeem or purchase at the applicable Redemption Price determined consistently with the applicable provisions of
Article 6 all Certificates then outstanding (including, if Section 6.01(b) is applicable, an estimate of the premium to be paid on the Redemption Date computed using the Treasury Yield determined as if the Redemption Date were the date of such notice) and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in Section 9.04. Upon the giving of such notice and the receipt by the Indenture Trustee of such deposit, the Indenture Trustee shall deem all instructions received from the Owner Trustee as having been given by the Holders of 100% of the outstanding principal amount of Certificates for all purposes of this Indenture. If such notice is given, the Owner Trustee further agrees that it will deposit or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Indenture Event of Default is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem or purchase at the applicable Redemption Price (including the premium actually payable in respect thereof) on such Redemption Date all Certificates then outstanding and to pay the Indenture Trustee all amounts then due it hereunder.

          (iii) Anything in this Agreement to the contrary notwithstanding the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15(a)-(f) of the Lease with respect to the Aircraft; provided,
                                                                --------
however, that such requirement to exercise one or more of such remedies under
- -------
the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in section 1110(a)(l)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period"); provided further, however, that the
                                        -------- -------  -------
requirement to exercise one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Company's assumption during the Section 1110 period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any person or (E) is pursuant to a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the Bankruptcy Code and there is either no Lease Event of Default other than one arising solely from the Company's bankruptcy or any such other Lease Event of Default has been cured; provided, further, however, that the requirement to exercise one or more
       --------  ------- --------
of such remedies under the Lease during a Continuous Stay Period subsequent to the expiration of the Section 1110 period based upon a judicial stay as provided for in this clause (E) shall in any event cease to be applicable subsequent to the 120th day of such Continuous Stay Period. If the limitation upon cures of the Lessee's failure to pay Basic Rent as provided in Section 8.03(e)(i) would otherwise prohibit the Owner Participant or the Owner Trustee from making a payment to cure a Lease Event of Default for purposes of clause (E) above, the Owner Participant or the Owner Trustee shall nonetheless be entitled to make such payment. If the Indenture Trustee shall acquire title to the Aircraft through foreclosure during a Continuous Stay period without having exercised one or more of such remedies under the Lease by virtue of the Continuous Stay Period having continued beyond its 120th day as provided above in clause (E) and the Indenture Trustee shall have received prior to the 183rd day subsequent to its acquisition of title to the Aircraft, the proceeds from its sale of the Aircraft, the Indenture Trustee shall, notwithstanding any other provision of this Indenture, distribute to the Owner Trustee the amount, if any, by which such proceeds (net of the Indenture Trustee's costs and expenses (including the fees and expenses of counsel and other experts and agents retained by it), commissions and other costs and expenses with respect to such foreclosure, the maintenance and preservation of the Aircraft and such sale (including amounts in respect of any thereof paid by others to whom the Indenture Trustee has a reimbursement obligation) and any other amounts to which the Indenture Trustee is entitled pursuant to Section
9.06 or otherwise) exceed an amount equal to the aggregate of the principal amount of the Certificates outstanding on the date of such foreclosure, together with interest accrued thereon to such foreclosure date and an amount equal to the amount of interest that would have accrued (at the rate per annum applicable under the Certificates) on such principal amount from the date of such foreclosure to the date of the distribution by the Indenture Trustee of such proceeds for the benefit of the Holders if such principal amount had remained outstanding. References in this subsection (iii) to particular sections of the Bankruptcy Code as in effect on the date of the amendment and restatement of this Indenture shall include any substantially similar successor provisions.

          (f) Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), as long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action in violation of the Company's rights under the Lease, including, without limitation, (x) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (y) the Company's rights to possession and use of, and of quiet enjoyment of, the Aircraft.

          (g) Each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Company or to be an acquiescence therein.

          (h) Notwithstanding anything contained herein to the contrary, so long as the Pass Through Trustee is a Holder, the Indenture Trustee is not authorized or empowered to acquire title to the Indenture Estate, or to take any action with respect to any of the Indenture Estate so acquired by it, if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

          Section 8.04.  Waiver of Owner Trustee.  To the extent now or at any
                         -----------------------
time hereafter enforceable under applicable law, the Owner Trustee covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Owner Trustee acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section 8.04 shall be deemed to be a waiver by the Owner Trustee of its rights under Section 8.03(e).

          The Indenture Trustee may maintain such a pleading, or, in any manner whatsoever, claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default under this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

          Section 8.05.  Waiver of Existing Defaults.  The Holders of a majority
                         ---------------------------
in the aggregate principal amount of the Outstanding Certificates by notice to the Indenture Trustee may waive on behalf of the Holders an existing Indenture Default or Indenture Event of Default and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or interest on any Certificate or (ii) in respect of a covenant or provision hereof which pursuant to Section 11.02 cannot be amended or modified without the consent of the Holder affected.

          Section 8.06.  Control by Majority.  (a)  The Holders of a majority in
                         -------------------
aggregate principal amount of the Outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would subject the Indenture Trustee to personal liability.

          (b) The Owner Trustee may pursuant to the direction and instruction of the Owner Participant by delivery of written notice to the Indenture Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such Officers' Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders holding the requisite proportion of certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

          Section 8.07.  Limitation on Suits by Holders.  A Holder may pursue a
                         ------------------------------
remedy under this Agreement or thereunder only if:

          (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default under this Agreement;

          (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates make a written request to the Indenture Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

          (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

          (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Certificates do not give the Indenture Trustee a direction inconsistent with the request.

          A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

          Section 8.08.  Rights of Holders to Receive Payment.  Notwithstanding
                         ------------------------------------
any other provision of this Agreement the right of any Holder to receive payment of principal of, premium, if any, and interest on such Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 8.09.  Indenture Trustee May File Proofs of Claim.  The
                         ------------------------------------------
Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.


                                   ARTICLE 9

                               INDENTURE TRUSTEE

          Section 9.01.  Duties of Indenture Trustee.  (a)  The Indenture
                         ---------------------------
Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

          (b) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received except as otherwise provided in any other Operative Document. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

          Section 9.02.  Rights of Indenture Trustee.  (a)  The Indenture
                         ---------------------------
Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company or the Owner Trustee after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Company, the written advice of counsel acceptable to the Owner Trustee, the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company or the Owner Trustee.

          (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; provided that, so long as no Lease Event of Default shall have
          --------
occurred and be continuing no such agents shall be appointed by the Indenture Trustee without the consent of the Company and the Owner Trustee, which consent shall, in each case, not be unreasonably withheld.

          (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

          (e) If an Indenture Event of Default under this Agreement has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          Section 9.03.  Individual Rights of Indenture Trustee.  The Indenture
                         --------------------------------------
Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee, the Company or an Affiliate of the Owner Trustee or the Company or a subsidiary of the Owner Trustee or the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights.

          Section 9.04.  Funds May Be Held by Indenture Trustee or Paying Agent;
                         -------------------------------------------------------
Investments.  Any monies (including without limitation for purpose of this
- -----------
Section 9.04 Permitted Investments constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture Estate, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing or (ii) at any time and from time to time, so long as no Lease Event of

Default shall have occurred and be continuing, at the request (given directly by the Company to the Indenture Trustee) of the Company acting as the Agent of the Owner Trustee, shall be invested and reinvested in Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided that the Company pursuant to Section 22 of the Lease, on
               --------
behalf of the Owner Trustee, as agent of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Lease Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, on behalf of the Owner Trustee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Lease Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this
Section 9.04.

          Section 9.05.  Notice of Defaults.  If an Indenture Event of Default
                         ------------------
under this Agreement occurs and is continuing and the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall (i) promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant and (ii) within 90 days after it occurs, mail to each Holder notice of all uncured Indenture Events of Default under this Agreement. Except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders. In addition, if an Indenture Default under this Agreement occurs and is continuing and if the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant.

          Section 9.06.  Compensation and Indemnity.  (a) The Owner Trustee
                         --------------------------
shall pay to the Indenture Trustee from time to time (i) reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)), and (iii) indemnification against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder except
(A) as such expenses or loss or liability might result from the negligence or willful misconduct of the Indenture Trustee or the inaccuracy of any representation or warranty of the Indenture Trustee in its individual capacity in Section 8 of the Participation Agreement, (B) as otherwise provided in
Section 9.10 hereof and (C) as otherwise excluded by the terms of Sections 7(b) and 7(c) of the Participation Agreement from the Company's indemnities under said Sections; provided that the Indenture Trustee shall not make any claim
               --------
under this Section 9.06(a) for any claim or expense indemnified against by the Company under the Participation Agreement without first making demand on the Company for payment of such claim or expense. The Indenture Trustee shall notify the Owner Trustee and the Company promptly of any claim for which it is entitled to be indemnified hereunder. Subject to the conditions and procedures equivalent to those set forth in Sections 7(b) and 7(c) of the Participation Agreement, the Owner Trustee shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Owner Trustee shall pay the reasonable fees and expenses of such counsel. The Owner Trustee need not pay for any settlement made without its and the Company's consent.

          (b) To secure the payment obligations of the Owner Trustee pursuant to this Section 9.06, the Indenture Trustee shall have a lien prior to that of the Holders of the Certificates on all money or property held or collected by the Indenture Trustee, except that held in trust to pay the principal of and interest and premium, if any, on the Certificates.

          Section 9.07.  Replacement of Indenture Trustee.  (a)  The resignation
                         --------------------------------
or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

          (b) The Indenture Trustee may resign by giving at least 30 days' prior written notice to the Company and the Owner Trustee. The Holders of a majority in aggregate principal amount of the Outstanding Certificates may remove the Indenture Trustee by giving at least 30 days' prior written notice to the Indenture Trustee, the Owner Trustee and the Company and may appoint a successor Indenture Trustee for such Certificates with the Owner Trustee's and (so long as no Lease Event of Default is continuing) the Company's consent. The Owner Trustee may remove the Indenture Trustee if:

          (1) the Indenture Trustee fails to comply with Section 9.09;

          (2) the Indenture Trustee is adjudged a bankrupt or an insolvent;

          (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

          (4) the Indenture Trustee becomes incapable of acting.

          (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee for any reason, the Owner Trustee shall promptly appoint a successor Indenture Trustee which will (so long as no Lease Event of Default is continuing) be approved by the Company.

          (d) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, the Owner Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Certificates may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

          (e) If the Indenture Trustee fails to comply with Section 9.09, any Holder may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee.

          (f) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Company and to the Owner Trustee. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the lien provided for in Section 9.06. The Company shall give notice of each appointment of a successor Indenture Trustee if there are Certificates outstanding, by mailing written notice of such event by first-class mail to the Holders.

          (g) All provisions of this Section 9.07 except subparagraphs (b)(l) and (e) and the words "subject to the lien provided for in Section 9.06" in subparagraph (f) shall apply also to any Paying Agent.

          Section 9.08.  Successor Indenture Trustee, Agents by Merger, etc.  If
                         --------------------------------------------------
the Indenture Trustee or any Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

          Section 9.09.  Eligibility; Disqualification.  This Agreement shall at
                         -----------------------------
all times have an Indenture Trustee which (i) shall have a combined capital and surplus of at least $75,000,000 or (ii) shall have a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and which, in any case, shall be a Citizen of the United States. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial, or District of Columbia supervising or examining authority, then for the purposes of this Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

          In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Indenture Trustee shall resign immediately in the manner and with the effect specified in Section 9.07.

          Section 9.10.  Trustee's Liens.  The Indenture Trustee in its
                         ---------------
individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate which are either (i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents, or (ii) which are attributable to the Indenture Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

          Section 9.11.  Withholding Taxes; Information Reporting.  The
                         ----------------------------------------
Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law. Such withholding by the Indenture Trustee shall in no event give rise to an Indenture Event of Default.

          Section 9.12.  Additional Collateral.  (a)  From time to time the
                         ---------------------
Owner Participant may pledge Additional Collateral to the Indenture Trustee as part of the Indenture Estate and in connection with such Additional Collateral shall deliver to the Indenture Trustee evidence of such filings and recordings necessary to establish and perfect the Lien of this Indenture in such Additional Collateral. Such Additional Collateral shall be held in trust by the Indenture Trustee as part of the Indenture Estate until released by the Indenture Trustee pursuant to clause (b) below or otherwise in accordance with the applicable security agreement.

          (b) Provided that all payments of principal and interest on the Certificates due and payable on the tenth Interest Payment Date have been made, on such Interest Payment Date, the Indenture Trustee shall, unless otherwise directed by the Owner Trustee or the Owner Participant, release any Additional Collateral from the Lien of this Indenture, provided, however, that the Owner
                                            --------  -------
Trustee or the Owner Participant shall be responsible for the preparation and recording of all filings and recordings necessary to release such Additional Collateral from the Lien of this Indenture.


                                   ARTICLE 10

                    SATISFACTION AND DISCHARGE; DEFEASANCE;
                           TERMINATION OF OBLIGATIONS

          Section 10.01.  Satisfaction and Discharge of Agreement; Defeasance;
                          ----------------------------------------------------
Termination of Obligations.  Subject to Section 10.02, this Agreement shall
- --------------------------
cease to be of further effect, and the Owner Trustee and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations with respect to the Certificates (and the Indenture Trustee, on demand and at the expense of the Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates), when

          (a) (i) all Certificates theretofore executed and delivered (other than (A) Certificates which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in Section 2.06 and
    (B) Certificates for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

          (ii) all Certificates not theretofore delivered to the Indenture Trustee for cancellation

              (A) have become due and payable (whether upon stated maturity or as a result of redemption), or

              (B) will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit and such redemption either is a redemption without possibility of premium or, as of the date of such deposit, any premium which may be payable in connection therewith has been actually determined) at maturity or on a Redemption Date within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates not theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of, the actual premium, if any, and interest on the Certificates to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof or to the Redemption Date thereof, as the case may be; or

          (iii) (A) the Owner Trustee, subsequent to the Commencement Date, has deposited or caused to be deposited irrevocably (except as provided in
    Section 10.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge each installment of principal of and interest on the Outstanding Certificates on the dates such payments of principal or interest are due (including as a result of redemption without the possibility of the payment of premium in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit), and no Lease Event of Default under either Section 14(f) or 14(g) of the Lease shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date; provided, however, that, upon the making of the deposit referred to
          --------  -------
    above in this clause (A), the right of the Owner Trustee or the Company to cause the redemption of Certificates (except a redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

          (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default under, this Agreement or a default or event of default under any other agreement or instrument to which the Owner Trustee or the Company is a party or by which it is bound; and

          (C) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner Trustee of its option under this Section 10.01(a)(iii) and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

          (b) all other amounts then due and payable hereunder have been paid and no notice of a redemption of the Certificates with the possibility of the payment of premium has been delivered by the Indenture Trustee; and

          (c) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01, have been complied with.

          Section 10.02.  Survival of Certain Obligations.  Notwithstanding the
                          -------------------------------
provisions of Section 10.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.08, Section 7.01, Section 9.11, Section 10.03 and
Section 10.04, the rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

          Section 10.03.  Monies to Be Held in Trust.  All moneys and U.S.
                          --------------------------
Government Obligations deposited with the Indenture Trustee pursuant to Section
10.01 shall be held in trust and applied by it, in accordance with the provisions of the Certificates and this Agreement, to the payment either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders, of all sums due and to become due thereon for principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          Section 10.04.  Monies to Be Returned to Owner Trustee.  The Indenture
                          --------------------------------------
Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 on the Certificates for which money or U.S. Government Obligations have been deposited pursuant to Section 10.01.

                                   ARTICLE 11

                             AMENDMENTS AND WAIVERS

          Section 11.01.  Amendments to this Agreement Without Consent of
                          -----------------------------------------------
Holders.  The Owner Trustee and the Indenture Trustee may enter into one or more
- -------
agreements supplemental hereto without the consent of any Holder for any of the following purposes:

          (1) to correct any mistake or cure any ambiguity, defect or inconsistency herein or in the Certificates or to make any change not inconsistent with the provisions hereof; provided that such change does not
                                             --------
    adversely affect the interests of any Holder;

          (2) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

          (3) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders;

          (4) to correct or amplify the description of any property at any time subject to the lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the lien of this Agreement or to subject to the lien of this Agreement the Airframe or Engines or airframe or engines substituted for the Airframe or Engines in accordance herewith or with the Lease; provided that
                                                                  --------
    Trust Supplements entered into for the purpose of subjecting to the lien of this Agreement the Airframe or Engines in accordance with the Lease need only be executed by the Owner Trustee and the Indenture Trustee;

          (5) to add to the covenants of the Owner Trustee, for the benefit of the Holders, or to surrender any rights or power herein conferred upon the Owner Trustee or the Owner Participant;

          (6) to add to the rights of the Holders;

          (7) to provide for the assumption by the Company of the obligations of the Owner Trustee hereunder in accordance with the terms and conditions applicable thereto specified in Section 7.03; or

          (8) to include on the Certificates any legend as may be required by applicable law.

          Section 11.02.  Amendments to this Agreement with Consent of Holders.
                          ----------------------------------------------------
(a) With the written consent of the Holders of a majority of the aggregate principal amount of the Outstanding Certificates, the Owner Trustee and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Holders; provided, however, that, an amendment under this Section 11.02 may not:
- --------  -------

          (1) reduce the principal amount of, premium, if any, or any installment of interest on, any Certificate; or

          (2) change the date on which any principal amount of, any Installment Payment Amount payable with respect to, premium, if any, or interest on any Certificate, is due or payable; or

          (3) create any Lien on the Indenture Estate prior to or pari passu
                                                                  ---- -----
    with the Lien thereon under this Agreement except such as are permitted by this Agreement, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Agreement; or

          (4) reduce the percentage in principal amount of the Outstanding Certificates, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

          (5) make any change in Sections 8.05, 8.08 or Section 11.02(a).

          (b) It is not necessary under this Section 11.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

          (c) Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 11.02, the Indenture Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders, as the names and addresses of such Holders appear on the Register. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

          Section 11.03.  Revocation and Effect of Consents.  Until an amendment
                          ---------------------------------
or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder, even if notation of the consent is not made on any Certificate. However, any such Holder or subsequent Holder may revoke the consent as to his Certificate if the Indenture Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder affected by such amendment or waiver.

          Section 11.04.  Notation on or Exchange of Certificates.  The
                          ---------------------------------------
Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may execute new Certificates that reflect the amendment or waiver.

          Section 11.05.  Indenture Trustee Protected.  The Indenture Trustee
                          ---------------------------
need not sign any supplemental agreement that adversely affects its rights.

          Section 11.06.  Amendments, Waivers, etc. of Other Operative
                          --------------------------------------------
Documents.  (a)  Subject to Section 11.01, without the consent of the Holders of
- ---------
a majority in principal amount of Outstanding Certificates, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in subsection (b) of
            --------  -------
this Section 11.06 may be taken without the consent of the Indenture Trustee or any Holder.

          (b) Subject to the provisions of subsection (c) of this Section 11.06, the respective parties to the Participation Agreement, the Lease and the Trust Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

          (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as originally executed: Section 2, Section 3(a) (if the result thereof would be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity Date of the Certificates), Section 3(d) (except to the extent such Section relates to amounts payable (whether directly or pursuant to the Indenture) to Persons other than Holders and the Indenture Trustee in its individual capacity), Section 3(e) (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (other than as such Sections 3(a), 3(d) and 3(e) may be amended pursuant to Section 3(c) of the Lease as originally executed),
    Section 4, Section 6, Sections 9(b) through (d) (except that further restrictions may be imposed on the Company), Section 10 (except that additional requirements may be imposed on the Company), Section 11 (except for Section 11(e) and except that additional insurance requirements may be imposed on the Company), Section 12 (except in order to increase the Company's liabilities or enhance the Lessor's rights thereunder), Section 13 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation Act),
    Section 14 (except to impose additional or more stringent Lease Events of Default), Section 15 (except to impose additional remedies), Section 16 (except to impose additional requirements on the Company), Section 18,
    Section 20, Section 22 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b);

    provided that in the event an Indenture Event of Default shall have occurred
    --------
    and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided further that without the prior consent of
                             -------- -------
    the Owner Trustee, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Sections 1 (to the extent any modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso), 3(c), 4, 5, 6 (to the extent such action would reduce the Company's obligations), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16
    (insofar as it relates to the Lessor), 18, 19 and 21 of the Lease, or any other Section of the Lease to the extent such action shall affect the amount or timing of any amounts payable by the Company under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under Article 3; and provided further that the parties to the Lease may take any such
           -------- -------
    action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Company's rights or obligations with respect to, Excluded Payments;

          (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;

          (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Sections 1(b),
    Section 7 (insofar as such Section 7 relates to the Indenture Trustee and the Holders), Section 8, Section 11 and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection (b); and

          (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such other provision shall not adversely affect the interests of the Holders.

          (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection
(b) of this Section 11.06 and anything in such subsections or elsewhere in this Agreement to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate affected thereby,

          (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent or stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon termination of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, premium, if any, and interest on the Certificates, as the case may be, to be made from such installment of Basic Rent or

    Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, EBO Percentage, Special Termination Value Percentages, or any other amounts payable under, or as provided in, the Lease as originally executed upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Lease Loss Payment Date, and premium, if any, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as originally executed upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and premium, if any, of Certificates at the time Outstanding, or

          (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Company from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, except for any such assignment pursuant to Section 8(u) of the Participation Agreement, and except as provided in the Lease as originally executed.

          For the purposes of this Article 11, during the Pre-Commencement Date Period, the "principal amount" of Outstanding Certificates shall include the amount equal to that portion of the difference between the Original Issue Price and the Original Principal. Amount for any Certificate originally issued at a discount which corresponds to the period from the date of issuance thereof to and including the Commencement Date.


                                   ARTICLE 12

                                 MISCELLANEOUS

          Section 12.01.  Notices.  (a)  Unless otherwise specifically provided
                          -------
for herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by hand-delivery, overnight courier service, mail, telex or telecopier addressed as indicated below and any such notice shall be effective, in the case of hand-delivery, when delivered, in the case of overnight courier service, one Business Day after delivery with charges paid to a courier service with instructions for overnight delivery, in the case of mail, three Business Days after delivery to the postal service with certified or registered mail charges paid, in the case of telex, upon receipt of a telex answerback and, in the case of telecopier, upon transmittal:

          if to the Company, to:

               United Air Lines, Inc.
               P.O. Box 66100
               Chicago, Illinois  60666
               Attention:  Vice President and Treasurer
               Telecopier:  (708) 952-5204

          or if by overnight courier, to:

               1200 East Algonquin Road
               Elk Grove Township, Illinois  60007
               Attn:  Vice President and Treasurer
               Telecopier: (708) 952-5204

          if to the Indenture Trustee, to:

               First Security Bank of Utah,
               National Association
               79 South Main Street
               Salt Lake City, Utah  84111
               Attention:  Corporate Trust Department
               Telecopier:  (801) 246-5053
               Telex No.:                3789450

          if to the Owner Trustee, to:

               State Street Bank and Trust Company
               225 Franklin Street
               Boston, Massachusetts  02110

          or if by overnight courier, to:

               Two International Place
               Boston, Massachusetts  02110
               Telecopier:  (617) 664-5371

               with a copy to the Owner Participant
          if to the Owner Participant, to:

                   [____________]

          (b) The Company, the Owner Trustee, the Indenture Trustee or the Owner Participant by notice to the others may designate additional or different addresses for subsequent notices or communications.

          (c) Any notice or communication to Holders of the Certificates shall be mailed by first-class mail to the addresses for Holders shown on the Register kept by the Registrar and to addresses filed with the Indenture Trustee for other Holders. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of such Certificates of that or any other Series entitled to receive notice.

          (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

          (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Indenture Trustee and to each Paying Agent at the same time.

          (f) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

          Section 12.02.  [Reserved for Potential Future Use]

          Section 12.03.  [Reserved for Potential Future Use]

          Section 12.04.  Rules by Indenture Trustee and Agents.  The Indenture
                          -------------------------------------
Trustee may make reasonable rules for action by or a meeting of the Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

          Section 12.05.  Non-Business Days.  If a payment date is not a
                          -----------------
Business Day at a place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

          Section 12.06. GOVERNING LAW.  THIS AGREEMENT AND THE CERTIFICATES
                         -------------
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

          Section 12.07.  No Recourse Against Others.  No director, officer,
                          --------------------------
employee or stockholder, as such, of the Company, the Owner Trustee or the Owner Participant, as the case may be, shall have any liability for any obligations of the Company, the Owner Trustee or the Owner Participant, as the case may be, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

          Section 12.08.  Execution in Counterparts.  This Agreement may be
                          -------------------------
executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.


                                   ARTICLE 13

                 ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

          Section 13.01.  Actions to Be Taken upon Termination of Lease.  Upon
                          ---------------------------------------------
any of:

          (a) the voluntary termination of the Lease by the Company pursuant to
    Section 9(b) thereof on the Lease Termination Date, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price of all Outstanding Certificates, or

          (b) the purchase of the Aircraft by the Company at its option pursuant to Section 19(b) of the Lease on a Special Purchase Option Date or the EBO Date as the case may be (unless the Company shall have elected to assume all of the rights and obligations of the Owner Trustee hereunder as provided for in Section 8(r) of the Participation Agreement), and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the applicable Redemption Date of all Outstanding Certificates, or

          (c) the termination of the Lease, on the Lease Loss Payment Date, following an Event of Loss suffered by the Airframe under circumstances where the Company does not exercise its option to substitute a Replacement Airframe therefor pursuant to Section 10(a)(ii) of the Lease, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Certificates, or

          (d) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01, or

          (e) the voluntary termination of the Lease with respect to an Engine pursuant to Section 10(b) thereof, and upon the payment of Stipulated Loss Value with respect to such Engine,

the Lien of this Agreement on the Indenture Estate, in the case of (a), (b), (c) and (d) above, and on such Engine, in the case of (e) above shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates and the Lien on amounts due from the Company under the Lease necessary to pay the Certificates or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company or the Owner Trustee to evidence such termination.

          IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Trust Indenture and Mortgage to be duly executed by their respective officers thereunto duly authorized.


                              STATE STREET BANK AND TRUST
                                COMPANY
                                   not in its individual capacity,
                                   except as expressly provided herein,
                                   but solely as Owner Trustee


                              By: _________________________________
                                  Name:
                                  Title:


                              FIRST SECURITY BANK OF UTAH,
                                 NATIONAL ASSOCIATION
                                   as Indenture Trustee


                              By: _________________________________
                                  Name:
                                  Title:

                                                   Exhibit A-1 to
                                                   Trust Indenture and
                                                   Mortgage

               Form of Series 1995 777 B Installment Certificates
               --------------------------------------------------

$_______________ (Original Issue Price)                         No. _____

$_______________ (Original Principal Amount)

                         SERIES 1995 777 B CERTIFICATE

                      STATE STREET BANK AND TRUST COMPANY
                         Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                          Trust Agreement (1995 777 B)
                            Dated as of May 1, 1995

                   Issued in connection with Aircraft N766UA
                                   Leased to
                             UNITED AIR LINES, INC.

Date of Issuance:  _________, 1995                     MATURITY DATE
                                                       -------------
                                                       _______ , 20__

INTEREST RATE PER ANNUM:  __%

COMMENCEMENT DATE
 CASH INTEREST:  $_________

          State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1995 777 B), dated as of May 1, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement") for value received, hereby promises to pay to _________________ or registered assigns the principal sum in Dollars equal to the Original Principal Amount specified above in installments on each Installment Payment Date as provided for herein below with the final installment due and payable on the Maturity Date specified above (provided, however, that,
                                                      --------  -------
if the obligations evidenced by this Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issuer Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each October 19 and April 19 in each year, commencing on October 19, 1995 (provided,
                                                                      --------
however, that, if the obligations evidenced by this Certificate shall become due
- -------
and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be an amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Mortgage (1995 777 B), dated as of May 1, 1995 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

          The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premiums if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Installment Payment Amounts
- --------  -------
(other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

          This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

          Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

          As more fully provided in the Indenture, on each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date as specified on Exhibit B-1 hereto (provided that, after the occurrence of any
                                 --------
partial redemption or redemption pursuant to clause (ii) of Section 6.01(a) of the Indenture, the "Installment Payment Percentage" for each Installment Payment Date subsequent to the applicable Redemption Date shall be redetermined as provided for in the Indenture) multiplied by the Original Principal Amount of this Certificate specified above.

          As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium if any, plus accrued interest thereon to the Redemption Date.

          If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

          By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

          The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its Obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

          The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

          The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premiums, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

          As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

          No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

          AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.



                                    STATE STREET BANK AND TRUST
                                     COMPANY
                                     not in its individual capacity,
                                     but solely as Owner Trustee


                              By: __________________________________
                                  Title:

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Indenture.


                              FIRST SECURITY BANK OF UTAH,
                                NATIONAL ASSOCIATION
                                as Indenture Trustee



                              By: __________________________________
                                  Authorized officer and signatory

                                                   Exhibit A-2 to
                                                   Trust Indenture and
                                                   Mortgage

                 Form of Series 1995 777 B Serial Certificates
                 ---------------------------------------------

$________ (Original Issue Price)                               No. _____

$_________ (Original Principal Amount)

                         SERIES 1995 777 B CERTIFICATE

                      STATE STREET BANK AND TRUST COMPANY
                         Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                          Trust Agreement (1995 777 B)
                            Dated as of May 1, 1995

                   Issued in connection with Aircraft N766UA
                                   Leased to
                             UNITED AIR LINES, INC.

Date of Issuance:  _________, 1995                       MATURITY DATE
                                                         -------------
                                                        _______ , 199__

INTEREST RATE PER ANNUM:  ____%

COMMENCEMENT DATE
 CASH INTEREST:  $__________

          State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1995 777 B), dated as of May 1, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to _________________ or registered assigns the principal sum in dollars equal to the Original Principal Amount specified above on the Maturity Date specified above (provided, however, that, if the obligations evidenced by this
                 --------  -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issue Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each October 19 and April 19 in each year, commencing on October 19, 1995 (provided,
                                                                      --------
however, that, if the obligations evidenced by this Certificate shall become due
- -------
and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be the amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment the accrual at the Interest Rate Per Annum specified above of interest on the Original Issue Price specified above from the date of issuance of this Certificate to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Trust Indenture and Mortgage (1995 777 B), dated as of May 1, 1995 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

          The interest so payable and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

          Payment of the principal of, premium if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the
- --------  -------
Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

          This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

          Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

          As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption, on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium, if any, plus accrued interest thereon to the Redemption Date.

          If an Indenture Event of Default shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

          By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

          The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

          The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

          The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

          As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

          No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

          AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

          IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

                              STATE STREET BANK AND TRUST
                                 COMPANY
                                    not in its individual capacity,
                                    but solely as Owner Trustee


                              By: __________________________________
                                  Title:

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Certificates referred to in the within-mentioned Indenture.

                                  FIRST SECURITY BANK OF UTAH,
                                   NATIONAL ASSOCIATION
                                    as Indenture Trustee


                                  By ___________________________________
                                     Authorized Officer or signatory
                                     Title:

                                              Exhibit B to
                                              Trust Indenture and
                                              Mortgage



                     MATURITY DATES, PRINCIPAL AMOUNTS AND
                     -------------------------------------
                INTEREST RATES OF SERIES 1995 777 B CERTIFICATES
                ------------------------------------------------

                                                ORIGINAL  COMMENCEMENT
                                     PRINCIPAL   ISSUE     DATE CASH    INTEREST RATE
                      MATURITY DATE   AMOUNT     PRICE      INTEREST      PER ANNUM
                      -------------  ---------  --------  ------------  -------------
Series 1995 777 B1    [________]     $[_____]   $[_____]  $[________]     $[_______]

Series 1995 777 B2    [________]     $[_____]   $[_____]  $[________]     $[_______]

                                                   Trust Indenture and
                                                   Mortgage



         Installment Payment Dates and Installment Payment Percentages
         -------------------------------------------------------------

                    Installment Certificates shall be those
                Certificates with the following Maturity Dates:

           Installment Certificate No. 1 - Maturity Date: [_________]

                                                                     Corresponding
      Installment Payment            Installment Payment         Aggregate Installment
              Date                       Percentage                 Payment Amount
- --------------------------------  -------------------------  ------------------------------
[                            ]    [                     ]%    $[                       ]
[                            ]    [                     ]%     [                       ]

TOTAL                                        100.00000000%    $[                       ]
                                             -------------    --------------------------

                                     B-1-2


           Installment Certificate No. 2 - Maturity Date: [_________]

                                                          Corresponding
                                                          -------------
 Installment Payment        Installment Payment       Aggregate Installment
 -------------------        -------------------       ---------------------
        Date                    Percentage                Payment Amount
        ----                    ----------                --------------

                                             %



TOTAL                            100.00000000%           $
                                 -------------            -----------------

                                                   Exhibit B-2 to
                                                   Trust Indenture and
                                                   Mortgage


                   Issuance of Series 1995 777 B Certificates
                   ------------------------------------------

          The Series 1995 777 B Certificates issued hereunder shall be issued to and shall be payable to each of the Pass Through Trustees under the Pass Through Trust Agreements with respect to the grantor trusts created thereby, in each case as set forth below:

1995-Al Trust:
     [_____]% Certificate due [_________]

1995-A2 Trust:
     [_____]% Certificate due [_________]

                                     [Trust Indenture and Mortgage (1995 777 B)]


                                   EXHIBIT C
                                   ---------


          TRUST AGREEMENT AND TRUST INDENTURE AND MORTGAGE SUPPLEMENT

                                  (1995 777 B)


          This TRUST AGREEMENT AND TRUST INDENTURE AND MORTGAGE SUPPLEMENT (1995 777 B), dated May __, 1995 (herein called the "Trust Supplement") of STATE STREET BANK AND TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee"), under the Trust Agreement (1995 777 B), dated as of May 1, 1995 (herein called the "Trust Agreement") , between the Owner Trustee and the Owner Participant named therein.

                                  WITNESSETH:

          WHEREAS, the Trust Agreement provides for the execution and delivery of one or more supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other terms defined in the Trust Indenture referred to below used herein as therein defined) included in the property covered by the Trust Agreement;

          WHEREAS, the Trust Indenture and Mortgage (1995 777 B), dated as of May 1, 1995 (herein called the "Trust Indenture"), between the Owner Trustee and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

          WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

          NOW, THEREFORE, this Trust Supplement Witnesseth, that the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the following described property:

                                     [Trust Indenture and Mortgage (1995 777 B)]

                                   AIRFRAME

                      One Airframe Identified as follows:

                                            FAA
                                        Registration      Manufacturer's
       Manufacturer         Model          Number          Serial Number
       ------------         -----          ------          -------------

    The Boeing Company      777-222        N766UA              26917


together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in the Owner Trustee in accordance with the Lease.

                                AIRCRAFT ENGINES

          Two aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to the Airframe or any other airframe, identified as follows:

                                                  Manufacturer's
                 Manufacturer       Model         Serial Number
                 ------------   --------------    -------------

               Pratt & Whitney       PW4084       [            ]
               Pratt & Whitney       PW4084       [            ]

together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in the Owner Trustee in accordance with the Lease.

          As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the Lease Supplement of even date herewith covering the property described above.

          Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

          TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the equal and proportionate benefit and security of the and the holders from time to time of the Certificates outstanding, without any

                                     [Trust Indenture and Mortgage (1995 777 B)]

preference, distinction or priority of any one Certificate over any other by reason of series, priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

          This Trust supplement shall be construed as Supplemental to the Trust Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Trust Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                                 *     *     *

                                     [Trust Indenture and Mortgage (1995 777 B)]

          IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                                    STATE STREET BANK AND TRUST
                                     COMPANY
                                      not in its individual capacity but solely as Owner Trustee



                                    By:__________________________
                                      Title:

                                                                     EXHIBIT 4.1



              ===============================================

                          THIRD AMENDED AND RESTATED
                         TRUST INDENTURE AND MORTGAGE

                                 (1993 747 A)

                            Dated as of May 1, 1995



                                    between


                     STATE STREET BANK AND TRUST COMPANY,

     not in its individual capacity except as expressly set forth herein, but solely as Owner Trustee,


                                      and


              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,

                             as Indenture Trustee


                      One Boeing 747-422 Aircraft N189UA

                            United Air Lines, Inc.
                        Series 1993  747 A Certificates


              ===============================================

                             TABLE OF CONTENTS
                             -----------------


                                                                           Page
                                                                           ----

RECITALS...................................................................  1

GRANTING CLAUSE............................................................  2

HABENDUM CLAUSE............................................................  5

ARTICLE 1   DEFINITIONS....................................................  7

      1.01.   Definitions..................................................  7

ARTICLE 2   THE CERTIFICATES............................................... 20

      2.01.   Certificates; Title and Terms................................ 20
      2.02.   Execution and Authentication................................. 21
      2.03.   Registrar and Paying Agent................................... 22
      2.04.   Transfer and Exchange........................................ 22
      2.05.   Holder Lists; Ownership of Certificates...................... 23
      2.06.   Mutilated, Destroyed, Lost or Stolen Certificates............ 23
      2.07.   Cancellation................................................. 23
      2.08.   Payment on Certificates; Defaulted Principal and Interest.... 24
      2.09.   Payment from Indenture Estate Only; Non-Recourse Obligations. 25
      2.10.   Execution, Delivery and Dating of Certificates upon Original
              Issuance..................................................... 26

ARTICLE 3   RECEIPT, DISTRIBUTION AND APPLICATION OF FUNDS IN THE INDENTURE
                  ESTATE................................................... 26

      3.01.  [Reserved for Potential Future Use]........................... 26
      3.02.   Payment in Case of Redemption or Purchase of Certificates.... 26
      3.03.   Application of Rent When No Indenture Event of Default Is
              Continuing................................................... 27
      3.04.   Application of Certain Payments in Case of Requisition or
               Event of Loss............................................... 27
      3.05.   Payments During Continuance of Indenture Event of Default.... 28
      3.06.   Payments for Which Application Is Provided in Other Documents 29
      3.07.   Payments for Which No Application Is Otherwise Provided...... 29

ARTICLE 4     COVENANTS OF OWNER TRUSTEE................................... 30

      4.01.   Covenants of the Owner Trustee............................... 30

ARTICLE 5     DISPOSITION, SUBSTITUTION AND RELEASE OF PROPERTY
                 INCLUDED IN THE INDENTURE ESTATE DURING
                 CONTINUATION OF LEASE..................................... 31

      5.01.   Disposition, Substitution and Release of Property Included
               in the Indenture Estate During Continuation of Lease........ 31

ARTICLE 6     REDEMPTION OF CERTIFICATES................................... 32

      6.01.   Redemption of Certificates upon Certain Events............... 32
      6.02.   Redemption or Purchase of Certificates upon Certain Indenture
              Events of Default............................................ 34
      6.03.   Notice of Redemption to Holders.............................. 35
      6.04.   Deposit of Redemption Price.................................. 35
      6.05.   Certificates Payable on Redemption Date...................... 36

ARTICLE 7     MATTERS CONCERNING THE COMPANY............................... 36

      7.01.   Repayment of Monies for Certificate Payments Held by the
              Indenture Trustee............................................ 36
      7.02.   Change in Registration....................................... 36
      7.03.   Assumption of Obligations of Owner Trustee by the Company.... 37

ARTICLE 8     DEFAULTS AND REMEDIES........................................ 39

      8.01.   Indenture Events of Default.................................. 39
      8.02.   Acceleration; Rescission and Annulment....................... 42
      8.03.   Other Remedies Available to Indenture Trustee................ 43
      8.04.   Waiver of Owner Trustee...................................... 50
      8.05.   Waiver of Existing Defaults.................................. 51
      8.06.   Control by Majority.......................................... 51
      8.07.   Limitation on Suits by Holders............................... 51
      8.08.   Rights of Holders to Receive Payment......................... 52
      8.09.   Indenture Trustee May File Proofs of Claim................... 52

ARTICLE 9     INDENTURE TRUSTEE............................................ 52

      9.01.   Duties of Indenture Trustee.................................. 52
      9.02.   Rights of Indenture Trustee.................................. 53
      9.03.   Individual Rights of Indenture Trustee....................... 53
      9.04.   Funds May Be Held by Indenture Trustee or Paying Agent;
              Investments.................................................. 53
      9.05.   Notice of Defaults........................................... 54
      9.06.   Compensation and Indemnity................................... 55
      9.07.   Replacement of Indenture Trustee............................. 55
      9.08.   Successor Indenture Trustee, Agents by Merger, etc........... 57
      9.09.   Eligibility; Disqualification................................ 57
      9.10.   Trustee's Liens.............................................. 57
      9.11.   Withholding Taxes; Information Reporting..................... 57

      9.12.   Additional Collateral........................................ 58

ARTICLE 10    SATISFACTION AND DISCHARGE; DEFEASANCE; TERMINATION OF
                  OBLIGATIONS.............................................. 58

      10.01.   Satisfaction and Discharge of Agreement; Defeasance;
                Termination of Obligations................................. 58
      10.02.   Survival of Certain Obligations............................. 60
      10.03.   Monies to Be Held in Trust.................................. 60
      10.04.   Monies to Be Returned to Owner Trustee...................... 61

ARTICLE 11     AMENDMENTS AND WAIVERS...................................... 61

      11.01.   Amendments to this Agreement Without Consent of Holders..... 61
      11.02.   Amendments to this Agreement with Consent of Holders........ 62
      11.03.   Revocation and Effect of Consents........................... 63
      11.04.   Notation on or Exchange of Certificates..................... 63
      11.05.   Indenture Trustee Protected................................. 63
      11.06.   Amendments, Waivers, etc. of Other Operative Documents...... 63

ARTICLE 12     MISCELLANEOUS............................................... 67

      12.01.   Notices..................................................... 67
      12.02.  [Reserved for Potential Future Use].......................... 69
      12.03.  [Reserved for Potential Future Use].......................... 69
      12.04.   Rules by Indenture Trustee and Agents....................... 69
      12.05.   Non-Business Days........................................... 69
      12.06.   GOVERNING LAW............................................... 69
      12.07.   No Recourse Against Others.................................. 69
      12.08.   Execution in Counterparts................................... 69

ARTICLE 13     ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE............... 70

      13.01.   Actions to Be Taken upon Termination of Lease............... 70

SIGNATURES................................................................. 71

Exhibit A-1 Form of Series 1993 747 A Installment Certificates
Exhibit A-2 Form of Series 1993 747 A Serial Certificates
Exhibit B   Maturity Dates, Original Issue Prices, Principal Amounts and
              Interest Rates of Series 1993 747 A Certificates
Exhibit B-1 Installment Payment Dates and Installment Payment Percentages Exhibit B-2 Issuance of Series 1993 747 A Certificates
Exhibit C   Form of Trust Agreement and Third Amended and Restated Trust
              Indenture and Mortgage Supplement

                          THIRD AMENDED AND RESTATED
                   TRUST INDENTURE AND MORTGAGE (1993 747 A)


            This THIRD AMENDED AND RESTATED TRUST INDENTURE AND MORTGAGE (1993 747 A), dated as of May 1, 1995, between STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company corporation, not in its individual capacity except as otherwise expressly provided herein, but solely as Owner Trustee under the Trust Agreement (capitalized terms used herein having the respective meanings specified therefor in Article 1), and FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, as Indenture Trustee hereunder.


                           W I T N E S S E T H:
                           -------------------


            WHEREAS, the Owner Participant and the Owner Trustee in its individual capacity have entered into the Trust Agreement whereby, among other things, (i) the Owner Trustee has established a certain trust for the use and benefit of the Owner Participant, subject, however, to the Indenture Estate created pursuant hereto for the use and benefit of, and with the priority of payment to, the holders of the Certificates issued hereunder, and (ii) the Owner Trustee has been authorized and directed pursuant to the Redemption and Refinancing Agreement to execute and deliver this Third Amended and Restated Trust Indenture and Mortgage;

            WHEREAS, all capitalized terms used herein shall have the respective meanings set forth or referred to in Article 1 hereof;

            WHEREAS, the Owner Trustee and the Indenture Trustee entered into that certain Trust Indenture and Mortgage (1993 747 A), dated as of April 1, 1993 (the "Original Indenture"), which Original Indenture was recorded with the Federal Aviation Administration on April 21, 1993 and was assigned Conveyance No. FF08935;

            WHEREAS, the Owner Trustee and the Indenture Trustee entered into that certain First Amended and Restated Trust Indenture and Mortgage (1993 747
A), dated as of April 1, 1993 (the "First Amended and Restated Indenture"), thereby amending and restating in its entirety the Original Indenture, which First Amended and Restated Indenture was recorded with the Federal Aviation Administration on May 6, 1993 and was assigned Conveyance No. VV003010;

            WHEREAS, the Owner Trustee and the Indenture Trustee entered into that certain Second Amended and Restated Trust Indenture and Mortgage (1993 747
A), dated as of July 1, 1994, thereby amending and restating in its entirety the Original Indenture, which

Second Amended and Restated Indenture was recorded with the Federal Aviation Administration on August 10, 1994 and was assigned Conveyance No. ZZ006617 and which was further amended by the First Amendment to Second Amended and Restated Trust Indenture and Mortgage (1993 747 A) dated September 27, 1994 and assigned conveyance No. JJ12459 (the "Amended Indenture");

            WHEREAS, the parties desire by this Agreement, among other things,
(i) to further amend and restate in its entirety the Amended Indenture, (ii) to provide for the issuance by the Owner Trustee of the Series 1993 747 A Certificates evidencing the loans made by the Pass Through Trustees to finance the Owner Trustee's payment of Lessor's Cost, as provided in the Redemption and Refinancing Agreement, and (iii) to provide for the assignment, mortgage and pledge by the Owner Trustee to the Indenture Trustee, as part of the Indenture Estate hereunder, among other things, of certain of the Owner Trustee's right, title and interest in and to the Aircraft and the Operative Documents and certain payments and other amounts received hereunder or thereunder in accordance with the terms hereof, as security for, among other things, the Owner Trustee's obligations to the Indenture Trustee, for the ratable benefit and security of the Holders;

            WHEREAS, all things have been done to make the Certificates, when executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee hereunder, the valid, binding and enforceable obligations of the Owner Trustee; and

            WHEREAS, all things necessary to make this Agreement the legal, valid and binding obligation of the Owner Trustee and the Indenture Trustee, for the uses and purposes herein set forth, in accordance with its terms, have been done and performed and have happened;


                                GRANTING CLAUSE

            NOW, THEREFORE, THIS TRUST INDENTURE AND MORTGAGE WITNESSETH, that, to secure the prompt payment of the principal of, premium, if any, and interest on, and all other amounts due with respect to, all Certificates from time to time Outstanding and the performance and observance by the Owner Trustee of all the agreements, covenants and provisions contained herein and in the Operative Documents to which it is a party, for the benefit of the Holders, and for the uses and purposes and subject to the terms and provisions hereof, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Certificates by the Holders, and of other good and valuable consideration the receipt and adequacy whereof are hereby acknowledged, the Owner Trustee has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee, its successors and assigns, for the security and benefit of the Holders from time to time, a security interest in and mortgage lien on all estate, right, title and interest of the Owner Trustee in, to and under the following described property, rights, interests and privileges (which collectively, including all property hereafter specifically subjected to the lien of this Agreement by any instrument supplemental hereto, but excluding the Excluded Payments, are herein called the "Indenture Estate"):

            (1) the Airframe and Engines (each such Engine having 750 or more rated take-off horsepower or the equivalent thereof) and all replacements thereof and substitutions therefor in which the Owner Trustee shall from time to time acquire an interest in accordance with the Lease, as more particularly described in the Trust Supplement and the Lease Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Agreement and the Lease;

            (2) the Lease and all Rent thereunder, including, without limitation, all amounts of Basic Rent, Supplemental Rent, and payments of any kind required to be made by the Company thereunder; all amounts payable to the Owner Trustee under the Participation Agreement that do not constitute Excluded Payments; the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale and any and all contracts relating to the Airframe and Engines or any rights or interest therein to which the Owner Trustee is now or may hereafter be a party; including, without limitation, all rights of the Owner Trustee to receive any payments or other amounts or to exercise any election or option or to make any decision or determination or to give or receive any notice, consent, waiver or approval or to take any other action under or in respect of any such document or to accept surrender or redelivery of the Aircraft or any part thereof, as well as all the rights, powers and remedies on the part of the Owner Trustee, whether acting under any such document or by statute or at law or in equity, or otherwise, arising out of any Lease Event of Default (other than the rights of the Owner Trustee provided for hereunder);

            (3) all rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Agreement;

            (4) all requisition proceeds with respect to the Aircraft or any part thereof (to the extent of the Owner Trustee's interest therein pursuant to the terms of the Lease) and all insurance proceeds with respect to the Aircraft or any part thereof from insurance required to be maintained by the Company under Section 11 of the Lease, but excluding any insurance maintained by the Company and not required under Section 11 of the Lease;

            (5) all moneys and securities now or hereafter paid or deposited or required to be paid or deposited to or with the Indenture Trustee by or for the account of the Owner Trustee pursuant to any term of any Operative Document and held or required to be held by the Indenture Trustee hereunder;

            (6)   all proceeds of the foregoing; and

            (7)   the Additional Collateral, if any.

            Notwithstanding the foregoing provisions:

            (a) there shall be excluded from the security interest granted by this Agreement all Excluded Payments;

            (b) (i) whether or not a Lease Event of Default or an Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Owner Participant shall at all times retain the right, to the exclusion of the Indenture Trustee (a) to Excluded Payments and to commence an action at law to obtain such Excluded Payments, (b) to adjust Basic Rent and the percentages relating to Stipulated Loss Value and Termination Value, the Special Termination Value Percentage and the EBO Percentages as provided in Section 3(c) of the Lease and Section 18 of the Participation Agreement, (c) to exercise any election or option to make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case only to the extent relating to, Excluded Payments, (d) to retain the rights of the "Lessor" with respect to solicitations of bids, and the election to retain the Aircraft pursuant to Section 9 of the Lease, (e) to exercise the right of "Lessor" to determine the fair market rental value or fair market sales value pursuant to Section 19 of the Lease, (f) to exercise all rights with respect to insurance maintained for its own account which Section 11(e) of the Lease specifically confers on the "Lessor" and (g) to exercise, to the extent necessary to enable it to exercise its rights under Section 8.03(e)(i) hereof, the rights of the "Lessor" under Section 21 of the Lease;

            (ii) whether or not a Lease Event of Default or Indenture Event of Default shall occur and be continuing, the Owner Trustee and the Indenture Trustee shall each have the right separately but not to the exclusion of the other, (a) to receive from the Company all notices, certificates, reports, filings, Opinions of Counsel, copies of all documents and all information which the Company is permitted or required to give or furnish to the "Lessor" pursuant to the Lease or to the Owner Trustee pursuant to any other Operative Document, (b) to exercise inspection rights pursuant to Section 12 of the Lease, (c) to maintain separate insurance pursuant to Section 11(e) of the Lease and to retain all rights with respect to such insurance maintained for its own account,

      (d) to give any notice of default under Section 15 of the Lease and to declare the Lease in default in respect thereof, (e) to cause the Company to take any action and execute and deliver such documents and assurances as the "Lessor" may from time to time reasonably request pursuant to
      Section 16 of the Lease; (f) to consent (with the concurrent consent of the other such party to the extent such consent is required) to changes to the list of countries on Exhibit F or G to the Lease and (g) to purchase an engine pursuant to Section 5(e) of the Lease;

            (iii) so long as no Indenture Event of Default shall have occurred and be continuing (but subject to the provisions of Section 11.06), the Owner Trustee shall retain the right, to the exclusion of the Indenture Trustee, to exercise the following rights of the "Lessor" under the
      Lease: (a) the right to approve as satisfactory any accountants, engineers or counsel to render services for or issue opinions to the Owner Trustee pursuant to express provisions of the Operative Documents,
      (b) the right to waive the opinion required pursuant to Section 8(e)(ii)(C) of the Participation Agreement in connection with an Event of Loss relating only to one or more Engines and (c) the right to elect (or not to elect) under Section 10(b) of the Lease to require the Company to pay the amounts set forth in clauses (A) and (B) of Section 10(b);

            (c) the leasehold interest granted to the Company by the Lease shall not be subject to the security interest granted by this Agreement, and nothing in this Agreement shall affect the rights of the Company under the Lease so long as no Lease Event of Default has occurred and is continuing; and

            (d) as between the Owner Trustee and the Indenture Trustee, nothing contained in this Granting Clause shall prevent the Owner Trustee, as the "Lessor" under the Lease, from seeking specific performance of the covenants of the Company under the Lease relating to the protection, insurance, maintenance, possession and use of the Aircraft and from maintaining separate insurance with respect to the Aircraft to the extent permitted by Section 11 of the Lease.

            None of the payments and rights described in the foregoing clauses
(a) through (d) shall be included in the Indenture Estate.


                                HABENDUM CLAUSE

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Indenture Trustee and the Holders from time to time, without any priority of any one Certificate over any other, and for the uses and purposes and subject to the terms and provisions set forth in this Agreement.

            1. The Owner Trustee agrees that this Agreement creates and grants and is intended to and shall create and grant a security interest in the Aircraft to the Indenture Trustee, which security interest attached on the Delivery Date. The security interest created by this Agreement and granted to the Indenture Trustee hereunder in the Indenture Estate other than in the Aircraft attached upon the delivery of the Original Indenture Agreement.

            2. It is expressly agreed that anything herein contained to the contrary notwithstanding, the Owner Trustee shall remain liable under each of the Operative Documents to which it is a party to perform all of its obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any of the Operative Documents to which the Owner Trustee is a party by reason of or arising out of the assignment hereunder, nor shall the Indenture Trustee (except as to the Indenture Trustee, if the Indenture Trustee shall have become the "Lessor" under the Lease) or the Holders be required or obligated in any manner to perform or fulfill any obligations of the Owner Trustee under any of the Operative Documents to which the Owner Trustee is a party, or, except as herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

            3. The Owner Trustee does hereby constitute the Indenture Trustee the true and lawful attorney of the Owner Trustee, irrevocably, with full power (in the name of the Owner Trustee or otherwise) subject to the terms and conditions of this Indenture, to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys due and to become due to the Owner Trustee (other than Excluded Payments) under or arising out of the Lease (subject to Section 11.06(b)(1)), the Purchase Agreement and the Owner Trustee's Purchase Agreement, to endorse any checks or other instruments or orders in connection therewith and, to file any claims or take any action or institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Owner Trustee has directed the Company to make all payments of Rent (other than Excluded Payments) payable to the Owner Trustee by the Company and all other amounts which are required to be paid to or deposited with the Owner Trustee pursuant to the Lease directly to the Indenture Trustee at such address as the Indenture Trustee shall specify, for application as provided in this Agreement. The Owner Trustee agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all moneys from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Agreement, except that the Owner Trustee shall accept for distribution pursuant to the Trust Agreement any amounts distributed to it by the Indenture Trustee as expressly provided in this Agreement and any Excluded Payments.

            4. The Owner Trustee agrees that at any time and from time to time, upon the written request of the Indenture Trustee, the Owner Trustee will promptly and duly execute and deliver or cause to be duly executed and delivered any and all such further instruments and documents as the Indenture Trustee may reasonably deem desirable in obtaining the full benefits of the assignment hereunder and of the rights and powers herein granted; provided,
                                                                  --------
however, that the Owner Trustee shall have no obligation to execute and
- -------
deliver or cause to be executed or delivered to the Indenture Trustee any such instrument or document if such execution and delivery would result in the imposition of additional liabilities on the Owner Trustee or the Owner Participant and would result in a burden on the Owner Participant's business activities, unless the Owner Trustee or the Owner Participant, as the case may be, is indemnified to its reasonable satisfaction against any losses, liabilities and expenses incurred in connection with such execution and delivery pursuant to any Operative Document.

            5. The Owner Trustee does hereby warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge, so long as the assignment hereunder shall remain in effect, any of its right, title or interest hereby assigned, to any Person other than the Indenture Trustee, and that it will not, except as provided in or permitted by this Agreement, accept any payment from the Company, enter into an agreement amending or supplementing any of the Operative Documents, execute any waiver or modification of, or consent under the terms of any of the Operative Documents, settle or compromise any claim (other than claims in respect of Excluded Payments) against the Company arising under any of the Operative Documents, or submit or consent to the submission of any dispute, difference or other matter arising under or in respect of any of the Operative Documents, to arbitration thereunder.

            IT IS HEREBY FURTHER COVENANTED AND AGREED by and among the parties hereto as follows:


                                   ARTICLE 1

                                  DEFINITIONS

            Section 1.01.  Definitions.  (a)  For all purposes of this
                           -----------
Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article 1 have the meanings assigned to them in this Article 1, and include the plural as well as the singular;

            (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

            (3) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and

            (4) all references in this Agreement to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement.

            (b) For all purposes of this Agreement, the following capitalized terms have the following respective meanings:

            "Actual Knowledge" means, (i) as it applies to the Owner
             ----------------
Trustee or Indenture Trustee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, as the case may be, and (ii) as it applies to the Owner Participant, actual knowledge of a Vice President or more senior officer of the Owner Participant or other officer of the Owner Participant in each case having responsibility for the transactions contemplated by the Operative Documents; provided that each of the Owner Trustee, the Indenture Trustee and the Owner Participant shall be deemed to have "Actual Knowledge" of any matter as to which it has been given notice by any of Lessee, the Owner Participant, any Holder, the Owner Trustee or the Indenture Trustee, such notice having been given pursuant to and in accordance with Section 12.01.

            "Additional Collateral" means any property in addition to the
             ---------------------
collateral listed in clauses (1) through (5) of the Granting Clause which may be added to the Indenture Estate from time to time by the Owner Participant in accordance with Section 9.12 hereof for so long as such property is to be included in the Indenture Estate in accordance with the grant made in said
Section 9.12.

            "Affiliate" with respect to a specified Person, means any other
             ---------
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Agent" means any Paying Agent or Registrar.
             -----

            "Aircraft" shall have the meaning specified therefor in the
             --------
Lease.

            "Airframe" shall have the meaning specified therefor in the
             --------
Lease.

            "Appraiser" means a Person engaged in the business of making
             ---------
appraisals and, in the case of the Aircraft, familiar with commercial aviation equipment.

            "Bankruptcy Code" shall have the meaning specified therefor in
             ---------------
the Lease.

            "Basic Rent" shall have the meaning specified therefor in the
             ----------
Lease.

            "Business Day" shall have the meaning specified therefor in the
             ------------
Lease.

            "Certificate" or "Certificates" means any Certificate
             -----------      ------------
issued under this Agreement, including the Series 1993 747 A Certificates issued hereunder substantially in the form of Exhibits A-1 and A-2 hereto as such form may be varied pursuant to the terms hereof and any and all Certificates issued in replacement or exchange therein in accordance with the provisions hereof.

            "Certificate Holder" shall have the meaning specified for the
             ------------------
term "Holder" hereunder.

            "Citizen of the United States" shall have the meaning specified
             ----------------------------
therefor in the Lease.

            "Commencement Date" shall have the meaning specified therefor
             -----------------
in the Lease.

            "Commencement Date Cash Interest" when used with respect to a
             -------------------------------
Certificate, shall be such Certificate's pro rata portion of the
                                         --- ----
aggregate commencement date cash interest as determined on the basis of the data included in Exhibit B.

            "Company" means United Air Lines, Inc., a Delaware corporation,
             -------
and, subject to the provisions of the Participation Agreement, its permitted successors and assigns.

            "Company Request" means a written request of the Company
             ---------------
executed on its behalf by a Responsible Company Officer.

            "Co-Registrar" shall have the meaning specified therefor in
             ------------
Section 2.03.

            "Debt" shall mean any liability for borrowed money, or any
             ----
liability for the payment of money in connection with any letter of credit transaction, or other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

            "Defaulted Installment" shall have the meaning specified
             ---------------------
therefor in Section 2.08.

            "Defaulted Interest" shall have the meaning specified therefor
             ------------------
in Section 2.08.

            "Delivery Date" shall have the meaning specified therefor in
             -------------
the Lease.

            "EBO Date" shall have the meaning specified therefor in the
             --------
Lease.

            "Engine" shall have the meaning specified therefor in the
             ------
Lease.

            "Event of Loss" shall have the meaning specified therefor in
             -------------
the Lease.

            "Excess Amount" shall have the meaning specified therefor in
             -------------
the Lease.

            "Excluded Payments" means (i) any right, title or interest of
             -----------------
the Owner Trustee in its individual capacity, the Owner Participant or their respective Affiliates or of their respective successors, permitted assigns, directors, officers, employees, servants and agents to any payment which by the terms of Section 7(b) or 7(c) of the Participation Agreement, Section 5.03 or
7.01 of the Trust Agreement or any section of the Tax Indemnity Agreement or any corresponding payment under Section 3(d) of the Lease is payable to such Person, (ii) any insurance proceeds payable under insurance maintained by the Owner Trustee in its individual capacity or the Owner Participant (whether directly or through the Owner Trustee), or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, (iii) any insurance proceeds (or proceeds of governmental indemnities in lieu thereof) payable to the Owner Trustee in its individual capacity or to the Owner Participant, or to their respective Affiliates, successors, permitted assigns, directors, officers, employees, servants and agents, under any liability insurance maintained by the Company pursuant to Section 11 of the Lease or by any other Person (or proceeds of governmental indemnities in lieu thereof), (iv) any rights of the Owner Participant or the Owner Trustee to demand, collect, sue for, or otherwise receive and enforce payment of the foregoing amounts (including interest thereon to the extent provided in the applicable provisions of the Operative Documents) and the right to declare an Event of Default under the Lease in respect of any of the foregoing amounts, but not including the right to exercise any remedies under the Lease except for those specifically provided for in this clause (iv), (v) payments to the Owner Participant by the Owner Trustee pursuant to Section 2 of the Participation Agreement and any funds held by the Owner Trustee or payable to the Owner Participant pursuant to any funding letter entered into in lieu of the provisions of Section 2 of the Participation Agreement, (vi) if the Lessee has assumed the obligations of the Owner Trustee in respect of the Certificates in accordance with Section 7.03 hereof and Section 8(r) of the Participation Agreement, the amount payable as purchase price pursuant to Section 19(b) of the Lease, (vii) Transaction Expenses or other amounts or expenses paid or payable to, or for the benefit of, the Owner Participant pursuant to the Participation Agreement, (viii) the respective rights of the Owner Trustee in its individual capacity or the Owner Participant to the proceeds of the foregoing and (ix) any right to demand, collect or otherwise receive and enforce the payment of any amount described in clauses
(i) through (viii) above.

            "Federal Aviation Act" shall have the meaning specified
             --------------------
therefor in the Lease.

            "Federal Aviation Administration" and "FAA" shall have the
             -------------------------------       ---
meaning specified therefor in the Lease.

            "Holder" means a person in whose name a Certificate is
             ------
registered on the Register including, so long as it holds any Certificate issued hereunder, the respective Pass Through Trustee under each Pass Through Trust Agreement.

            "Indenture Default" means any event which is, or after
             -----------------
notice or passage of time, or both, would be, an Indenture Event of Default.

            "Indenture Estate" shall have the meaning specified therefor in
             ----------------
the Granting Clause hereof.

            "Indenture Event of Default" shall have the meaning
             --------------------------
specified therefor in Article 8.

            "Indenture Trustee" means (x) with respect to any time
             -----------------
prior to the execution and delivery of the Redemption and Refinancing Agreement, State Street Bank and Trust Company of Connecticut, National Association, a national banking association, and (y) at the time of the execution and delivery of the Redemption and Refinancing Agreement and thereafter, First Security Bank of Utah, National Association, a national banking association, each and each other Person which may from time to time be acting as Indenture Trustee in accordance with the provisions of this Agreement.

            "Independent" when used with respect to an engineer,
             -----------
Appraiser or other expert, means an engineer, Appraiser or other expert who (i) is in fact independent, (ii) does not have any direct financial interest or any material indirect financial interest in the Company or any Affiliate of the Company, and (iii) is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

            "Independent Investment Banker" shall mean an independent
             -----------------------------
investment banking institution of national standing appointed by (i) the Company on behalf of the Owner Trustee or (ii) in the case of a redemption or purchase of the Certificates under

Section 6.01(b) pursuant to Section 8.03(e)(ii), the Owner Trustee;
provided that, if the Indenture Trustee shall not have received written
- --------
notice of such an appointment at least 10 days prior to the relevant Redemption Date or if a Lease Event of Default shall have occurred and be continuing,"Independent Investment Banker" shall mean such an institution
            -----------------------------
appointed by the Indenture Trustee.

            "Installment Certificate" shall mean a Certificate
             -----------------------
substantially in the form of Exhibit A-1, should any such Certificate be issued hereunder.

            "Installment Payment Amount" means, with respect to each
             --------------------------
Installment Certificate, the amount of the installment payment of principal due and payable on each Installment Payment Date, which amount shall be equal to the product of the original principal amount of such Certificate and the Installment Payment Percentage for such Installment Payment Date.

            "Installment Payment Date" means each date on which an
             ------------------------
installment payment of principal is due and payable on any Installment Certificate, as set forth in Exhibit B-1.

            "Installment Payment Percentage" means, with respect to
             ------------------------------
each Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit B-1;

provided that, after the occurrence of any partial redemption or
- --------
redemptions pursuant to clause (ii) of Section 6.01(a), the "Installment
                                                             ------------
Payment Percentage" for each Installment Payment Date subsequent to the
- ------------------
applicable Redemption Date shall be equal to the percentage obtained from the following calculation:

                                (p - n) x y
                                -----------
                                   p x s

where, for Installment Certificates maturing on the same Maturity Date:

            p = the sum of the original principal amounts of all Installment Certificates maturing on such Maturity Date as reflected on Exhibit B hereto;

            n = the sum of the principal amounts paid to all holders of Installment Certificates maturing on such Maturity Date as a result of all such partial redemptions (excluding any Installment Payment Amounts paid on a Redemption Date as a result of any such Redemption Date occurring on an Installment Payment Date) and all payments of principal paid on Installment Payment Dates on or prior to the applicable Redemption Date;

            y = the Installment Payment Percentage set forth in such Exhibit B-1 applicable to the Installment Payment Date for which this calculation is being performed; and

            s = the sum of the Installment Payment Percentages for Installment Payment Dates related to such Installment Certificates maturing on such Maturity Date and subsequent to the applicable Redemption Date.

            "Interest Payment Date" means each [October 19] and
             ---------------------
[April 19], commencing on the Commencement Date.

            "Lease" means (x) with respect to any time prior to the
             -----
execution and delivery of the Redemption and Refinancing Agreement, that certain Lease Agreement (1993 747 A), dated as of April 1, 1993, between the Original Owner Trustee, as lessor, and the Company, as lessee, recorded by the FAA on April 21, 1993, and assigned Conveyance No. FF08936, as amended and restated by the First Amended and Restated Lease Agreement (1993 747 A), dated as of April 1, 1993, between the Original Owner Trustee, as lessor, and the Company, as lessee, recorded by the FAA on May 6, 1993 and assigned Conveyance No. VV003011 and as amended by the First Amendment to First Amended and Restated Lease Agreement (1993 747 A), dated as of April 19, 1994, between the Original Owner Trustee, as lessor, and the Company, as lessee, recorded by the FAA on June 15, 1994 and assigned Conveyance No. HK002085, and as amended by the Second Amendment to First Amended and Restated Lease Agreement (1993 747
A), dated as of July 1, 1994, between the Original Owner Trustee, as lessor, and the Company, as lessee, recorded by the FAA on August 10, 1994 and assigned Conveyance No. ZZ000018, as amended by the Third Amendment to First Amended and Restated Lease Agreement (1993 747 A), dated July 22, 1994, between the Original Owner Trustee, as lessor, and the Company, as lessee, recorded by the FAA on August 18, 1994 and assigned Conveyance No. ZZ006619 (the "Restated Lease") and (y) at the time of the execution and delivery of the Redemption and Refinancing Agreement and thereafter, the Restated Lease, as Amended and Restated by the Second Amended and Restated Lease Agreement (1993 747 A), dated May 1, 1995, as such Lease Agreement may from time to time be further supplemented, amended or modified in accordance with the terms thereof and this Agreement. The term "Lease" shall also include each Lease Supplement
                      -----
entered into pursuant to the terms of the Lease.

            "Lease Event of Default" shall have the meaning specified
             ----------------------
for the term "Event of Default" in the Lease.

            "Lease Loss Payment Date" shall have the meaning specified
             -----------------------
for the term "Loss Payment Date" in the Lease.

            "Lease Supplement" shall have the meaning specified
             ----------------
therefor in the Lease.

            "Lease Termination Date" shall have the meaning
             ----------------------
specified for the term "Termination Date" in the Lease.

            "Lessor Liens" shall have the meaning specified therefor in
             ------------
the Lease.

            "Lien" means any mortgage, pledge, lien, charge, encumbrance,
             ----
lease, exercise of rights, security interest or claim.

            "Loan Certificate" shall have the meaning specified for
             ----------------
the term "Certificate" hereunder.

            "Maturity Date" means each of the dates specified in
             -------------
Exhibit B as a maturity date of one or more of the Certificates.

            "Officers' Certificate" means a certificate signed, in the
             ---------------------
case of the Company, by (i) the Chairman of the Board of Directors, the President, or any Senior Vice President of the Company, signing alone, or (ii) any Vice President signing together with the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company or, in the case of the Owner Trustee, a Responsible Officer of the Owner Trustee.

            "Operative Documents" means this Agreement, the
             -------------------
Participation Agreement, the Redemption and Refinancing Agreeement, the Lease, the Tax Indemnity Agreement, the Consent and Agreement, the Owner Trustee's Bill of Sale, the Owner Trustee's FAA Bill of Sale, the Acceptance Certificate, the Purchase Agreement (to the extent assigned by the Owner Trustee's Purchase Agreement), the Owner Trustee's Purchase Agreement, the Certificates, the Trust Agreement, the Trust Supplement and the Redemption and Refinancing Agreement.

            "Opinion of Counsel" means a written opinion of legal
             ------------------
counsel, who in the case of counsel for the Company may be (i) the senior attorney employed by the Company, (ii) Vedder, Price, Kaufman & Kammholz or
(iii) other counsel designated by the Company and who shall be reasonably satisfactory to the Indenture Trustee or, in the case of legal counsel for the Owner Trustee, may be (x) Bingham, Dana & Gould or (y) other counsel designated by the Owner Trustee and who shall be reasonably satisfactory to the Indenture Trustee.

            "Original Issue Price", when used with respect to a
             --------------------
Certificate, shall be such Certificate's pro rata portion of the
                                         --- ----
aggregate original issue price as determined on the basis of the data included in Exhibit B hereto.

            "Outstanding", when used with respect to Certificates,
             -----------
means, as of the date of determination, all Certificates theretofore executed and delivered under this Agreement other than:

            (i) Certificates theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation pursuant to
      Section 2.07 or otherwise;

            (ii) Certificates for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee in trust for the Holders of such Certificates; provided that
                                                             --------
      if such Certificates are to be redeemed, notice of such redemption has been duly given pursuant to this Agreement or provision therefor satisfactory to the Indenture Trustee has been made; and

            (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement;

provided, however, that in determining whether the Holders of the
- --------  -------
requisite aggregate principal amount of Certificates Outstanding have given any request, demand, authorization, declaration, direction, notice, consent or waiver hereunder, Certificates owned by or pledged to the Company or any Affiliate of the Company or the Owner Trustee or the Owner Participant or any Affiliate thereof, shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, declaration, direction, notice, consent or waiver, only Certificates which the Indenture Trustee knows to be so owned or so pledged shall be disregarded. Certificates owned by the Company, or the Owner Trustee or the Owner Participant, which have been pledged in good faith may be regarded as Outstanding if the Company, or the Owner Trustee or the Owner Participant, as the case may be, establishes to the satisfaction of the Indenture Trustee the pledgee's right to act with respect to such Certificates and that the pledgee is not the Company, or the Owner Trustee or the Owner Participant or any Affiliate thereof.

            "Owner Participant" shall be the party specified as the
             -----------------
"Owner Participant" in the Participation Agreement, its successors and, to the extent permitted by Article VIII of the Trust Agreement and Section 8(l) of the Participation Agreement, its permitted successors and assigns.

            "Owner Trustee" means (x) with respect to any time prior to
             -------------
the execution and delivery of the Redemption and Refinancing Agreement, Wilmington Trust Company, a Delaware banking corporation, and (y) at the time of the execution and delivery of the Redemption and Refinancing Agreement and thereafter, State Street Bank and Trust Company, a Massachusetts trust company, not in its individual capacity, but solely as trustee under the Trust Agreement, and each other Person which may from time to time be acting as Owner Trustee in accordance with the provisions of the Operative Documents.

            "Owner Trustee's Purchase Agreement" shall have the meaning
             ----------------------------------
specified therefor in the Lease.

            "Participation Agreement" shall have the meaning specified
             -----------------------
therefor in the Lease.

            "Parts" shall have the meaning specified therefor in the
             -----
Lease.

            "Pass Through Certificates" means any of the Pass Through
             -------------------------
Certificates issued pursuant to any of the Pass Through Trust Agreements.

            "Pass Through Trust" means each pass through trust created
             ------------------
pursuant to the related Pass Through Trust Agreement.

            "Pass Through Trust Agreements" means the Pass Through Trust
             -----------------------------
Agreement, dated as of February 1, 1992, as amended and restated as of May 1, 1995, between the Company and the Pass Through Trustee as supplemented by each of the two Pass Through Trust Supplements Nos. 1995 A-1 and 1995 A-2, each
dated as of May [   ], 1995, as the same may from time to time be further
amended, supplemented or otherwise modified.

            "Pass Through Trust Supplement" shall have the meaning
             -----------------------------
specified for the term "Trust Supplement" in the Pass Through Trust Agreement.

            "Pass Through Trustee" means First Security Bank of Utah,
             --------------------
National Association in its capacity as trustee under each Pass Through Trust Agreement, and such other Person that may from time to time be acting as successor trustee under any such Pass Through Trust Agreement.

            "Paying Agent" means any person acting as Paying Agent
             ------------
hereunder pursuant to Section 2.03.

            "Permitted Investment" means each of (i) obligations of, or
             --------------------
guaranteed by, the United States Government or agencies thereof, (ii) open market commercial paper of any corporation incorporated under the laws of the United States of America or any State thereof rated at least P-2 or its equivalent by Moody's Investors Service, Inc. or at least A-2 or its equivalent by Standard & Poor's Corporation, (iii) certificates of deposit issued by commercial banks organized under the laws of the United States or of any political subdivision thereof having a combined capital and surplus in excess of $500,000,000 which banks or their holding companies have a rating of A or its equivalent by Moody's Investors

Service or Standard & Poor's Corporation; provided, however, that
                                          --------  -------
the aggregate amount at any one time so invested in certificates of deposit issued by any one bank shall not exceed 5% of such bank's capital and surplus,
(iv) U.S. dollar denominated offshore certificates of deposit issued by, or offshore time deposits with, any commercial bank described in clause (iii) or any subsidiary thereof and (v) repurchase agreements with any financial institution having combined capital and surplus of at least $500,000,000 with any of the obligations described in clauses (i) through (iv) as collateral.

            "Permitted Lien" shall have the meaning specified therefor
             --------------
in the Lease.

            "Person" means any individual, corporation, partnership,
             ------
joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            "Pre-Commencement Date Period" means, with respect to any
             ----------------------------
Certificate, the period commencing on the date of the original issuance of such Certificate and ending on and including the day immediately preceding the Commencement Date.

            "Premium" or "premium" shall have the meaning specified
             -------      -------
in Section 6.01(b) hereto.

            "Premium Termination Date" means, with respect to a
             ------------------------
Certificate, the date set forth below opposite the Maturity Date of such
Certificate:



                                                   Premium
       Certificates       Maturity Date         Termination Date
       ------------       -------------         ----------------

   Series [1993 747 A-1]
      Certificate          [_________]             [_________]


   Series [1993 747 A-2]
      Certificate          [_________]             [_________]

            "Purchase Agreement" shall have the meaning specified
             ------------------
therefor in the Lease.

            "Purchase Option Date" shall have the meaning specified
             --------------------
therefor in the Lease.

            "Record Date" for the interest or Installment Payment
             -----------
Amount payable on any Certificate on any Interest Payment Date or Installment Payment Date (other than the Maturity Date) for such Certificate, as the case may be, means the calendar day (whether or not a Business Day) which is 15 calendar days prior to the related Interest Payment Date or the related Installment Payment Date.

            "Redemption and Refinancing Agreement" shall have the meaning
             ------------------------------------
specified therefor in the lease.

            "Redemption Date" means the date on which the Certificates
             ---------------
are to be redeemed or purchased pursuant to Section 6.01 or Section 6.02, as the case may be, as specified in the notice delivered pursuant to Section 6.03 hereof.

            "Redemption Price" means the price at which the
             ----------------
Certificates are to be redeemed or purchased, determined as of the applicable Redemption Date, pursuant to Section 6.01 or Section 6.02, as the case may be; provided, however, that in the case of a Certificate which is
- --------  -------
issued at a discount which shall become due and payable (upon redemption, acceleration or otherwise) and shall be paid or shall be purchased during the Pre-Commencement Date Period, the Redemption Price or purchase price therefor shall be the amount payable upon such Certificate becoming due and payable and being paid during the Pre-Commencement Date Period as specified therein.

            "Refinancing Date" shall mean the date designated by the
             ----------------
Lessee as the date for a refinancing of the Certificates in accordance with
Section 17 of the Participation Agreement.

            "Register" shall have the meaning specified therefor in
             --------
Section 2.03.

            "Registrar" means any person acting as Registrar hereunder
             ---------
pursuant to Section 2.03.

            "Rent" shall have the meaning specified therefor in the Lease.
             ----

            "Replacement Airframe" shall have the meaning specified
             --------------------
therefor in the Lease.

            "Replacement Engine" shall have the meaning specified
             ------------------
therefor in the Lease.

            "Responsible Company Officer" means, with respect to the
             ---------------------------
Company, its Chairman of the Board, its President, any Senior Vice President, the Chief Financial Officer, any Vice President, the Treasurer or any other management employee (a) working under the direct supervision of such Chairman of the Board, President, Senior Vice President, Chief Financial Officer, Vice President or Treasurer and (b) whose responsibilities include the administration of the transactions and agreements, including the Lease, contemplated by the Participation Agreement.

            "Responsible Officer", with respect to the Owner Trustee or
             -------------------
the Indenture Trustee, shall mean any officer in its Corporate Trust Administration Department or any officer of the Owner Trustee or the Indenture Trustee, as the case may be, customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his knowledge of and familiarity with a particular subject.

            "SEC" means the Securities and Exchange Commission.
             ---

            "Series 1993 747 A Certificate" means any Certificate
             -----------------------------
issued by the Owner Trustee under this Agreement substantially in the form of Exhibit A-1 or A-2, and any and all of the Series 1993 747 A Certificates issued in replacement or exchange thereof in accordance with the provisions hereof.

            "Special Purchase Option Date" shall have the meaning
             ----------------------------
specified therefor in the Lease.

            "Stipulated Loss Value" shall have the meaning specified
             ---------------------
therefor in the Lease.

            "Supplemental Rent" shall have the meaning specified
             -----------------
therefor in the Lease.

            "Tax Indemnity Agreement" shall have the meaning specified
             -----------------------
therefor in the Lease.

            "Termination Value" shall have the meaning specified
             -----------------
therefor in the Lease.

            "Treasury Yield" means, with respect to each Certificate to be
             --------------
redeemed or purchased, (x) in the case of a Certificate having a maturity less than one year after the applicable redemption or purchase date, the average yield to stated maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of the maturity of such Certificate or (y) in the case of a Certificate having a maturity of one year or more after the applicable redemption or purchase date, the average yield to stated maturity of the most comparable United States Treasury Notes or Bonds as identified by an independent investment banker, corresponding in maturity to the Remaining Weighted Average Life (as defined below) of such Certificate (or, if there is no maturity corresponding to such Remaining Weighted Average Life, an interpolation of maturities by such independent investment banker), in each case under (x) and (y) above determined by such independent investment banker based on the average of the yields to stated maturity determined from the bid prices on the fourth Business Day preceding the applicable redemption or purchase date. For purposes hereof, "Remaining Weighted Average Life" means, for any Certificate, at the redemption or purchase date of such Certificate, the number of years obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal, including the payment due on the maturity date of such Certificate, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between the redemption or purchase date and the regular distribution dates as of such scheduled payments of principal, by (b) the then outstanding principal amount (including accretion of discount) of such Certificate.

            "Trust Agreement" shall have the meaning specified therefor
             ---------------
in the Lease.

            "Trust Indenture Act" means the Trust Indenture Act of
             -------------------
1939, as amended.

            "Trust Indenture and Mortgage" or "this Agreement"
             ----------------------------
means this Third Amended and Restated Trust Indenture and Mortgage (1993 747
A), as the same may from time to time be supplemented, amended or modified.

            "Trust Indenture Estate" shall have the meaning specified
             ----------------------
for the term "Indenture Estate" hereunder.

            "Trust Office" shall mean the principal corporate trust
             ------------
office of the Owner Trustee located at 225 Franklin Street, Boston, Massachusetts 02110, Attention: Corporate Trust Department, or at such other office at which the Owner Trustee's corporate trust business shall be administered which the Owner Trustee shall have specified by notice in writing to the Company, the Indenture Trustee and each Holder.

            "Trust Supplement" means a supplement to the Trust
             ----------------
Agreement and this Agreement in the form of Exhibit C hereto.

            "Trustee's Liens" shall have the meaning specified therefor
             ---------------
in Section 9.10.

            "United States" or "U.S." means the United States of
             -------------      ----
America.

            "U.S. Government Obligations" means securities that are
             ---------------------------
direct obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States are pledged which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

                                   ARTICLE 2

                               THE CERTIFICATES

            Section 2.01.  Certificates; Title and Terms.  The
                           -----------------------------
Certificates issued hereunder shall be designated as Series 1993 747 A Certificates. The Installment Certificates and the Serial Certificates shall be substantially in the form set forth in Exhibit A-1 or A-2, respectively.
The Certificates originally issued hereunder shall be dated the date of issuance thereof and shall be issued in the maturities and principal amounts and at the Original Issue Prices, shall provide for Commencement Date Cash Interest, if any, and shall bear interest during and after the Pre-Commencement Date Period at the rates per annum, in each case as specified in or determined pursuant to Exhibit B. The principal of each Certificate, other than Installment Certificates, shall be payable in full on the Maturity Date for such Certificate. The principal of each Installment Certificate shall be payable in installments, on each Installment Payment Date, in amounts equal to the Installment Payment Amount for such Installment Payment Date. Each Certificate shall be issued to the Pass Through Trustee under each of the Pass Through Trust Agreements, as set forth in Exhibit B-2.

            The Certificates shall be issued in registered form only. The Certificates shall be issued in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000.

            The Certificates are not redeemable or subject to purchase prior to maturity except as provided in this Agreement. Interest accrued on the Certificates shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

            Section 2.02.  Execution and Authentication.  (a)
                           ----------------------------
Certificates shall be executed on behalf of the Owner Trustee by the manual or facsimile signature of its President, a senior vice president, a vice president, an assistant vice president, its treasurer, its secretary, an assistant secretary or an assistant treasurer.

            (b) If any officer of the Owner Trustee executing the Certificates no longer holds that office at the time the Certificate is executed on behalf of the Owner Trustee, the Certificate shall be valid nevertheless.

            (c) At any time and from time to time after the execution of the Certificates, the Owner Trustee may deliver such Certificates to the Indenture Trustee for authentication and, subject to the provisions of Section 2.10, the Indenture Trustee shall authenticate the Certificates by manual signature upon written orders of the Owner Trustee. Certificates shall be authenticated on behalf of the Indenture Trustee by any authorized officer or signatory of the Indenture Trustee.

            (d) A Certificate shall not be valid or obligatory for any purpose or entitled to any security or benefit hereunder until executed on behalf of the Owner Trustee by the manual or facsimile signature of an officer of the Owner Trustee as provided in Section 2.02(a) and until authenticated on behalf of the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee as provided in Section 2.02(c). Such signatures shall be conclusive evidence that such Certificate has been duly executed, authenticated and issued under this Agreement.

            Section 2.03.  Registrar and Paying Agent.  The Indenture
                           --------------------------
Trustee shall maintain an office or agency where the Certificates may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where (subject to Sections 2.04 and 2.08) the Certificates may be presented for payment or for exchange (the "Paying Agent"). The Registrar shall keep a register (the "Register") with respect to the Certificates and to their transfer and exchange and the payments of Installment Payment Amounts thereon, if any. The Indenture Trustee may appoint one or more co-registrars (the "Co-Registrars") and one or more additional Paying Agents for the Certificates and the Indenture Trustee may terminate the appointment of any Co-Registrar or Paying Agent at any time upon written notice. The term "Registrar" includes any Co-Registrar. The term "Paying Agent" includes any additional Paying Agent.

            The Indenture Trustee shall initially act as Registrar and Paying Agent.

            Section 2.04.  Transfer and Exchange.  At the option of the
                           ---------------------
Holder thereof, Certificates may be exchanged for an equal aggregate principal amount of other Certificates of the same maturity and type and of any authorized denominations or transferred upon surrender of the Certificates to be exchanged or transferred at the principal corporate trust office of the Indenture Trustee, or at any office or agency maintained for such purpose pursuant to Section 2.03. Whenever any Certificates are so surrendered for exchange, the Owner Trustee shall execute, and the Indenture Trustee shall authenticate and deliver, the replacement Certificates, dated the same date as the Certificate or Certificates being replaced which the Holder making the exchange is entitled to receive.

            All Certificates issued upon any registration of transfer or exchange of Certificates shall be the valid obligations of the Owner Trustee, evidencing the same obligations, and entitled to the same security and benefits under this Agreement, as the Certificates surrendered upon such registration of transfer or exchange.

            Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made to a Holder for any registration of transfer or exchange of Certificates, but the Registrar may, as a condition to any transfer or exchange hereunder, require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates.

            The Registrar shall not be required to register the transfer of or to exchange any Certificate called for redemption or purchase pursuant to such
Section 6.01 or 6.02.

            Section 2.05.  Holder Lists; Ownership of Certificates.
                           ---------------------------------------
(a) The Indenture Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders, which list shall be available to the Owner Trustee or its representative (which may be the Owner Participant) and the Company for inspection. If the Indenture Trustee is not the Registrar, the Registrar shall be required to furnish to the Indenture Trustee semi-annually on or before each Interest Payment Date, and at such other times as the Indenture Trustee may request in writing, a list, in such form and as of such date as the Indenture Trustee may reasonably require, containing all the information in the possession or control of the Registrar as to the names and addresses of the Holders.

            (b) Ownership of the Certificates shall be proved by the Register kept by the Registrar. Prior to due presentment for registration of transfer of any Certificate, the Owner Trustee, the Owner Participant, the Company, the Indenture Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name any Certificate is registered as the absolute owner of such Certificate for the purpose of receiving payment of principal (including, subject to the provisions herein regarding the applicable Record Dates, Installment Payment Amounts) of, premium, if any, and interest on such Certificate and for all other purposes whatsoever, whether or not such Certificate is overdue, and none of the Owner Trustee, the Indenture Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

            Section 2.06.  Mutilated, Destroyed, Lost or Stolen
                           -------------------------------------
Certificates.  If any Certificate shall become mutilated, destroyed, lost
- ------------
or stolen, the Owner Trustee shall, upon the written request of the Holder of such Certificate, issue and execute, and the Indenture Trustee shall authenticate and deliver, in replacement thereof, as applicable, a new Certificate of the same type and having the same maturity, payable to the same Holder in the same principal amount and dated the same date as the Certificate so mutilated, destroyed, lost or stolen. If the Certificate being replaced has become mutilated, such Certificate shall be surrendered to the Indenture Trustee. If the Certificate being replaced has been destroyed, lost or stolen, the Holder of such Certificate shall furnish to the Owner Trustee and the Indenture Trustee such security or indemnity as may be required by it to save the Owner Trustee and the Indenture Trustee harmless and evidence satisfactory to the Owner

Trustee and the Indenture Trustee of the destruction, loss or theft of such Certificate and of the ownership thereof.

            Section 2.07.  Cancellation.  The Registrar and any Paying
                           ------------
Agent shall forward to the Indenture Trustee all Certificates surrendered to them for replacement, redemption, registration of transfer, exchange or payment. The Indenture Trustee shall cancel all Certificates surrendered for replacement, redemption, registration of transfer, exchange, payment or cancellation and shall destroy cancelled Certificates.

            Section 2.08.  Payment on Certificates; Defaulted Principal and
                           ------------------------------------------------
Interest.  (a) The Indenture Trustee will arrange directly with any
- --------
Paying Agent for the payment, or the Indenture Trustee will make payment, all pursuant to Section 2.09, of the principal of, premium, if any, and interest on the Certificates at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purpose to Section 2.03 hereof. All payments in respect of the Certificates shall be made in such coin or currency of the United States as at the time of payment in legal tender for payment of public and private debts. Payments (other than on the Maturity Date therefor or on the Redemption Date in respect of the redemption in whole thereof) on Certificates shall be made to the Holder thereof at the close of business on the relevant Record Date; provided, however, that the
                                      --------  -------
Paying Agent will, at the request of the Indenture Trustee and may, at its option, pay such interest, premium or principal by check mailed to such Holder's address as it appears on the Register. Principal of Certificates and premium, if any, with respect thereto, shall (except as provided pursuant to the immediately preceding sentence) be payable only against presentation and surrender thereof at the principal corporate trust office of the Indenture Trustee or at the office of the Paying Agent maintained for such purpose pursuant to Section 2.03.

            A Holder shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal amount of, premium, if any, and interest on all Certificates held by such Holder and all other sums payable to such Holder hereunder, under such Certificates and under the Participation Agreement shall have been paid in full.

            (b) Any Installment Payment Amount payable on an Installment Payment Date (other than the Maturity Date with respect to a Certificate) or any interest payable on an Interest Payment Date on any Certificate which is not punctually paid on such Installment Payment Date or such Interest Payment Date, as the case may be (herein called, respectively, a "Defaulted Installment" and "Defaulted Interest"), shall forthwith cease to be payable to the Holder on the relevant Record Date by virtue of his having been such Holder; and such Defaulted Installment or Defaulted Interest may be paid by the Indenture Trustee, at its election in each case, as provided in clause (1) or
(2) below:

            (1) The Indenture Trustee may elect to make payment of any Defaulted Installment or Defaulted Interest, as the case may be, to the person in whose name any Certificate is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be fixed in the following manner. The Indenture Trustee shall notify the Paying Agent in writing of the amount of Defaulted Installment or Defaulted Interest, as the case may be, proposed to be paid on each such Certificate and the date of the proposed payment, and at the same time the Indenture Trustee shall make arrangements to set aside an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Installment or Defaulted Interest, as the case may be, prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Installment or Defaulted Interest, as the case may be, as this clause provides and shall fix a special record date for the payment of such Defaulted Installment or Defaulted Interest, as the case may be, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment. The Indenture Trustee shall promptly notify the Owner Trustee, the Company and the Registrar of such special record date and shall cause notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor to be mailed, first class postage prepaid, to each Holder at its address as it appears in the Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Installment or Defaulted Interest, as the case may be, and the special record date therefor having been mailed, as aforesaid, such Defaulted Installment or Defaulted Interest, as the case may be, shall be paid to the Persons in whose names the applicable Certificates are registered on such special record date and shall no longer be payable pursuant to the following clause (2).

            (2) The Indenture Trustee may make, or cause to be made, payment of any Defaulted Installment or Defaulted Interest, as the case may be, in any other lawful manner not inconsistent with the requirements of any securities exchange on which Certificates may be listed, and upon such notice as may be required by such exchange, if such payment shall be deemed practicable by the Indenture Trustee.

            (c) The Indenture Trustee shall require each Paying Agent to agree in writing that such Paying Agent will hold in trust, for the benefit of the Holders of the Certificates and the Indenture Trustee, all money held by the Paying Agent for the payment of the principal of, premium, if any, or interest and shall give to such Indenture Trustee notice of any default in the making of any such payment upon the Certificates. The Indenture Trustee at any time may require a Paying Agent to repay to the Indenture Trustee all money held by it. Upon so doing the Paying Agent shall have no further liability for the money so paid.

            Section 2.09.  Payment from Indenture Estate Only; Non-Recourse
                           -------------------------------------------------
Obligations.  All amounts payable by the Indenture Trustee and the Owner
- -----------
Trustee under the Certificates and this Agreement shall be made only from the income and proceeds of the Indenture Estate. Each Holder of a Certificate, by its acceptance of such Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for the payment of such amounts, to the extent available for distribution to it as herein provided, and (b) none of the Owner Trustee, the Owner Participant or the Indenture Trustee is or shall be personally liable to the Holder of any Certificate for any amount payable under such Certificate or this Agreement or, except as expressly provided in this Agreement in the case of the Owner Trustee and the Indenture Trustee, for any liability thereunder.

            State Street Bank and Trust Company is entering into this Agreement solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and in no case whatsoever shall State Street Bank and Trust Company (or any entity acting as successor trustee under the Trust Agreement) be personally liable for, or for any loss in respect of, any statements, representations, warranties, agreements or obligations hereunder or thereunder; provided that State Street Bank and Trust Company shall be liable hereunder
- --------
in its individual capacity, (i) for the performance of its agreements in its individual capacity under Section 8 of the Participation Agreement, (ii) for its own willful misconduct or gross negligence, and (iii) for the failure to use ordinary care in the disbursement of funds. If a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement and the Participation Agreement, such successor Owner Trustee shall, without any further act, succeed to all of the rights, duties, immunities and obligations hereunder, and its predecessor Owner Trustee and State Street Bank and Trust Company shall be released from all further duties and obligations hereunder, without prejudice to any claims against State Street Bank and Trust Company or such predecessor Owner Trustee for any default by State Street Bank and Trust Company or such predecessor Owner Trustee, respectively, in the performance of its obligations hereunder prior to such appointment.

            Section 2.10.  Execution, Delivery and Dating of Certificates
                           ----------------------------------------------
upon Original Issuance.  The Owner Trustee shall issue and execute, and
- ----------------------
the Indenture Trustee shall authenticate and deliver, the Certificates for original issuance upon payment to the Indenture Trustee of an amount equal to its Original Issue Price. Each Certificate shall (except for those issued pursuant to Section 2.04 or Section 2.06) be dated the date of its issuance.


                                   ARTICLE 3

                     RECEIPT, DISTRIBUTION AND APPLICATION
                       OF FUNDS IN THE INDENTURE ESTATE

            Section 3.01.  [Reserved for Potential Future Use]

            Section 3.02.  Payment in Case of Redemption or Purchase of
                           ---------------------------------------------
Certificates. Except as otherwise provided in Section 3.05, in the event the
- ------------
Certificates are redeemed or purchased in accordance with the provisions of
Section 6.01 or 6.02, the Indenture Trustee will apply on the Redemption Date any amounts then held by it in the Indenture Estate and received by it from or on behalf of the Company or the Owner Trustee in the following order of priority:

            first, so much thereof as was received by the Indenture
            -----
      Trustee with respect to the amounts due to it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

            second, so much thereof remaining as shall be required to
            ------
      pay an amount equal to the Redemption Price on the Outstanding Certificates pursuant to Section 6.01 or 6.02, as the case may be, on the Redemption Date shall be applied to the redemption or purchase of the Certificates on the Redemption Date; and

            third, the balance, if any, thereof remaining thereafter
            -----
      shall be distributed to the Owner Trustee to be held or distributed to the Owner Participant in accordance with the terms of the Trust Agreement.

            Section 3.03.  Application of Rent When No Indenture Event of
                           -----------------------------------------------
Default Is Continuing.  Except as otherwise provided in Section 3.02, 3.04,
- ---------------------
3.05 or 3.06, each amount of Excess Amount or Rent received by the Indenture Trustee from the Owner Trustee or the Company, together with any amount received by the Indenture Trustee pursuant to Section 8.03(e) shall be distributed by the Indenture Trustee in the following order of priority:

            first, so much of such aggregate amount as shall be
            -----
      required to pay in full the interest, principal of, premium (to the extent received by the Indenture Trustee from the Company as Supplemental
      Rent), if any, then due on, all Outstanding Certificates shall be distributed to the Persons entitled thereto; and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest, principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts;

            second, so much of such aggregate amount remaining as shall
            ------
      be required to pay any amount due the Indenture Trustee pursuant to
      Section 9.06 shall be applied to pay the Indenture Trustee such amounts;
      and
            third, the balance, if any, of such aggregate amount
            -----
      remaining thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement.

            Section 3.04.  Application of Certain Payments in Case of
                           ------------------------------------------
Requisition or Event of Loss.  Except as otherwise provided in Section 3.05,
- ----------------------------
any amounts received directly or otherwise pursuant to the Lease from any governmental authority or other party pursuant to Section 10 of the Lease with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe as the result of an Event of Loss, to the extent that such amounts are not at the time required to be paid to the Company pursuant to said Section 10, and any amounts of insurance proceeds for damage to the Indenture Estate received directly or otherwise pursuant to the Lease from any insurer pursuant to Section 11 of the Lease with respect thereto as the result of an Event of Loss, to the extent such amounts are not at the time required to be paid to the Company pursuant to said Section 11, shall, except as otherwise provided in the next sentence, be applied by the Indenture Trustee on behalf of the Owner Trustee in reduction of the Company's obligations to pay Stipulated Loss Value and the other amounts payable by the Company pursuant to Section 10 of the Lease and the remainder, if any, shall, except as provided in the next sentence, be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease. Any portion of any such amount referred to in the preceding sentence which is not required to be so paid to the Company pursuant to the Lease, solely because a Lease Event of Default shall have occurred and be continuing, shall be held by the Indenture Trustee on behalf of the Owner Trustee as security for the obligations of the Company under the Lease and at such time as there shall not be continuing any Lease Event of Default or such earlier time as shall be provided for in the Lease, such portion shall be paid to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, unless the Indenture Trustee (as assignee from the Owner Trustee of the Lease) shall have theretofore declared the Lease to be in default pursuant to Section 15 thereof, in which event such portion shall be distributed forthwith upon such declaration in accordance with the provisions of Section 3.05 hereof.

            Section 3.05.  Payments During Continuance of Indenture Event of
                           -------------------------------------------------
Default.  All payments (except Excluded Payments) received and amounts
- -------
held or realized by the Indenture Trustee after an Indenture Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 8), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Indenture Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

            first, so much of such payments or amounts as shall be
            -----
      required to pay the Indenture Trustee all amounts then due it pursuant to
      Section 9.06 shall be applied to pay the Indenture Trustee such amounts;

            second, so much of such payments or amounts remaining as
            ------
      shall be required to pay the expenses incurred (including unbilled expenses in respect of property delivered or contracted for or services rendered or contracted for if the amount of such expenses is liquidated) in using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements of and to the Indenture Estate and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Owner Trustee and, to the extent permitted under the Lease, the Company), all in accordance with Section 8.03(c), shall be applied for such purposes;

            third, so much of such payments or amounts remaining as
            -----
      shall be required to pay the principal of, premium, if any, to the extent payable by the Owner Trustee pursuant to Section 6.0l(b)(ii) or to the extent received by the Indenture Trustee from the Company as Supplemental Rent, and accrued interest, on all Certificates Outstanding, whether by declaration of acceleration pursuant to Section 8.02 or otherwise, shall be applied to the payment of such interest, principal and premium, if any, and in case such payments or amounts shall be insufficient to pay in full the whole amount so due and unpaid, then to the payment of such interest principal and premium, if any, without any preference or priority of one Certificate over another, ratably according to the aggregate amount so due for interest, principal and premium, if any, at the date fixed by the Indenture Trustee for the distribution of such payments or amounts; and

            fourth, the balance, if any, of such payments or amounts
            ------
      remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Indenture Event of Default shall be continuing hereunder or the Certificates have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement;
      provided that at such time as one or more Lease Events of Default
      --------
      shall have occurred and any such Lease Event of Default shall have continued for a period of 180 days during which time the Certificates could, but shall not, have been accelerated pursuant to Section 8.02, such amounts shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Lease, the Participation Agreement and the Trust Agreement so long as no Indenture Event of Default exists other than by virtue of such Lease Event of Default.

            Section 3.06.  Payments for Which Application Is Provided in
                           ---------------------------------------------
Other Documents.  Except as otherwise provided in this Agreement, any payment
- ---------------
received by the

Indenture Trustee for which provision as to the application thereof is made in the Lease or any other Operative Document shall be distributed to the Person for whose benefit such payments were made. The Indenture Trustee shall be obligated to distribute any Excluded Payments received by the Indenture Trustee promptly upon receipt thereof by the Indenture Trustee to the Person entitled thereto.

            Section 3.07.  Payments for Which No Application Is Otherwise
                           ----------------------------------------------
Provided. Except as otherwise provided in Section 3.05:
- --------

            (a) any payment received by the Indenture Trustee for which no provision as to the application thereof is made elsewhere in this Agreement, and

            (b) any payment received and amounts realized by the Indenture Trustee with respect to the Aircraft to the extent received or realized at any time after the conditions set forth in Article 10 for the satisfaction and discharge of this Agreement or for the defeasance of the Certificates shall have been satisfied, as well as any other amounts remaining as part of the Indenture Estate after such satisfaction shall be distributed by the Indenture Trustee in the following order of priority:

                  first, so much of such aggregate amount as shall be
                  -----
            required to pay the Indenture Trustee all amounts then due it pursuant to Section 9.06 shall be applied to pay the Indenture Trustee such amounts; and

                  second, the balance if any, of such aggregate amount
                  ------
            remaining thereafter shall be distributed to the Owner Trustee to be held or distributed in accordance with the terms of the Trust Agreement.


                                   ARTICLE 4

                          COVENANTS OF OWNER TRUSTEE

            Section 4.01.  Covenants of the Owner Trustee.  The Owner
                           ------------------------------
Trustee hereby covenants and agrees that:

            (i) the Owner Trustee will duly and punctually pay the principal of, premium, if any, and interest on and other amounts due under the Certificates, provided it or the Indenture Trustee has funds in the Trust Estate for this purpose;

            (ii) the Owner Trustee will, in its individual capacity, not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it in its individual capacity with respect to any of the properties or assets of the Indenture Estate;

            (iii) in the event an officer in the Corporate Trust Department of the Owner Trustee shall have Actual Knowledge of an Indenture Event of Default or Indenture Default or an Event of Loss, the Owner Trustee will give prompt written notice of such Indenture Event of Default or Indenture Default or Event of Loss to the Indenture Trustee, the Owner Participant and the Company;

            (iv) except as contemplated by the Operative Documents, the Owner Trustee will not contract for, create, incur, assume or permit to exist any Debt, and will not guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing, or otherwise), endorse or otherwise be or become contingently liable, directly or indirectly, in connection with the Debt of any other Person; and

            (v) the Owner Trustee will not enter into any business or other activity other than owning the Aircraft, the leasing thereof to the Company and the carrying out of the transactions contemplated hereby and by the Participation Agreement, the Trust Agreement and the other Operative Documents.


                                   ARTICLE 5

                     DISPOSITION, SUBSTITUTION AND RELEASE
              OF PROPERTY INCLUDED IN THE INDENTURE ESTATE DURING
                             CONTINUATION OF LEASE

            Section 5.01.  Disposition, Substitution and Release of Property
                           -------------------------------------------------
Included in the Indenture Estate During Continuation of Lease.  So long
- -------------------------------------------------------------
as the Lease is in effect:

            (a)   Parts.  Any Parts and alterations, improvements and

      modifications in and additions to the Aircraft shall, to the extent required or specified by the Lease, become subject to the lien of this Agreement and be leased to the Company under the Lease; provided
                                                              --------
      that, to the extent permitted by and as provided in the Lease, the Company shall have the right, at any time and from time to time, without any release from or consent by the Owner Trustee or the Indenture Trustee, to remove, replace and pool Parts and to make alterations, improvements and modifications in, and additions to, the Aircraft. The Indenture Trustee agrees that, to the extent permitted by and as provided in the Lease, title to any such Part shall vest in the Company. The Indenture Trustee shall from time to time execute an appropriate written instrument or instruments to confirm the release of the security interest of the

      Indenture Trustee in any Part as provided in this Section 5.01, in each case upon receipt by the Indenture Trustee of a Company Request stating that said action was duly taken by the Company in conformity with this
      Section 5.01 and that the execution of such written instrument or instruments is appropriate to evidence such release of a security interest under this Section 5.01.

            (b)   Substitution Under the Lease upon an Event of Loss
                  --------------------------------------------------
      Occurring to Airframe or Engines or upon Voluntary Termination of Lease
      -----------------------------------------------------------------------
      with Respect to Engines.  Upon (i) the occurrence of an Event of Loss
      -----------------------
      occurring to the Airframe or an Engine, or (ii) a voluntary termination of the Lease with respect to an Engine, the Company, in accordance with the Lease, may, in the case of an Event of Loss which has occurred to the Airframe, or shall, except as provided in Section 10(b) of the Lease, in the case of an Event of Loss which has occurred to or termination of the Lease with respect to an Engine, substitute an airframe or engine, as the case may be, in which case, upon satisfaction of all conditions to such substitution specified in Section 10 of the Lease, the Indenture Trustee shall release all of its right, interest and lien in and to the Airframe or such Engine in accordance with the provisions of the following two sentences. The Indenture Trustee shall execute and deliver to the Owner Trustee an instrument releasing its lien in and to the Airframe or such Engine and shall execute for recording in public offices, at the expense of the Owner Trustee (if requested by the Owner Trustee) or the Company (if requested by the Company), such instruments in writing as the Owner Trustee or the Company shall reasonably request and as shall be reasonably acceptable to the Indenture Trustee in order to make clear upon public records that such lien has been released under the laws of the applicable jurisdiction.

Each of the Owner Trustee and the Company hereby waives and releases any and all rights existing or that may be acquired to any penalties, forfeit or damages from or against the Indenture Trustee for failure to execute and deliver any document in connection with the release of a lien or to file any certificate in compliance with any law or statute requiring the filing of the same in connection with the release of a lien, except for failure by the Indenture Trustee to execute and deliver any document or to file any certificate as may be specifically requested in writing by the Owner Trustee or the Company.


                                   ARTICLE 6

                          REDEMPTION OF CERTIFICATES

            Section 6.01.  Redemption of Certificates upon Certain
                           ---------------------------------------
Events. (a) (i) If there shall be an Event of Loss to the Aircraft and the Aircraft is not replaced pursuant to Section 10(a)(ii) of the Lease, each Outstanding Certificate shall be redeemed in whole at a

Redemption Price equal to 100% of the outstanding principal amount of such Certificate plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date.

            (ii) If there shall be an Event of Loss to any Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe and, as a result of such an Event of Loss, Lessor elects to receive payment for such Engine from Lessee pursuant to Section 10(b) of the Lease and Lessee shall not have elected to replace such Engine notwithstanding such election by Lessor, a portion of the principal of each Outstanding Certificate equal to the product obtained by multiplying the unpaid principal amount of such Certificate on the Redemption Date applicable to such partial redemption (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with a Maturity Date or an Installment Payment Date, the scheduled principal payment due on such Redemption Date is paid prior to the time the Redemption Price is calculated pursuant to this Section 6.0l(a)(ii) and applied to principal in accordance with Section 3.03 hereof) by _________________. The Redemption Price for each such Certificate shall be the sum of such portion of principal being redeemed plus the amount of interest accrued and unpaid to such Redemption Date on the principal amount of such Certificate to be redeemed on such Redemption Date (assuming, only for the purposes of this calculation, that, if, such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this
Section 6.0l(a)(ii) and applied to interest in accordance with Section 3.03 hereof); provided that each Certificate shall receive, as to the principal
         --------
thereof, the same portion of such Redemption Price as the principal value of such Certificate at such Redemption Date represents of the total principal value of all Certificates Outstanding at such Redemption Date. Upon the occurrence of any partial redemption or redemptions pursuant to the preceding sentence the principal amount of each Outstanding Certificate shall be adjusted to take account of any such partial redemption or redemptions, and the Installment Payment Percentages applicable to any Installment Certificates issued hereunder shall be adjusted as provided for in the definition thereof. The Redemption Date for Certificates to be redeemed pursuant to this Section 6.01(a) shall be the Lease Loss Payment Date.

            (b) If (i) the Lease shall be terminated by the Company at its option pursuant to Section 9(b) of the Lease or upon the purchase of the Aircraft by the Company at its option on a Special Purchase Option Date or the EBO Date pursuant to Section 19(b) of the Lease (unless the Company shall have elected to assume the rights and obligations of the Owner Trustee hereunder to the extent and as provided for in Section 8(r) of the Participation Agreement) or (ii) the Owner Trustee or the Owner Participant shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole on the Redemption Date and at the Redemption Price determined below. Prior to the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this Section 6.01(b) shall be equal to an amount which an Independent Investment Banker (or, in the case of the deposit of estimated premium pursuant to Section 8.03(e)(ii), the Owner Trustee) determines to be equal to the greater of (x) the unpaid principal amount of such Certificate as at such Redemption Date together (assuming, only for the purposes of this calculation, that, if such Redemption Date is coincident with an Interest Payment Date, the interest due on such Interest Payment Date is paid prior to the time such Redemption Price is calculated pursuant to this Section 6.01(b) and applied to interest in accordance with Section 3.03 hereof) with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date and (y) the present value (computed in accordance with generally accepted financial practices on a semiannual basis at a discount rate equal to the Treasury Yield applicable to such Certificate as of such Redemption Date) as at such Redemption Date of (A) the regularly scheduled future payments of interest on such Certificate as required by the terms thereof and of this Agreement and (B) the regularly scheduled future payments of principal payable on such Certificate (the excess, if any, of the amount referred to in clause (y) of this sentence over the amount referred to in clause (x) constituting a "premium" or a "Premium"), plus, in either case, interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date. On or after the Premium Termination Date applicable to such Certificate, the Redemption Price applicable to a redemption or purchase pursuant to this
Section 6.01(b) shall equal the unpaid principal amount of such Certificate as at such Redemption Date together with an amount equal to the interest accrued thereon from the immediately preceding Interest Payment Date to such Redemption Date plus interest on the principal of such Certificate accrued as at the immediately preceding Interest Payment Date and unpaid as of such Redemption Date and, in the case of either of the two immediately preceding sentences (but without duplication), if such Redemption Date is coincident with an Interest Payment Date, the regularly scheduled interest payment due on such Interest Payment Date. The Redemption Date for Certificates to be redeemed or purchased
(x) pursuant to clause (i) of this Section 6.01(b) shall be (A) in the case of a termination of the Lease pursuant to Section 9(b) thereof, the third Business Day following the Lease Termination Date, if any, or, in the case of purchase of the Aircraft by the Company pursuant to Section 19(b) of the Lease, the applicable Special Purchase Option Date or EBO Date and (y) pursuant to clause
(ii) of this Section 6.01(b), shall be the same date as if the redemption had occurred pursuant to Section 6.02. If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

            (c) Certificates may be redeemed if the Company shall have requested the Owner Trustee and the Owner Participant to effect a redemption thereof pursuant to

Section 17 of the Participation Agreement as part of a refunding or refinancing, and if all the conditions to such refunding or refinancing set forth in such Section 17 of the Participation Agreement shall have been satisfied. In such event, each Outstanding Certificate may be so redeemed at a Redemption Price determined in accordance with the procedures described above in Section 6.01(b); provided, however, that the applicable Redemption
                    --------  -------
Date for Certificates to be redeemed pursuant to this Section 6.01(c) shall be the applicable Refinancing Date under Section 17 of the Participation Agreement.

            Section 6.02.  Redemption or Purchase of Certificates upon
                           -------------------------------------------
Certain Indenture Events of Default.  If the Owner Trustee or the Owner
- -----------------------------------
Participant shall have given notice of redemption or purchase to the Indenture Trustee pursuant to Section 8.03(e)(ii) at any time after the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated, each Outstanding Certificate shall be redeemed or purchased in whole at a Redemption Price equal to 100% of its principal amount plus accrued and unpaid interest thereon to but excluding the applicable Redemption Date as determined below. The Redemption Date for Certificates to be redeemed or purchased pursuant to this Section 6.02 shall be the date specified in the notice given by the Owner Trustee to the Indenture Trustee pursuant to Section 8.03(e)(ii). If the Owner Trustee elects to purchase the Certificates under Section 8.03(e)(ii), nothing herein, including use of the terms "Redemption Date" and "Redemption Price" shall be deemed to result in a redemption of the Certificates.

            Section 6.03.  Notice of Redemption to Holders. Notice of
                           -------------------------------
redemption or purchase shall be given by first-class mail, postage prepaid, mailed not less than 25 nor more than 60 days prior to the Redemption Date, to each Holder of Certificates to be redeemed or purchased, at such Holder's address appearing in the Register; provided that, in the case of a
                                   --------
redemption pursuant to Section 6.01(b)(1) related to Lessee's exercise of its option pursuant to Section 9(b) of the Lease, such notice shall be revocable and shall be deemed revoked in the event the Lease does not in fact terminate on the related Lease Termination Date.

            All notices of redemption shall state:

            (1)   the Redemption Date,

            (2)   the applicable basis for determining the Redemption Price,

            (3) that on the Redemption Date, the Redemption Price will become due and payable upon each such Certificate, and that interest on Certificates shall cease to accrue on and after such Redemption Date, and

            (4) the place or places where such Certificates are to be surrendered for payment of the Redemption Price.

Notice of redemption or purchase of Certificates to be redeemed or purchased shall be given by the Indenture Trustee.

            Section 6.04.  Deposit of Redemption Price.  On or before
                           ---------------------------
the Redemption Date, the Owner Trustee (or any person on behalf of the Owner Trustee) shall, to the extent an amount equal to the Redemption Price for the Certificates to be redeemed or purchased on the Redemption Date shall not then be held in the Indenture Estate, deposit or cause to be deposited with the Indenture Trustee or the Paying Agent by 12:00 noon in immediately available funds the Redemption Price of the Certificates to be redeemed or purchased on the Redemption Date.

            Section 6.05.  Certificates Payable on Redemption Date.
                           ---------------------------------------
Notice of redemption or purchase having been given as aforesaid (and not deemed revoked as contemplated in the proviso to Section 6.03), the Certificates shall, on the applicable Redemption Date, become due and payable at the principal corporate trust office of the Indenture Trustee or at any office or agency maintained for such purposes pursuant to Section 2.03, and from and after such Redemption Date (unless there shall be a default in the payment of the Redemption Price) any Certificates then Outstanding shall cease to bear interest. Upon surrender of any such Certificate for redemption or purchase in accordance with said notice such Certificate shall be paid at the Redemption Price.

            If any Certificate called for redemption or purchase shall not be so paid upon surrender thereof for redemption or purchase, the principal amount thereof shall, until paid, continue to bear interest from the applicable Redemption Date at the interest rate applicable to such Certificate.


                                   ARTICLE 7

                        MATTERS CONCERNING THE COMPANY

            Section 7.01.  Repayment of Monies for Certificate Payments Held
                           -------------------------------------------------
by the Indenture Trustee.  Any money held by the Indenture Trustee or any
- ------------------------
Paying Agent in trust for any payment of the principal of, premium, if any, or interest on any Certificate, including without limitation any money deposited pursuant to Article 10 and remaining unclaimed for two years and eleven months after the due date for such payment, shall be paid to the Owner Trustee; and the Holders of any Outstanding Certificates shall thereafter, as unsecured general creditors, look only to the Company on behalf of the Owner Trustee for payment thereof, and all liability of the Indenture Trustee or any such Paying Agent with respect to such trust money shall thereupon cease; provided that the
                                                   --------
Indenture Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be mailed to each such Holder notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of mailing, any unclaimed balance of such money then remaining will be repaid to the Owner Trustee as provided herein.

            Section 7.02.  Change in Registration.  The Indenture
                           ----------------------
Trustee shall, upon the request of the Company, consent to the deregistration of the Aircraft under the laws of the jurisdiction in which it is at the time registered and the registration of the Aircraft under the laws of another jurisdiction (herein called a "change in registration") provided that the following conditions are met:

            (a) such change in registration complies with the provisions of the Participation Agreement or the Lease;

            (b) no Lease Event of Default and no event which, with lapse of time or notice, or both, would become a Lease Event of Default shall have occurred and be continuing at the date of such request or at the effective date of the change in registration, provided that it shall not be necessary to comply with this condition (b) if the change in registration results in the registration of the Aircraft under the laws of the United States or if the Indenture Trustee in its discretion believes the change in registration would be advantageous to the Holders; and

            (c) the Indenture Trustee shall have received an opinion of counsel reasonably satisfactory to the Indenture Trustee to the effect that:

                  (i) after giving effect to the change in registration, the Lien on the Aircraft and the other property included in the Indenture Estate shall continue as a fully perfected lien and that all filing, recording or other action necessary to perfect and protect the lien of this Indenture has been accomplished (or if such opinion cannot be given at the time by which the Indenture Trustee has been requested to consent to a change in registration,
            (x) the opinion shall detail what filing, recording or other action is necessary and (y) the Indenture Trustee shall have received a certificate from the Company that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to the Indenture Trustee on or prior to the effective date of the change in registration); and

                  (ii) the terms of the Lease and this Agreement (including the governing law clauses) being legal, valid and binding and enforceable in such jurisdiction, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and by general principles of equity and except as limited by applicable laws which may affect the remedies provided in the Lease and this Agreement, respectively, which laws, however, do not in the opinion of such counsel make the remedies provided in the Lease and this Agreement, respectively, inadequate for the practical realization of the rights and benefits provided thereby.

The Indenture Trustee shall execute such documents as the Company or the Owner Trustee shall reasonably request in order to satisfy the above conditions and upon satisfaction of such conditions to effect the change in registration.

            Section 7.03.  Assumption of Obligations of Owner Trustee by the
                           -------------------------------------------------
Company.  In the event that the Company shall have elected to assume all
- -------
of the rights and obligations of the Owner Trustee under this Agreement in respect of the Certificates in connection with the purchase by the Company of the Aircraft pursuant to Section 8(r) of the Participation Agreement and, if on or prior to the Purchase Option Date:

            (a) the Company shall have delivered to the Indenture Trustee a certificate, dated the Purchase Option Date, of a Responsible Company Officer stating that the Company has paid to the Owner Trustee all amounts required to be paid to the Owner Trustee pursuant to Section 19(b) of the Lease in connection with such purchase and assumption;

            (b) no event which constitutes or, with the lapse of time or notice, or both, would become, an Event of Default under this Agreement after giving effect to the indenture supplement referred to below shall have occurred and be continuing immediately subsequent to such purchase or assumption and the Indenture Trustee shall have received a certificate, dated the Purchase Option Date, of a Responsible Company Officer to such effect;

            (c) the Indenture Trustee shall have received, on or prior to the Purchase Option Date, evidence of all filings, recordings and other action referred to in the Opinion or Opinions of Counsel referred to below;

            (d) the Indenture Trustee shall have received an Opinion or opinions of Counsel for the Company, dated the Purchase Option Date, which without unusual qualification shall be to the effect that, after giving effect to the indenture supplement referred to below:

                  (i) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws which may affect the remedies provided for in this Agreement, which laws, however, do not in the opinion of such counsel make the remedies provided for in this Agreement inadequate for the practical realization of the rights and benefits provided for in this Agreement;

                  (ii) the Aircraft is duly registered in compliance with applicable law;

                  (iii) the Lien on the Aircraft constitutes a fully perfected
            Lien and all filing, recording or other action (specifying the same) necessary to perfect and protect the Lien of this Agreement has been accomplished;

                  (iv) the Indenture Trustee would be entitled to the benefits of Section 1110 of the Bankruptcy Code with respect to the Aircraft; provided that such opinion may contain qualifications
                      --------
            of the tenor contained in the opinion of special counsel for the Company delivered pursuant to Section 4(a)(xi)(b) of the Participation Agreement on the Delivery Date; and

                  (v) no Holder will be required to recognize gain or loss for tax purposes in connection with such assumption; and

            (e) an indenture supplement reasonably satisfactory to the Indenture Trustee, dated the Purchase Option Date, shall have been executed by the Indenture Trustee and any other parties necessary thereto and shall have been delivered to the Indenture Trustee;

then, automatically and without the requirement of further action by any Person, effective as of the Purchase Option Date, the Owner Trustee shall be released from all of its obligations under the Agreement in respect of the Certificates or otherwise (other than any obligations or liabilities of the Owner Trustee in its individual capacity incurred on or prior to the Purchase Option Date or arising out of or based upon events occurring on or prior to the Purchase Option Date, which obligations and liabilities shall remain the sole responsibility of the Owner Trustee).

            If, concurrent with an assumption pursuant to this Section 7.03, the Aircraft is being reregistered the Company must comply with the provisions of Section 7.02 hereof.

                                   ARTICLE 8

                             DEFAULTS AND REMEDIES

            Section 8.01.  Indenture Events of Default.  The following
                           ---------------------------
events shall constitute "Indenture Events of Default" under this Agreement (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Indenture Event of Default shall be deemed to exist so long as, but only so long as, it shall not be remedied:

            (a) any amount of interest upon any Certificate or of principal of any Certificate or of premium, if any, in respect of any Certificate shall not be paid when due and payable (whether upon redemption or purchase, final maturity, acceleration or otherwise) and such default in payment shall continue for more than 10 days after such amount shall have become due and payable; or

            (b) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, as the case may be, to observe or perform in any material respect any covenant or obligation required pursuant to Article 4 or clauses 1-5 under the Habendum Clause hereof or Section 8(b), 8(c), 8(g), 8(n) or 10 of the Participation Agreement or the failure by the Owner Participant to observe or perform in any material respect any covenant or obligation of it required pursuant to Section 8(b), 8(g) or 10 of the Participation Agreement, or, to the extent that the interest of the Indenture Trustee or any Holder of an Outstanding Certificate is adversely affected by such failure, in Section 4.01(a) of the Trust Agreement or the termination or revocation by the Owner Participant of the trust created by the Trust Agreement without the Indenture Trustee's prior written consent if, but only if, such failure or termination or revocation is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided that no
                                                    --------
      Indenture Event of Default shall arise under this Section 8.01(b) solely as a result of a failure by the Owner Participant or the Owner Trustee to observe or perform any covenant contained in Section 8(g) of the Participation Agreement if all action necessary to discharge all Lessor Liens referred to in such Section shall have been taken and the Indenture Trustee and the Indenture Estate shall have been compensated for all claims, losses and expenses arising from the failure of the Owner Trustee or the Owner Participant, as the case may be, to observe and perform any such covenant; or

            (c) any failure by the Owner Trustee, in its individual capacity or as Owner Trustee, to observe or perform any other covenant or obligation of the Owner Trustee contained in this Agreement or in the Participation Agreement or any failure by the Owner Participant to observe or perform any other covenant or obligation of the Owner Participant contained in the Participation Agreement which failure, in any case and either individually or together with other then existing failures, shall have a material adverse effect on the rights and interests of the Holders and is not remedied within a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; provided,
                                                                 --------
      however, that, if the Owner Trustee, in its individual capacity or as
      -------
      Owner Trustee, or the Owner Participant shall have undertaken to cure any such failure and, notwithstanding the reasonable diligence of any of them in attempting to cure such failure, such failure is not cured within said 30 day period but is curable with future due diligence, there shall exist no Indenture Event of Default as a consequence of such failure so long as the Owner Trustee in its individual capacity or as Owner Trustee or the Owner Participant is proceeding with due diligence to cure such failure, there exists no adverse effect on the Lien of this Agreement and such failure is in fact cured within a further period of 30 days; or

            (d) any material representation or warranty made by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant under the Participation Agreement or the Redemption and Refinancing Agreement, or by the Owner Trustee hereunder, or by the Owner Trustee, in its individual capacity or as Owner Trustee, or by the Owner Participant in any document or certificate furnished to the Indenture Trustee in connection herewith or therewith or pursuant hereto or hereto, shall prove at any time to have been incorrect in any material respect as of the date made and such incorrectness shall remain material at the date of the notice referred to below and such incorrectness shall continue unremedied for a period of 30 days after there has been given to the Owner Trustee and the Owner Participant by registered or certified mail, a written notice specifying such incorrectness and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, by the Indenture Trustee or by the Holders of at least 25% in principal amount of Outstanding Certificates; or

            (e) there shall be a Lease Event of Default other than any such Lease Event of Default arising by reason of nonpayment of any Excluded Payments when due; provided that any Lease Event of Default shall be
                         --------
      deemed to exist and continue so long as, but only so long as, it shall not be remedied; or

            (f) either the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, shall (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction,
      (ii) make an assignment for the benefit of its creditors, or (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or any substantial part of its property; provided that an event referred to in this Section 8.01(f)
                --------
      with respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending any appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by the Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(f); or

            (g) a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Indenture Estate or the Owner Trustee with respect thereto (and not in its individual capacity) or the Owner Participant, as the case may be, and any such order or petition is not dismissed or stayed within 90 days after the earlier of the entering of any such order or the approval of any such petition; provided that an event referred to in this
                                  ----
      Section 8.01(g) with respect to the Owner Participant shall not constitute an Indenture Event of Default if (A) an order, judgment or decree shall be entered in a proceeding by a court or a trustee, custodian, receiver or liquidator which is either final and non-appealable or has not been stayed pending an appeal, or (B) an opinion of counsel satisfactory to the Indenture Trustee shall be provided by Owner Participant, in each case to the effect that no part of the Trust Estate created by the Trust Agreement (except for the Owner Participant's beneficial interest in such Trust Estate) and no right, title or interest under the Indenture Estate shall be included in, or be subject to, any declaration or adjudication of, or proceedings with respect to, the bankruptcy, insolvency or liquidation of the Owner Participant referred to in this Section 8.01(g).

            Section 8.02.  Acceleration; Rescission and Annulment.  If an
                           --------------------------------------
Indenture Event of Default occurs and is continuing, either the Indenture Trustee, by notice to the Company and the Owner Trustee, or the Holders of at least 25% in aggregate principal amount of Outstanding Certificates, by notice to the Company, the Indenture Trustee, the Owner Trustee and the Owner Participant, may declare the principal of all the Certificates to be due and payable. Upon such declaration, the principal of all Certificates together with accrued interest thereon from the date in respect of which interest was last paid hereunder to the date payment of such principal has been made or duly provided for, shall be immediately due and payable. At any time after such declaration and prior to the sale or disposition of the Indenture Estate, the Holders of a majority in aggregate principal amount of all of the Outstanding Certificates, by notice to the Indenture Trustee, the Company, the Owner Trustee and the Owner Participant, may rescind such a declaration and thereby annul its consequences if (i) an amount sufficient to pay all principal on any Certificates which have become due otherwise than by such declaration and any interest thereon and interest due or past due, if any, and all sums due and payable to the Indenture Trustee have been deposited with the Indenture Trustee, (ii) the rescission would not conflict with any judgment or decree and
(iii) all existing Indenture Defaults and Indenture Events of Default under this Agreement have been cured or waived except nonpayment of principal of, or interest on, the Certificates that has become due solely because of such acceleration.

            Section 8.03.  Other Remedies Available to Indenture
                           -------------------------------------
Trustee.  (a)  After an Indenture Event of Default shall have occurred
- -------
and so long as such Indenture Event of Default shall be continuing, then and in every such case the Indenture Trustee, as trustee of an express trust and as assignee hereunder of the Lease or as holder of a security interest in the Aircraft or Engines or otherwise, may, and when required pursuant to the provisions of Article 9 shall, exercise, subject to Sections 8.03(b), 8.03(e), 8.03(f) and 8.03(h), any or all of the rights and powers and pursue any and all of the remedies accorded to the Owner Trustee pursuant to Section 15 of the Lease and this Article 8, may recover judgment in its own name as Indenture Trustee against the Indenture Estate and may take possession of all or any part of the Indenture Estate and may exclude the Owner Trustee and the Owner Participant and all persons claiming under any of them wholly or partly therefrom.

            (b) After an Indenture Event of Default shall have occurred and so long as such Indenture Event of Default shall be continuing, subject to Sections 8.03(e), 8.03(f) and 8.03(h), the Indenture Trustee may, if at the time such action may be lawful and always subject to compliance with any mandatory legal requirements, either with or without taking possession, and either before or after taking possession and without instituting any legal proceedings whatsoever, and having first given notice of such sale by registered mail to the Owner Trustee, the Owner Participant and the Company once at least 30 days prior to the date of such sale, and any other notice which may be required by law, sell and dispose of the Indenture Estate, or any part thereof, or interest therein, at public auction to the highest bidder, in one lot as an entirety or in separate lots, and either for cash or on credit and on such terms as the Indenture Trustee may determine, and at any place (whether or not it be the location of the Indenture Estate or any part thereof) and time designated in the notice above referred to; provided, however, that, notwithstanding any
                   --------  -------
provision herein to the contrary, the Indenture Trustee may not provide the notice provided for above of its intention to sell any of the Indenture Estate, exercise remedies under the Lease or exercise other remedies against the Indenture Estate seeking to deprive the Owner Trustee or the Owner Participant of its rights therein unless a declaration of acceleration has been made pursuant to Section 8.02 or the Certificates have otherwise theretofore become due and payable through redemption or otherwise. Any such sale or sales may be adjourned from time to time by announcement at the time and place appointed for such sale or sales, or for any such adjourned sale or sales, without further notice, and the Indenture Trustee and the Holder or Holders of any Certificates, or any interest therein, may bid and become the purchaser at any such sale. No such sale may be consummated if the Owner Trustee shall, prior to the consummation thereof, have given notice pursuant to and made the deposit required by Section 8.03(e)(ii). The Indenture Trustee may exercise such right without possession or production of the Certificates or proof of ownership thereof, and as representative of the Holders may exercise such right without notice to the Holders or including the Holders as parties to any suit or proceeding relating to foreclosure of any property in the Indenture Estate.
The Owner Trustee hereby irrevocably constitutes the Indenture Trustee the true and lawful attorney-in-fact of the Owner Trustee (in the name of the Owner Trustee or otherwise) for the purpose of effectuating any sale, assignment, transfer or delivery for enforcement of the lien created under this Agreement, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such bills of sale, assignments and other instruments as the Indenture Trustee may consider necessary or appropriate, with full power of substitution, the Owner Trustee hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Indenture Trustee or any purchaser, the Owner Trustee shall ratify and confirm any such sale, assignment, transfer or delivery, by executing and delivering to the Indenture Trustee or such purchaser all bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

            (c) Subject to Sections 8.03(e) and 8.03(f), if an Indenture Event of Default has occurred and is continuing, the Owner Trustee shall, at the request of the Indenture Trustee, promptly execute and deliver to the Indenture Trustee such instruments of title or other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of all or any part of the Indenture Estate. If the Owner Trustee shall for any reason fail to execute and deliver such instruments and documents after such request by the

Indenture Trustee, the Indenture Trustee shall be entitled, in a proceeding to which the Owner Trustee will be a necessary party, to a judgment for specific performance of the covenants contained in the foregoing sentence, conferring upon the Indenture Trustee the right to immediate possession and requiring the Owner Trustee to execute and deliver such instruments and documents to the Indenture Trustee. The Indenture Trustee shall also be entitled to pursue all or any part of the Indenture Estate wherever it may be found and may enter any of the premises of the Owner Trustee or any other Person wherever the Indenture Estate may be or be supposed to be and search for the Indenture Estate and take possession of any item of the Indenture Estate pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, pursuant to this Section 8.03(c). The Indenture Trustee may, from time to time, at the expense of the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of the Indenture Estate, as it may deem proper. In each such case, the Indenture Trustee shall have the right to use, operate, store, lease, control or manage the Indenture Estate, and to exercise all rights and powers of the Owner Trustee relating to the Indenture Estate as the Indenture Trustee shall deem appropriate, including the right to enter into any and all such agreements with respect to the use, operation, storage, leasing, control or management of the Indenture Estate or any part thereof; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents (including Rent), issues, profits, products, revenues and other income of the Indenture Estate and every part thereof, without prejudice, however, to the right of the Indenture Trustee under any provision of this Agreement to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. In accordance with the terms of this Section 8.03(c), such tolls, rents (including Rent), issues, profits, products, revenues and other income shall be applied to pay the expenses of using, operating, storing, leasing, controlling or managing the Indenture Estate, and of all maintenance, insurance, repairs, replacements, alterations, additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Owner Trustee and, to the extent permitted by the Lease, the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Agreement, including this

Section 8.03(c), as well as just and reasonable compensation for the services of the Indenture Trustee, and of all persons properly engaged and employed by the Indenture Trustee.

            If an Indenture Event of Default occurs and is continuing and the Indenture Trustee shall have obtained possession of or title to the Aircraft, the Indenture Trustee shall not be obligated to use or operate the Aircraft or cause the Aircraft to be used or operated directly or indirectly by itself or through agents or other representatives or to lease, license or otherwise permit or provide for the use or operation of the Aircraft by any other Person unless (i) the Indenture Trustee shall have been able to obtain insurance in kinds, at rates and in amounts satisfactory to it in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all liability for loss or damage to the Aircraft and for public liability and property damage resulting from use or operation of the Aircraft and (ii) funds are available in the Indenture Estate to pay for all such insurance or, in lieu of such insurance, the Indenture Trustee is furnished with indemnification from the Holders or any other Person upon terms and in amounts satisfactory to the Indenture Trustee in its discretion to protect the Indenture Estate and the Indenture Trustee, as trustee and individually, against any and all such liabilities.

            (d) Subject to Sections 8.03(b), 8.03(e) and 8.03(f), the Indenture Trustee may proceed to protect and enforce this Agreement and the Certificates by suit or suits or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement herein contained or in execution or aid of any power herein granted; or for foreclosure hereunder, or for the appointment of a receiver or receivers for the Indenture Estate or any part thereof, or for the recovery of judgment for the indebtedness secured by the Lien created under this Agreement or for the enforcement of any other proper, legal or equitable remedy available under applicable law.

            (e) (i) If the Company shall fail to make any payment of Basic Rent under the Lease when the same shall become due, and if such failure of the Company to make such payment of Basic Rent shall not constitute the fourth consecutive such failure or the seventh or subsequent cumulative such failure, then as long as no Indenture Event of Default (other than arising from a Lease Event of Default not involving any failure to make any payments to which the Indenture Trustee or any Holder is entitled hereunder when due) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee, at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period provided for in
Section 14(a) of the Lease with respect to the payment of Basic Rent (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such Section 15 or this Section 8 prior to the occurrence of such later date), an amount equal to the full amount of such payment of Basic Rent, together with any interest due thereon on account of the delayed payment thereof to the date of such payment, and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue Basic Rent for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. If the Company shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under the Lease, and if (but only if) the performance or observance thereof can be effected by the payment of money alone (it being understood that actions such as the obtaining of insurance and the procurement of maintenance services can be so effected), then as long as no other Indenture Event of Default (other than those arising from a Lease Event of Default) shall have occurred and be continuing, the Owner Participant or the Owner Trustee may (but need not) pay to the Indenture Trustee (or to such other person as may be entitled to receive the same), at any time prior to the day which is the later of (x) the 11th day subsequent to notice of such failure by the Indenture Trustee to the Owner Trustee or the Owner Participant and (y) the sixth day subsequent to the expiration of the grace period, if any, provided with respect to such failure on the part of the Company in Section 14 of the Lease (and the Indenture Trustee shall not (without the prior written consent of the Owner Trustee) declare the Lease in default pursuant to Section 15 thereof or exercise any of the rights, powers or remedies pursuant to such
Section 15 or this Section 8 prior to the occurrence of such later date), all sums necessary to effect the performance or observance of such covenant or agreement of the Company, together with any interest due thereon on account of the delayed payment thereof to the date of such payments and such payment by the Owner Participant or the Owner Trustee shall be deemed to cure as of the date of such payment any Indenture Event of Default which arose from such failure of the Company (including any Lease Event of Default arising from the Lessee's failure to pay interest in respect of such overdue payment for the period commencing on the date of such payment), but such cure shall not relieve the Company of any of its obligations. Upon any payment of Basic Rent by the Owner Participant or the Owner Trustee in accordance with the first sentence of this Section 8.03(e)(i), or upon any payment of any other sums by the Owner Participant or the Owner Trustee in accordance with the second sentence of this
Section 8.03(e)(i), the Owner Participant or the Owner Trustee shall, to the extent of their respective payments, be subrogated, in the case of any such payment in accordance with such first sentence, to the rights of the Indenture Trustee, as assignee hereunder of the Owner Trustee, or, in the case of any such payment in accordance with such second sentence, to the rights of the Indenture Trustee or such other person as the case may be, which actually received such payment, to receive such payment of Basic Rent or such other payment, as the case may be (and any interest due thereon on account of the delayed payment thereof), and shall be entitled to receive such payment upon its receipt by the Indenture Trustee or such other person, as aforesaid (but in each case only if all amounts of principal of, and interest at the time due and payable on, the Certificates together with interest due thereon on account of the delayed payment thereof shall have been paid in full); provided that
                                                           --------
neither the Owner

Participant nor the Owner Trustee shall attempt to recover any such amount paid by it on behalf of the Company pursuant to this Section 8.03(e)(i) except by demanding of the Company payment of such amount or by proceeding by appropriate court action against the Company to enforce the payment of such amount pursuant to Section 15(f), but only said Section 15(f), of the Lease.

            (ii) In the event that (A) at any time one or more Lease Events of Default shall have occurred and be continuing for a period of 180 days or more but less than one year (or a period of less than 180 days if any such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease) and the Certificates shall not have been accelerated or (B) the Certificates shall have been accelerated pursuant to Section 8.02 or after one or more Lease Events of Default shall have occurred and be continuing for a period of one year or more (or a period of 180 days or more, if such Lease Event of Default shall be a Lease Event of Default under Section 14(a) of the Lease), the Owner Trustee or the Owner Participant may, at its option, give at least 30 days' prior irrevocable notice to the Indenture Trustee that the Owner Trustee or the Owner Participant will redeem or purchase all Certificates then outstanding on the Business Day specified in such notice and, concurrently with such notice, the Owner Trustee or the Owner Participant will deposit with the Indenture Trustee an amount sufficient to redeem or purchase at the applicable Redemption Price determined consistently with the applicable provisions of
Article 6 all Certificates then outstanding (including, if Section 6.01(b) is applicable, an estimate of the premium to be paid on the Redemption Date computed using the Treasury Yield determined as if the Redemption Date were the date of such notice) and to pay the Indenture Trustee all amounts then due it hereunder, which funds shall be held by the Indenture Trustee as provided in
Section 9.04. Upon the giving of such notice and the receipt by the Indenture Trustee of such deposit, the Indenture Trustee shall deem all instructions received from the Owner Trustee as having been given by the Holders of 100% of the outstanding principal amount of Certificates for all purposes of this Indenture. If such notice is given, the Owner Trustee further agrees that it will deposit or cause to be deposited with the Indenture Trustee, on or prior to the Business Day preceding the applicable Redemption Date, whether or not an Indenture Event of Default is then continuing, funds sufficient, when added to the funds already held by the Indenture Trustee for such purpose, to redeem or purchase at the applicable Redemption Price (including the premium actually payable in respect thereof) on such Redemption Date all Certificates then outstanding and to pay the Indenture Trustee all amounts then due it hereunder.

            (iii) Anything in this Agreement to the contrary notwithstanding the Indenture Trustee shall not be entitled to exercise any remedy hereunder as a result of an Indenture Event of Default which arises solely by reason of one or more events or circumstances which constitute a Lease Event of Default unless the Indenture Trustee as security assignee of the Owner Trustee shall have exercised or concurrently be exercising one or more of the remedies provided for in Section 15(a)-(f) of the Lease with respect to the

Aircraft; provided, however, that such requirement to exercise one
          --------  -------
or more of such remedies under the Lease shall not apply in circumstances where the Indenture Trustee is, and has been, for a continuous period in excess of 60 days or such other period as may be specified in section 1110(a)(l)(A) of the Bankruptcy Code (such 60-day or other period being the "Section 1110 Period"), involuntarily stayed or prohibited by applicable law or court order from exercising such remedies under the Lease (a "Continuous Stay Period");
provided further, however, that the requirement to exercise
         -------  -------
one or more of such remedies under the Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period (A) results from an agreement by the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform the Lease in accordance with Section 1110(a)(1)(A) of the Bankruptcy Code and continues to perform as required by Section 1110(a)(1)(A-B) of the Bankruptcy Code or (B) is an extension of the Section 1110 Period with the consent of the Indenture Trustee pursuant to Section 1110(b) of the Bankruptcy Code or (C) results from the Company's assumption during the Section 1110 period with the approval of the relevant court of the Lease pursuant to Section 365 of the Bankruptcy Code or (D) is the consequence of the Indenture Trustee's own failure to give any requisite notice to any person or (E) is pursuant to a judicial stay pending the resolution of litigation with respect to the applicability of Section 1110 of the Bankruptcy Code and there is either no Lease Event of Default other than one arising solely from the Company's bankruptcy or any such other Lease Event of Default has been cured;
provided further, however, that the requirement to exercise one
- -------- -------  -------
or more of such remedies under the Lease during a Continuous Stay Period subsequent to the expiration of the Section 1110 period based upon a judicial stay as provided for in this clause (E) shall in any event cease to be applicable subsequent to the 120th day of such Continuous Stay Period. If the limitation upon cures of the Lessee's failure to pay Basic Rent as provided in
Section 8.03(e)(i) would otherwise prohibit the Owner Participant or the Owner Trustee from making a payment to cure a Lease Event of Default for purposes of clause (E) above, the Owner Participant or the Owner Trustee shall nonetheless be entitled to make such payment. If the Indenture Trustee shall acquire title to the Aircraft through foreclosure during a Continuous Stay period without having exercised one or more of such remedies under the Lease by virtue of the Continuous Stay Period having continued beyond its 120th day as provided above in clause (E) and the Indenture Trustee shall have received prior to the 183rd day subsequent to its acquisition of title to the Aircraft, the proceeds from its sale of the Aircraft, the Indenture Trustee shall, notwithstanding any other provision of this Indenture, distribute to the Owner Trustee the amount, if any, by which such proceeds (net of the Indenture Trustee's costs and expenses (including the fees and expenses of counsel and other experts and agents retained by it), commissions and other costs and expenses with respect to such foreclosure, the maintenance and preservation of the Aircraft and such sale (including amounts in respect of any thereof paid by others to whom the Indenture Trustee has a reimbursement obligation) and any other amounts to which the Indenture Trustee is entitled pursuant to Section 9.06 or otherwise) exceed an amount equal to the aggregate of the principal amount of the Certificates outstanding on the date of such foreclosure, together with interest accrued thereon to such foreclosure date and an amount equal to the amount of interest that would have accrued (at the rate per annum applicable under the Certificates) on such principal amount from the date of such foreclosure to the date of the distribution by the Indenture Trustee of such proceeds for the benefit of the Holders if such principal amount had remained outstanding. References in this subsection (iii) to particular sections of the Bankruptcy Code as in effect on the date of the amendment and restatement of this Indenture shall include any substantially similar successor provisions.

            (f) Notwithstanding any provision of this Agreement to the contrary, including, without limitation, Sections 8.03(b), 8.03(c) and 8.03(d), as long as no Lease Event of Default shall have occurred and be continuing, neither the Indenture Trustee nor the Owner Trustee shall take any action in violation of the Company's rights under the Lease, including, without limitation, (x) the right to receive all monies due and payable to it in accordance with the provisions of the Lease and (y) the Company's rights to possession and use of, and of quiet enjoyment of, the Aircraft.

            (g) Each and every right, power and remedy herein given to the Indenture Trustee specifically or otherwise in this Agreement shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in pursuing any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Owner Trustee or the Company or to be an acquiescence therein.

            (h) Notwithstanding anything contained herein to the contrary, so long as the Pass Through Trustee is a Holder, the Indenture Trustee is not authorized or empowered to acquire title to the Indenture Estate, or to take any action with respect to any of the Indenture Estate so acquired by it, if such acquisition or action would cause any Pass Through Trust to fail to qualify as a "grantor trust" for federal income tax purposes.

            Section 8.04.  Waiver of Owner Trustee.  To the extent now
                           -----------------------
or at any time hereafter enforceable under applicable law, the Owner Trustee covenants that it will not at any time insist upon or plead, or in any manner whatsoever claim or take any benefit or advantage of or from any law now or hereafter in force providing for the valuation or appraisal of the Indenture Estate or any part thereof, prior to any sale or sales thereof to be made pursuant to any provision herein contained, or prior to any applicable decree, judgment or order of any court of competent jurisdiction; nor, after such sale or sales, claim or exercise any right under any statute now or hereafter made or enacted by any state or otherwise to redeem the property so sold or any part thereof, and hereby expressly waives for itself and on behalf of each and every Person, except decree or judgment creditors of the Owner Trustee acquiring any interest in or title to the Indenture Estate or any part thereof subsequent to the date of this Agreement, all benefit and advantage of any such law or laws, and covenants that it will not invoke or utilize any such law or laws, but will suffer and permit the execution of every such power as though no such law or laws had been made or enacted. Nothing in this Section
8.04 shall be deemed to be a waiver by the Owner Trustee of its rights under
Section 8.03(e).

            The Indenture Trustee may maintain such a pleading, or, in any manner whatsoever, claim or take any benefit or advantage of or from any law now or hereafter in force even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Indenture Trustee or any Holder in exercising any right or remedy accruing upon an Indenture Event of Default under this Agreement shall not impair the right or remedy or constitute a waiver of or acquiescence in such Indenture Event of Default.

            Section 8.05.  Waiver of Existing Defaults.  The Holders of a
                           ---------------------------
majority in the aggregate principal amount of the Outstanding Certificates by notice to the Indenture Trustee may waive on behalf of the Holders an existing Indenture Default or Indenture Event of Default and its consequences except (i) an Indenture Default or Indenture Event of Default in the payment of the principal of or interest on any Certificate or (ii) in respect of a covenant or provision hereof which pursuant to Section 11.02 cannot be amended or modified without the consent of the Holder affected.

            Section 8.06.  Control by Majority.  (a)  The Holders of a
                           -------------------
majority in aggregate principal amount of the Outstanding Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee or exercising any trust or power conferred on it by this Agreement. However, the Indenture Trustee may refuse to follow any direction that conflicts with law or this Agreement, that is unduly prejudicial to the rights of the Holders so affected, or that would subject the Indenture Trustee to personal liability.

            (b) The Owner Trustee may pursuant to the direction and instruction of the Owner Participant by delivery of written notice to the Indenture Trustee set a record date to determine the Holders entitled to give any consent, request, demand, authorization, direction, notice, waiver or other act. Such record date shall be the record date specified in such Officers' Certificate which shall be a date not more than 30 days prior to the first solicitation of Holders in connection therewith. If such a record date is fixed, such consent, request, demand, authorization, direction, notice, waiver or other act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders holding the requisite proportion of certificates have authorized or agreed or consented to such consent, request, demand, authorization, direction, notice, waiver or other act, and for that purpose the Outstanding Certificates shall be computed as of such record date; provided that no such consent, request, demand, authorization, direction, notice, waiver or other act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Agreement not later than one year after the record date.

            Section 8.07.  Limitation on Suits by Holders.  A Holder
                           ------------------------------
may pursue a remedy under this Agreement or thereunder only if:

            (1) the Holder gives to the Indenture Trustee written notice of a continuing Indenture Event of Default under this Agreement;

            (2) the Holders of at least 25% in aggregate principal amount of the Outstanding Certificates make a written request to the Indenture Trustee to pursue the remedy;

            (3) such Holder or Holders offer to the Indenture Trustee indemnity satisfactory to the Indenture Trustee against any loss, liability or expense to be, or which may be, incurred by the Indenture Trustee in pursuing the remedy;

            (4) the Indenture Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (5) during such 60-day period the Holders of a majority in aggregate principal amount of the Outstanding Certificates do not give the Indenture Trustee a direction inconsistent with the request.

            A Holder may not use this Agreement to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

            Section 8.08.  Rights of Holders to Receive Payment.
                           ------------------------------------
Notwithstanding any other provision of this Agreement the right of any Holder to receive payment of principal of, premium, if any, and interest on such Certificate on or after the respective due dates expressed in such Certificate, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            Section 8.09.  Indenture Trustee May File Proofs of Claim.
                           ------------------------------------------
The Indenture Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee and of the Holders allowed in any judicial proceedings relating to any obligor on the Certificates, its creditors, or its property.


                                   ARTICLE 9

                               INDENTURE TRUSTEE

            Section 9.01.  Duties of Indenture Trustee.  (a)  The
                           ---------------------------
Indenture Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (b) Subject to the provisions of Section 9.04, the Indenture Trustee shall not be liable for interest on any money received except as otherwise provided in any other Operative Document. Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law.

            Section 9.02.  Rights of Indenture Trustee.  (a)  The
                           ---------------------------
Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Indenture Trustee acts or refrains from acting, it may consult with counsel or require an Officer's Certificate or an Opinion of Counsel from the Company or the Owner Trustee after which it will take such action or refrain from acting as it deems appropriate. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith and in accordance herewith in reliance on a resolution of the Board of Directors of the Company, the written advice of counsel acceptable to the Owner Trustee, the Company and the Indenture Trustee, officer's certificates or opinions of counsel provided by the Company or the Owner Trustee.

            (c) The Indenture Trustee may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care; provided that, so long as no Lease Event of Default shall have
          --------
occurred and be continuing no such agents shall be appointed by the Indenture Trustee without the consent of the Company and the Owner Trustee, which consent shall, in each case, not be unreasonably withheld.

            (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

            (e) If an Indenture Event of Default under this Agreement has occurred and is continuing, the Indenture Trustee shall exercise its rights and powers under this Agreement, and shall use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            Section 9.03.  Individual Rights of Indenture Trustee.  The
                           --------------------------------------
Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may otherwise deal with the Owner Trustee, the Company or an Affiliate of the Owner Trustee or the Company or a subsidiary of the Owner Trustee or the Company with the same rights it would have if it were not the Indenture Trustee. Any Agent may do the same with like rights.

            Section 9.04.  Funds May Be Held by Indenture Trustee or Paying
                           ------------------------------------------------
Agent; Investments.  Any monies (including without limitation for purpose
- ------------------
of this Section 9.04 Permitted Investments constituting the proceeds of the maturity, sale or other disposition of any Permitted Investment) held by the Indenture Trustee or the Paying Agent hereunder as part of the Indenture
Estate, until paid out by the Indenture Trustee or the Paying Agent as herein provided, (i) subject to clause (ii) below, may be carried by the Indenture Trustee or the Paying Agent on deposit with itself or on deposit to its account with any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the States thereof having combined capital and surplus and retained earnings of at least $100,000,000, and neither the Indenture Trustee nor the Paying Agent shall have any liability for interest upon any such monies except as otherwise agreed in writing or (ii) at any time and from time to time, so long as no
Lease Event of Default shall have occurred and be continuing, at the request (given directly by the Company to the Indenture Trustee) of the Company acting as the Agent of the Owner Trustee, shall be invested and reinvested in
Permitted Investments as specified in such request (if such investments are reasonably available for purchase) and sold, in any case at such prices, including accrued interest or its equivalent, as are set forth in such request, and such Permitted Investments shall be held by the Indenture Trustee in trust as part of the Indenture Estate until so sold; provided that the Company
                                               --------
pursuant to Section 22 of the Lease, on behalf of the Owner Trustee, as agent of the Owner Trustee, shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any such Permitted Investment and, so long as no Lease Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, on behalf of the Owner Trustee, any profit, income, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. If any Lease Event of Default shall have occurred and be continuing, any net income, profit, interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment shall be held as part of the Indenture Estate and shall be applied by the Indenture Trustee at the same time, on the same conditions and in the same manner as the amounts in respect of which such income, profit, interest, dividend or gain was realized are required to be distributed in accordance with the provisions hereof or of the Lease pursuant to which such amounts were required to be held. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 9.04.

            Section 9.05.  Notice of Defaults.  If an Indenture Event
                           ------------------
of Default under this Agreement occurs and is continuing and the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall (i) promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant and (ii) within 90 days after it occurs, mail to each Holder notice of all uncured Indenture Events of Default under this Agreement. Except in the case of a default in the payment of the principal of, premium, if any, or interest on any Certificate, the Indenture Trustee shall be protected in withholding the notice required under clause (ii) above if and so long as the executive committee or trust committee of directors of the Indenture Trustee and/or Responsible Officers thereof in good faith determines that withholding such notice is in the interest of the Holders. In addition, if an Indenture Default under this Agreement occurs and is continuing and if the Indenture Trustee has Actual Knowledge of same, the Indenture Trustee shall promptly send written notice thereof by telecopier to the Company, the Owner Trustee and the Owner Participant.

            Section 9.06.  Compensation and Indemnity.  (a)  The Owner
                           --------------------------
Trustee shall pay to the Indenture Trustee from time to time (i) reasonable compensation for its services, which compensation shall not be limited by any law on compensation of a trustee of an express trust, (ii) reimbursement for all reasonable out-of-pocket expenses incurred by the Indenture Trustee in connection with the performance of its duties under this Agreement (including the reasonable compensation and expenses of the Indenture Trustee's counsel and any agent appointed in accordance with Section 9.02(c)), and (iii) indemnification against any loss or liability incurred by it arising out of or in connection with its acceptance or administration of the trust or trusts hereunder except (A) as such expenses or loss or liability might result from the negligence or willful misconduct of the Indenture Trustee or the inaccuracy of any representation or warranty of the Indenture Trustee in its individual capacity in Section 8 of the Participation Agreement, (B) as otherwise provided in Section 9.10 hereof and (C) as otherwise excluded by the terms of Sections 7(b) and 7(c) of the Participation Agreement from the Company's indemnities under said Sections; provided that the Indenture Trustee shall not make any
                     --------
claim under this Section 9.06(a) for any claim or expense indemnified against by the Company under the Participation Agreement without first making demand on the Company for payment of such claim or expense. The Indenture Trustee shall notify the Owner Trustee and the Company promptly of any claim for which it is entitled to be indemnified hereunder. Subject to the conditions and procedures equivalent to those set forth in Sections 7(b) and 7(c) of the Participation Agreement, the Owner Trustee shall defend the claim and the Indenture Trustee shall cooperate in the defense. The Indenture Trustee may have separate counsel and the Owner Trustee shall pay the reasonable fees and expenses of such counsel. The Owner Trustee need not pay for any settlement made without its and the Company's consent.

            (b) To secure the payment obligations of the Owner Trustee pursuant to this Section 9.06, the Indenture Trustee shall have a lien prior to that of the Holders of the Certificates on all money or property held or collected by the Indenture Trustee, except that held in trust to pay the principal of and interest and premium, if any, on the Certificates.

            Section 9.07.  Replacement of Indenture Trustee.  (a)  The
                           --------------------------------
resignation or removal of the Indenture Trustee and the appointment of a successor Indenture Trustee shall become effective only upon the successor Indenture Trustee's acceptance of appointment as provided in this Section.

            (b) The Indenture Trustee may resign by giving at least 30 days' prior written notice to the Company and the Owner Trustee. The Holders of a majority in aggregate principal amount of the Outstanding Certificates may remove the Indenture Trustee by giving at least 30 days' prior written notice to the Indenture Trustee, the Owner Trustee and the Company and may appoint a successor Indenture Trustee for such Certificates with the Owner Trustee's and (so long as no Lease Event of Default is continuing) the Company's consent. The Owner Trustee may remove the Indenture Trustee if:

            (1)   the Indenture Trustee fails to comply with Section 9.09;

            (2)   the Indenture Trustee is adjudged a bankrupt or an insolvent;

            (3) a receiver or public officer takes charge of the Indenture Trustee or its property; or

            (4)   the Indenture Trustee becomes incapable of acting.

            (c) If the Indenture Trustee resigns or is removed, or if a vacancy exists in the office of Indenture Trustee for any reason, the Owner Trustee shall promptly appoint a successor Indenture Trustee which will (so long as no Lease Event of Default is continuing) be approved by the Company.

            (d) If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Company, the Owner Trustee or the Holders of a majority in aggregate principal amount of the Outstanding Certificates may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

            (e) If the Indenture Trustee fails to comply with Section 9.09, any Holder may petition any court of competent jurisdiction for the removal of such Indenture Trustee and the appointment of a successor Indenture Trustee.

            (f) A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee, to the Company and to the Owner Trustee. Thereupon, the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the retiring Indenture Trustee for which the successor Indenture Trustee is to be acting as Indenture Trustee under this Agreement. The retiring Indenture Trustee shall promptly transfer all property and all books and records relating to the administration of the Indenture Estate held by it as Indenture Trustee to the successor Indenture Trustee subject to the lien provided for in Section 9.06. The Company shall give notice of each appointment of a successor Indenture Trustee if there are Certificates outstanding, by mailing written notice of such event by first-class mail to the Holders.

            (g)   All provisions of this Section 9.07 except subparagraphs
(b)(l) and (e) and the words "subject to the lien provided for in Section 9.06" in subparagraph (f) shall apply also to any Paying Agent.

            Section 9.08.  Successor Indenture Trustee, Agents by Merger,
                           ----------------------------------------------
etc.  If the Indenture Trustee or any Agent consolidates with, merges or
- ---
converts into, or transfers all or substantially all of its corporate trust business assets to, another corporation, the successor corporation, without any further act, shall be the successor Indenture Trustee or Agent, as the case may be.

            Section 9.09.  Eligibility; Disqualification.  This
                           -----------------------------
Agreement shall at all times have an Indenture Trustee which (i) shall have a combined capital and surplus of at least $75,000,000 or (ii) shall have a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States, any State or Territory thereof or of the District of Columbia and having a combined capital and surplus of at least $75,000,000, and which, in any case, shall be a Citizen of the United States. If such corporation publishes reports of conditions at least annually, pursuant to law or to the requirements of Federal, State, Territorial, or District of Columbia supervising or examining authority, then for the purposes of this
Section 9.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of conditions so published.

            In case at any time the Indenture Trustee shall cease to be eligible in accordance with the provisions of this Section 9.09, the Indenture Trustee shall resign immediately in the manner and with the effect specified in
Section 9.07.

            Section 9.10.  Trustee's Liens.  The Indenture Trustee in
                           ---------------
its individual capacity agrees that it will at its own cost and expense promptly take such action as may be necessary to duly discharge and satisfy in full all Liens ("Trustee's Liens") on the Indenture Estate which are either (i) attributable to the Indenture Trustee in its individual capacity and which are unrelated to the transactions contemplated by the Operative Documents, or (ii) which are attributable to the Indenture Trustee as trustee hereunder or in its individual capacity and which arise out of acts or omissions which are not expressly contemplated by this Agreement.

            Section 9.11.  Withholding Taxes; Information Reporting.
                           -----------------  ---------------------
The Indenture Trustee shall exclude and withhold from each distribution of principal, premium, if any, and interest and other amounts due hereunder or under the Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect to the Certificates, to withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, that it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holders may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law.
Such withholding by the Indenture Trustee shall in no event give rise to an Indenture Event of Default.

            Section 9.12.  Additional Collateral.  (a)  From time to time
                           ---------------------
the Owner Participant may pledge Additional Collateral to the Indenture Trustee as part of the Indenture Estate and in connection with such Additional Collateral shall deliver to the Indenture Trustee evidence of such filings and recordings necessary to establish and perfect the Lien of this Indenture in such Additional Collateral. Such Additional Collateral shall be held in trust by the Indenture Trustee as part of the Indenture Estate until released by the Indenture Trustee pursuant to clause (b) below or otherwise in accordance with the applicable security agreement.

            (b) Provided that all payments of principal and interest on the Certificates due and payable on the tenth Interest Payment Date have been made, on such Interest Payment Date, the Indenture Trustee shall, unless otherwise directed by the Owner Trustee or the Owner Participant, release any Additional Collateral from the Lien of this Indenture, provided, however, that the
                                            --------  -------
Owner Trustee or the Owner Participant shall be responsible for the preparation and recording of all filings and recordings necessary to release such Additional Collateral from the Lien of this Indenture.

                                  ARTICLE 10

                    SATISFACTION AND DISCHARGE; DEFEASANCE;
                          TERMINATION OF OBLIGATIONS

            Section 10.01.  Satisfaction and Discharge of Agreement;
                            ----------------------------------------
Defeasance; Termination of Obligations.  Subject to Section 10.02, this
- --------------------------------------
Agreement shall cease to be of further effect, and the Owner Trustee and the Indenture Trustee shall, except as herein provided, be deemed to have been discharged from their respective obligations with respect to the Certificates (and the Indenture Trustee, on demand and at the expense of the Owner Trustee, shall execute proper instruments acknowledging satisfaction and discharge of this Agreement in respect of the Certificates), when

            (a) (i) all Certificates theretofore executed and delivered (other than (A) Certificates which have been mutilated, destroyed, lost or stolen and which have been replaced or exchanged as provided in
      Section 2.06 and (B) Certificates for the payment of which money held in trust hereunder has been paid and discharged from such trust, as provided in Section 7.01) have been delivered to the Indenture Trustee for cancellation; or

            (ii) all Certificates not theretofore delivered to the Indenture Trustee for cancellation

                  (A) have become due and payable (whether upon stated maturity or as a result of redemption), or

                  (B) will become due and payable (including as a result of redemption in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit and such redemption either is a redemption without possibility of premium or, as of the date of such deposit, any premium which may be payable in connection therewith has been actually determined) at maturity or on a Redemption Date within one year, and there has been deposited with the Indenture Trustee in trust for the purpose of paying and discharging the entire indebtedness on the Certificates not theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, an amount sufficient to discharge such indebtedness, including the principal of, the actual premium, if any, and interest on the Certificates to the date of such deposit (in the case of Certificates which have become due and payable), or to the maturity thereof or to the Redemption Date thereof, as the case may be; or

            (iii) (A) the Owner Trustee, subsequent to the Commencement Date, has deposited or caused to be deposited irrevocably (except as provided in Section 10.04) with the Indenture Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders, (1) money in an amount, or (2) U.S. Government Obligations which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or (3) a combination of money and U.S. Government Obligations referred to in the foregoing clause
      (2), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Indenture Trustee, to pay and discharge each installment of principal of and interest on the Outstanding Certificates on the dates such payments of principal or interest are due (including as a result of redemption without the possibility of the payment of premium in respect of which irrevocable notice has been given to the Indenture Trustee on or prior to the date of such deposit), and no Lease Event of Default under either Section 14(f) or 14(g) of the Lease shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after such date; provided, however, that, upon the making of the
                       --------  -------
      deposit referred to above in this clause (A), the right of the Owner Trustee or the Company to cause the redemption of Certificates (except a redemption in respect of which irrevocable notice has theretofore been given) shall terminate;

            (B) such deposit will not result in a breach or violation of, or constitute an Indenture Default or Indenture Event of Default under, this Agreement or a default or event of default under any other agreement or instrument to which the Owner Trustee or the Company is a party or by which it is bound; and

            (C) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel to the effect that there has been published by the Internal Revenue Service a ruling to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of the exercise by the Owner Trustee of its option under this Section 10.01(a)(iii) and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such option had not been exercised;

            (b) all other amounts then due and payable hereunder have been paid and no notice of a redemption of the Certificates with the possibility of the payment of premium has been delivered by the Indenture Trustee; and

            (c) the Company on behalf of the Owner Trustee has delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of this Agreement contemplated by this Section 10.01, have been complied with.

            Section 10.02.  Survival of Certain Obligations.
                            -------------------------------
Notwithstanding the provisions of Section 10.01, the obligations of the Indenture Trustee contained in Sections 2.01 through 2.08, Section 7.01,
Section 9.11, Section 10.03 and Section 10.04, the rights, duties, immunities and privileges hereunder of the Indenture Trustee shall survive.

            Section 10.03.  Monies to Be Held in Trust.  All moneys and
                            --------------------------
U.S. Government Obligations deposited with the Indenture Trustee pursuant to
Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Certificates and this Agreement, to the payment either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders, of all sums due and to become due thereon for principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

            Section 10.04.  Monies to Be Returned to Owner Trustee.  The
                            --------------------------------------
Indenture Trustee and any Paying Agent shall promptly pay or return to the Owner Trustee upon request of the Owner Trustee any money or U.S. Government Obligations held by them at any time that are not required for the payment of the amounts described above in Section 10.03 on the Certificates for which money or U.S. Government Obligations have been deposited pursuant to Section 10.01.


                                  ARTICLE 11

                            AMENDMENTS AND WAIVERS

            Section 11.01.  Amendments to this Agreement Without Consent of
                            -----------------------------------------------
Holders.  The Owner Trustee and the Indenture Trustee may enter into one
- -------
or more agreements supplemental hereto without the consent of any Holder for any of the following purposes:

            (1) to correct any mistake or cure any ambiguity, defect or inconsistency herein or in the Certificates or to make any change not inconsistent with the provisions hereof; provided that such change
                                               --------
      does not adversely affect the interests of any Holder;

            (2) to evidence the succession of another party as the Owner Trustee in accordance with the terms of the Trust Agreement or to evidence (in accordance with Article 9) the succession of a new trustee hereunder, the removal of the trustee hereunder or the appointment of any co-trustee or co-trustees or any separate or additional trustee or trustees;

            (3) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee or to make any other provisions with respect to matters or questions arising hereunder so long as such action shall not adversely affect the interests of the Holders;

            (4) to correct or amplify the description of any property at any time subject to the lien of this Agreement or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the lien of this Agreement or to subject to the lien of this Agreement the Airframe or Engines or airframe or engines substituted for the Airframe or Engines in accordance herewith or with the Lease; provided that Trust Supplements entered into for the purpose of
      --------
      subjecting to the lien of this Agreement the Airframe or Engines in accordance with the Lease need only be executed by the Owner Trustee and the Indenture Trustee;

            (5) to add to the covenants of the Owner Trustee, for the benefit of the Holders, or to surrender any rights or power herein conferred upon the Owner Trustee or the Owner Participant;

            (6)   to add to the rights of the Holders;

            (7) to provide for the assumption by the Company of the obligations of the Owner Trustee hereunder in accordance with the terms and conditions applicable thereto specified in Section 7.03; or

            (8) to include on the Certificates any legend as may be required by applicable law.

            Section 11.02.  Amendments to this Agreement with Consent of
                            --------------------------------------------
Holders.  (a)  With the written consent of the Holders of a majority of
- -------
the aggregate principal amount of the Outstanding Certificates, the Owner Trustee and the Indenture Trustee may enter into such supplemental agreements to add any provisions to or to change or eliminate any provisions of this Agreement or of any such supplemental agreements or to modify the rights of the Holders; provided, however, that, an amendment under this Section 11.02
         --------  -------
may not:

            (1) reduce the principal amount of, premium, if any, or any installment of interest on, any Certificate; or

            (2) change the date on which any principal amount of, any Installment Payment Amount payable with respect to, premium, if any, or interest on any Certificate, is due or payable; or

            (3)   create any Lien on the Indenture Estate prior to or pari
                                                                      ----
      passu with the Lien thereon under this Agreement except such as are
      -----
      permitted by this Agreement, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Agreement; or

            (4) reduce the percentage in principal amount of the Outstanding Certificates, the consent of whose holders is required for any such supplemental agreement, or the consent of whose holders is required for any waiver (of compliance with certain provisions of this Agreement or of certain defaults hereunder or their consequences) provided for in this Agreement; or

            (5)   make any change in Sections 8.05, 8.08 or Section 11.02(a).

            (b) It is not necessary under this Section 11.02 for the Holders to consent to the particular form of any proposed supplemental agreement, but it is sufficient if they consent to the substance thereof.

            (c) Promptly after the execution by the Owner Trustee and the Indenture Trustee of any supplemental agreement pursuant to the provisions of this Section 11.02, the Indenture Trustee shall transmit by first-class mail a notice, setting forth in general terms the substance of such supplemental agreement, to all Holders, as the names and addresses of such Holders appear on the Register. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental agreement.

            Section 11.03.  Revocation and Effect of Consents.  Until
                            ---------------------------------
an amendment or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder, even if notation of the consent is not made on any Certificate. However, any such Holder or subsequent Holder may revoke the consent as to his Certificate if the Indenture Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Holder affected by such amendment or waiver.

            Section 11.04.  Notation on or Exchange of Certificates.
                            ---------------------------------------
The Indenture Trustee may place an appropriate notation about an amendment or waiver on any Certificate thereafter executed. The Indenture Trustee in exchange for such Certificates may execute new Certificates that reflect the amendment or waiver.

            Section 11.05.  Indenture Trustee Protected.  The Indenture
                            ---------------------------
Trustee need not sign any supplemental agreement that adversely affects its rights.

            Section 11.06.  Amendments, Waivers, etc. of Other Operative
                            --------------------------------------------
Documents.  (a)  Subject to Section 11.01, without the consent of the
- ---------
Holders of a majority in principal amount of Outstanding Certificates, the respective parties to the Participation Agreement, the Lease and the Trust Agreement may not modify, amend or supplement any of said agreements, or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder; provided, however, that the actions specified in
                    --------  -------
subsection (b) of this Section 11.06 may be taken without the consent of the Indenture Trustee or any Holder.

            (b) Subject to the provisions of subsection (c) of this Section 11.06, the respective parties to the Participation Agreement, the Lease and the Trust Agreement, at any time and from time to time without the consent of the Indenture Trustee or of any Holder may:

            (1) so long as no Indenture Event of Default shall have occurred and be continuing, modify, amend or supplement the Lease, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Lease shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Lease as originally executed: Section 2, Section 3(a) (if the result thereof would be to shorten the Term of the Lease to a period shorter than the period ending with the Maturity Date of the Certificates), Section 3(d) (except to the extent such Section relates to amounts payable (whether directly or pursuant to the Indenture) to Persons other than Holders and the Indenture Trustee in its individual capacity), Section 3(e) (except insofar as it relates to the address or account information of the Owner Trustee or the Indenture Trustee) (other than as such Sections 3(a), 3(d) and 3(e) may be amended pursuant to
      Section 3(c) of the Lease as originally executed), Section 4, Section 6, Sections 9(b) through (d) (except that further restrictions may be imposed on the Company), Section 10 (except that additional requirements may be imposed on the Company), Section 11 (except for Section 11(e) and except that additional insurance requirements may be imposed on the Company), Section 12 (except in order to increase the Company's liabilities or enhance the Lessor's rights thereunder), Section 13 (except in the case of an assignment by the Lessor in circumstances where the Aircraft shall remain registrable under the Federal Aviation Act),
      Section 14 (except to impose additional or more stringent Lease Events of Default), Section 15 (except to impose additional remedies), Section 16 (except to impose additional requirements on the Company), Section 18, Section 20, Section 22 and any definition of terms used in the Lease, to the extent that any modification of such definition would result in a modification of the Lease not permitted pursuant to this subsection (b); provided that in
                                                           --------
      the event an Indenture Event of Default shall have occurred and be continuing, the Indenture Trustee shall have all rights of the Owner Trustee as "Lessor" under the Lease to modify, amend or supplement the Lease or give any consent, waiver, authorization or approval thereunder, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the "Lessor" thereunder; provided further that
                                             -------- -------
      without the prior consent of the Owner Trustee, and whether or not an Indenture Event of Default shall have occurred and be continuing, no such action shall be taken with respect to any of the provisions of Sections 1 (to the extent any modification of a definition contained therein would result in a modification of the Lease not permitted by this proviso), 3(c), 4, 5, 6 (to the extent such action would reduce the Company's obligations), 7, 8, 9, 10, 11, 12, 13, 14, 15, 16 (insofar as it relates to the Lessor), 18, 19 and 21 of the Lease, or any other Section of the Lease to the extent such action shall affect the amount or timing of any amounts payable by the Company under the Lease as originally executed (or as subsequently modified with the consent of the Owner Trustee) which, absent the occurrence and continuance of an Indenture Event of Default, will be distributable to the Owner Trustee under Article 3; and
      provided further that the parties to the Lease may take any such
      -------- -------
      action without the consent of the Indenture Trustee or any Holder to the extent such action relates to the payment of amounts constituting, or the Owner Trustee's, the Owner Participant's or the Company's rights or obligations with respect to, Excluded Payments;

            (2) modify, amend or supplement the Trust Agreement, or give any consent, waiver, authorization or approval with respect thereto, in each case only to the extent any such action shall not adversely impact the interests of the Holders;

            (3) modify, amend or supplement the Participation Agreement, or give any consent, waiver, authorization or approval with respect thereto, except that without compliance with subsection (a) of this Section 11.06 the parties to the Participation Agreement shall not modify, amend or supplement, or give any consent, waiver, authorization or approval for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions thereof or of modifying in any manner the rights of the respective parties thereunder, with respect to the following provisions of the Participation Agreement as originally executed: Sections 1(b), Section 7 (insofar as such Section 7 relates to the Indenture Trustee and the Holders), Section 8, Section 11 and any definition of terms used in the Participation Agreement, to the extent that any modification of such definition would result in a modification of the Participation Agreement not permitted pursuant to this subsection
      (b); and

            (4) modify, amend or supplement any of said agreements in order to cure any ambiguity, to correct or supplement any provisions thereof which may be defective or inconsistent with any other provision thereof or of any provision of this Indenture, or to make any other provision with respect to matters or questions arising thereunder or under this Agreement which shall not be inconsistent with the provisions of this Agreement, provided the making of any such other provision shall not adversely affect the interests of the Holders.

            (c) No modification, amendment, supplement, consent, waiver, authorization or approval with respect to the Lease or the Participation Agreement, whether effected pursuant to subsection (a) or pursuant to subsection (b) of this Section 11.06 and anything in such subsections or elsewhere in this Agreement to the contrary notwithstanding, shall, without the consent of the Holder of each Outstanding Certificate affected thereby,

            (1) modify, amend or supplement the Lease in such a way as to extend the time of payment of Basic Rent or stipulated Loss Value or any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss or Termination Value and any other amounts payable to the Indenture Trustee for its own account or for the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon termination of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, or reduce the amount of any installment of Basic Rent or Supplemental Rent so that the same is less than the payment of principal of, premium, if any, and interest on the Certificates, as the case may be, to be made from such installment of Basic Rent or Supplemental Rent, or reduce the aggregate amount of Stipulated Loss Value, EBO Percentage, Special Termination Value Percentages, or any other amounts payable under, or as provided in, the Lease as originally executed upon the occurrence of an Event of Loss so that the same is less than the accrued interest on and the principal as of the Lease Loss Payment Date, and premium, if any, of the Certificates at the time Outstanding or reduce the amount of Termination Value and any other amounts payable under, or as provided in, the Lease as originally executed upon termination of the Lease with respect to the Aircraft so that the same is less than the accrued interest on and principal as of the Lease Termination Date and premium, if any, of Certificates at the time Outstanding, or

            (2) modify, amend or supplement the Lease in such a way as to, or consent to any assignment of the Lease or give any consent, waiver, authorization or approval which would, release the Company from its obligations in respect of payment of Basic Rent or Supplemental Rent, or Stipulated Loss Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) upon the occurrence of an Event of Loss, or Termination Value and any other amounts payable to the Indenture Trustee for its own account or the account of the Holders (subject in any event to clause (iii) of Section 3(c) of the Lease) of the Lease with respect to the Aircraft, payable under, or as provided in, the Lease as originally executed, except for any such assignment pursuant to Section 8(u) of the Participation Agreement, and except as provided in the Lease as originally executed.

            For the purposes of this Article 11, during the Pre-Commencement Date Period, the "principal amount" of Outstanding Certificates shall include the amount equal to that portion of the difference between the Original Issue Price and the Original Principal. Amount for any Certificate originally issued at a discount which corresponds to the period from the date of issuance thereof to and including the Commencement Date.


                                  ARTICLE 12

                                 MISCELLANEOUS

            Section 12.01.  Notices.  (a)  Unless otherwise
                            -------
specifically provided for herein, all notices required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice may be given by hand-delivery, overnight courier service, mail, telex or telecopier addressed as indicated below and any such notice shall be effective, in the case of hand-delivery, when delivered, in the case of overnight courier service, one Business Day after delivery with charges paid to a courier service with instructions for overnight delivery, in the case of mail, three Business Days after delivery to the postal service with certified or registered mail charges paid, in the case of telex, upon receipt of a telex answerback and, in the case of telecopier, upon transmittal:

            if to the Company, to:

                  United Air Lines, Inc.
                  P.O. Box 66100
                  Chicago, Illinois  60666
                  Attention:  Vice President and Treasurer
                  Telecopier:  (708) 952-5204

            or if by overnight courier, to:

                  1200 East Algonquin Road
                  Elk Grove Township, Illinois  60007
            if to the Indenture Trustee, to:

                  First Security Bank of Utah,
                    National Association
                  79 South Main Street
                  Salt Lake City, Utah  84111
                  Attention:  Corporate Trust Department
                  Telecopier:  (801) 246-5053
                  Telex No.:  3789450

            if to the Owner Trustee, to:

                  State Street Bank and Trust Company
                  225 Franklin Street
                  Boston, Massachusetts  02110

            or if by overnight courier:

                  Two International Place
                  Boston, Massachusetts  02110
                  Attention:  Corporate Trust Department
                  Telecopier:  (617) 664-5371

                  with a copy to the Owner Participant

            if to the Owner Participant, to:

                 [             ]
                  -------------

            (b) The Company, the Owner Trustee, the Indenture Trustee or the Owner Participant by notice to the others may designate additional or different addresses for subsequent notices or communications.

            (c) Any notice or communication to Holders of the Certificates shall be mailed by first-class mail to the addresses for Holders shown on the Register kept by the Registrar and to addresses filed with the Indenture Trustee for other Holders. Failure so to mail a notice or communication or any defect in such notice or communication shall not affect its sufficiency with respect to other Holders of such Certificates of that or any other Series entitled to receive notice.

            (d) If a notice or communication is mailed in the manner provided above within the time prescribed, it is conclusively presumed to have been duly given, whether or not the addressee receives it.

            (e) If the Company mails a notice or communication to the Holders, it shall mail a copy to the Indenture Trustee and to each Paying Agent at the same time.

            (f) Notwithstanding the foregoing, all communications or notices to the Indenture Trustee shall be deemed to be given only when received by a Responsible Officer of the Indenture Trustee.

            Section 12.02.  [Reserved for Potential Future Use]

            Section 12.03.  [Reserved for Potential Future Use]

            Section 12.04.  Rules by Indenture Trustee and Agents.  The
                            -------------------------------------
Indenture Trustee may make reasonable rules for action by or a meeting of the Holders. The Paying Agent or Registrar may make reasonable rules and set reasonable requirements for its functions.

            Section 12.05.  Non-Business Days.  If a payment date is
                            -----------------
not a Business Day at a place of payment, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

            Section 12.06.  GOVERNING LAW.  THIS AGREEMENT AND THE
                            -------------
CERTIFICATES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

            Section 12.07.  No Recourse Against Others.  No director,
                            --------------------------
officer, employee or stockholder, as such, of the Company, the Owner Trustee or the Owner Participant, as the case may be, shall have any liability for any obligations of the Company, the Owner Trustee or the Owner Participant, as the case may be, under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Certificate waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Certificates.

            Section 12.08.  Execution in Counterparts.  This Agreement
                            -------------------------
may be executed in any number of counterparts, each of which shall be an original but such counterparts shall together constitute but one instrument.

                                  ARTICLE 13

                 ACTIONS TO BE TAKEN UPON TERMINATION OF LEASE

            Section 13.01.  Actions to Be Taken upon Termination of
                            ---------------------------------------
Lease.  Upon any of:
- -----

            (a) the voluntary termination of the Lease by the Company pursuant to Section 9(b) thereof on the Lease Termination Date, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price of all Outstanding Certificates, or

            (b) the purchase of the Aircraft by the Company at its option pursuant to Section 19(b) of the Lease on a Special Purchase Option Date or the EBO Date as the case may be (unless the Company shall have elected to assume all of the rights and obligations of the Owner Trustee hereunder as provided for in Section 8(r) of the Participation Agreement), and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the applicable Redemption Date of all Outstanding Certificates, or

            (c) the termination of the Lease, on the Lease Loss Payment Date, following an Event of Loss suffered by the Airframe under circumstances where the Company does not exercise its option to substitute a Replacement Airframe therefor pursuant to Section 10(a)(ii) of the Lease, and upon payment to the Indenture Trustee of an amount equal to the Redemption Price as at the Redemption Date of all Outstanding Certificates, or

            (d) the satisfaction, discharge, defeasance and termination of obligations under this Agreement in accordance with Section 10.01, or

            (e) the voluntary termination of the Lease with respect to an Engine pursuant to Section 10(b) thereof, and upon the payment of Stipulated Loss Value with respect to such Engine,

the Lien of this Agreement on the Indenture Estate, in the case of (a), (b),
(c) and (d) above, and on such Engine, in the case of (e) above shall terminate (except for the Lien on funds held by the Indenture Trustee to pay the Certificates and the Lien on amounts due from the Company under the Lease necessary to pay the Certificates or the Indenture Trustee) and the Indenture Trustee shall execute such instruments as may be requested by the Company or the Owner Trustee to evidence such termination.

            IN WITNESS WHEREOF, the Owner Trustee and the Indenture Trustee have caused this Third Amended and Restated Trust Indenture and Mortgage to be duly executed by their respective officers thereunto duly authorized.


                                    STATE STREET BANK AND TRUST COMPANY, not in
                                       its individual capacity, except as
                                       expressly provided herein, but solely as Owner Trustee

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


                                    FIRST SECURITY BANK OF UTAH, NATIONAL
                                       ASSOCIATION, as Indenture
                                       Trustee


                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                                            Exhibit A-1 to
                                                            Trust Indenture and
                                                            Mortgage

            Form of Series 1993 747 A Installment Certificates
            --------------------------------------------------

$_______________ (Original Issue Price)                             No. _____

$_______________ (Original Principal Amount)

                         SERIES 1993 747 A CERTIFICATE

                     STATE STREET BANK AND TRUST COMPANY
                        Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                         Trust Agreement (1993 747 A)
                Dated as of April 1, 1993, as amended by First
                         Amendment to Trust Agreement
                     (1993 747 A) dated __________, 1995,
                      and as Amended and Restated by the
                  First Amended and Restated Trust Agreement
                        (1993 747 A) dated May _, 1995

                   Issued in connection with Aircraft N189UA
                                   Leased to
                            UNITED AIR LINES, INC.

Date of Issuance:  _________, 1993                    MATURITY DATE
                                                      -------------
                                                      _______ , 20__

INTEREST RATE PER ANNUM:  __%

COMMENCEMENT DATE
   CASH INTEREST:  $
                    --------

            State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1993 747 A), dated as of April 1, 1993, as amended by First Amendment to Trust Agreement (1993 747 A), dated __________, 1995, and as amended and restated by the First Amended and Restated Trust Agreement (1993 747 A) dated May _, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement") for value received, hereby promises to pay to _________________ or registered assigns the principal sum in Dollars equal to the Original Principal Amount specified above in installments on each Installment Payment Date as provided for herein below with the final installment due and payable on the Maturity Date specified above (provided, however, that, if the obligations
                      --------  -------
evidenced by this Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issuer Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each [October 19] and [April 19] in each year, commencing on October 19, 1995 (provided, however, that, if the obligations evidenced by this
 --------  -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be an amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Third Amended and Restated Trust Indenture and Mortgage (1993 747 A), dated as of April 1, 1993 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

            The interest or Installment Payment Amount (other than that payable on the Maturity Date hereof) so payable, and punctually paid or duly provided for, on the applicable Interest Payment Date or Installment Payment Date, as the case may be, will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest or Installment Payment Amount, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date or Installment Payment Date, as the case may be. Any such interest or Installment Payment Amount not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Installment or Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premiums if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest and Installment Payment
- --------  -------
Amounts (other than that payable on the Maturity Date hereof) may be made at the option of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

            This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

            Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

            As more fully provided in the Indenture, on each Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Date, the Holder hereof will receive a payment of principal equal to the Installment Payment Percentage for such Installment Payment Date as specified on Exhibit B-1 hereto (provided that, after the
                                                 --------
occurrence of any partial redemption or redemption pursuant to clause (ii) of

Section 6.01(a) of the Indenture, the "Installment Payment Percentage" for each Installment Payment Date subsequent to the applicable Redemption Date shall be redetermined as provided for in the Indenture) multiplied by the Original Principal Amount of this Certificate specified above.

            As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium if any, plus accrued interest thereon to the Redemption Date.

            If an Indenture Event of Default shall occur and be continuing, the principal amount remaining unpaid of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

            By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

            The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its Obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

            The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

            The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premiums, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

            As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

            No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

            IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.



                                    STATE STREET BANK AND TRUST COMPANY, not in
                                       its individual capacity, but solely as
                                       Owner Trustee


                                    By:
                                       -----------------------------------
                                       Title:

            INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Indenture.


                                    FIRST SECURITY BANK OF UTAH,
                                       NATIONAL ASSOCIATION, as Indenture
                                       Trustee



                                    By:
                                       -----------------------------------
                                       Authorized officer and signatory

                                                            Exhibit A-2 to
                                                            Trust Indenture and
                                                            Mortgage

               Form of Series 1993 747 A Serial Certificates
               ---------------------------------------------

$________ (Original Issue Price)                                    No. _____

$_________ (Original Principal Amount)



                         SERIES 1993 747 A CERTIFICATE

                     STATE STREET BANK AND TRUST COMPANY
                        Not in its Individual Capacity
                     but Solely as Owner Trustee Under the
                         Trust Agreement (1993 747 A)
                   Dated as of April 1, 1993, as amended by
                      First Amendment to Trust Agreement
                     (1993 747 A) dated __________, 1995,
                      and as Amended and Restated by the
              First Amendment and Restatement to Trust Agreement
                        (1993 747 A) dated May _, 1995

                   Issued in connection with Aircraft N189UA
                                   Leased to
                            UNITED AIR LINES, INC.

Date of Issuance:  _________, 1993                    MATURITY DATE
                                                      -------------
                                                      _______ , 199__

INTEREST RATE PER ANNUM:  ____%

COMMENCEMENT DATE
   CASH INTEREST:  $
                    --------

            State Street Bank and Trust Company, not in its individual capacity, but solely as owner trustee (the "Owner Trustee") under that certain Trust Agreement (1993 747 A), dated as of April 1, 1993, as amended by First Amendment to Trust Agreement (1993 747 A), dated __________, 1995, and as amended and restated by the First Amendment and Restatement to Trust Agreement (1993 747 A) dated as of May _, 1995, between the Owner Trustee in its individual capacity and the institution referred to therein as the "Owner Participant" (herein as such Trust Agreement may be amended or supplemented from time to time called the "Trust Agreement"), for value received, hereby promises to pay to _________________ or registered assigns the principal sum in dollars equal to the Original Principal Amount specified above on the Maturity Date specified above (provided, however, that, if the obligations evidenced by this
       --------  -------
Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the principal amount hereof to be paid shall be the Original Issue Price specified above, together with the portion of the difference between such Original Issue Price and the Original Principal Amount specified above which corresponds to the period from the date of issuance hereof to the date of such payment) and to pay interest (x) in the amount of the Commencement Date Cash Interest specified above, payable on the Commencement Date, and (y) at the Interest Rate Per Annum specified above on the Original Principal Amount specified above from time to time outstanding in respect of the period commencing on and including the Commencement Date and ending on the date when the principal amount hereof shall have been paid in full, payable on each [October 19] and [April 19] in each year, commencing on October 19, 1995 (provided, however, that, if the
                                      --------  -------
obligations evidenced by this Certificate shall become due and payable (upon redemption or acceleration or otherwise) and shall be paid during the Pre-Commencement Date Period, the amount thereof in respect of interest shall be the amount equal to the portion of such Commencement Date Cash Interest which corresponds to the period from the date of issuance hereof to the date of such payment the accrual at the Interest Rate Per Annum specified above of interest on the Original Issue Price specified above from the date of issuance of this Certificate to the date of such payment). All amounts payable by the Owner Trustee hereunder and under the Third Amended and Restated Trust Indenture and Mortgage (1993 747 A), dated as of April 1, 1993 (as the same may hereafter be further amended or supplemented from time to time, as the "Indenture", the defined terms therein not otherwise defined herein being used herein with the same meanings), by and among the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee thereunder, shall be made only from the income and proceeds of the Indenture Estate. Each Holder hereof, by its acceptance of this Certificate, agrees that (a) it will look solely to the income and proceeds of the Indenture Estate for payment of such amounts, to the extent available for distribution to the Holder hereof as provided in the Indenture and (b) none of the Owner Participant, the Owner Trustee or the Indenture Trustee is or shall be personally liable to the Holder hereof for any amount payable hereunder or under the Indenture or, except as provided in the Indenture in the case of the Indenture Trustee and the Owner Trustee, for any liability under the Indenture.

            The interest so payable and punctually paid or duly provided for, on the applicable Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on the Record Date for payment of such interest, which shall be the fifteenth day (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder hereof on the such Record Date (or to the Person in whose name this Certificate is registered upon issuance) and may be paid to the Person in whose name this Certificate (or one or more predecessor Certificates) is registered at the close of business on a special record date for the payment of such Defaulted Interest to be fixed by the Indenture Trustee pursuant to Section 2.08 of the Indenture, notice whereof shall be given to Holders of Certificates entitled thereto not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Certificates may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Payment of the principal of, premium if any, and interest on this Certificate will be made at the principal corporate trust office of the Indenture Trustee, or the office or agency maintained by the Indenture Trustee for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option
- --------  -------
of the Indenture Trustee or the Paying Agent by check mailed to the address of the Holder entitled thereto as such address shall appear on the Register.

            This Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose unless this Certificate has been executed on behalf of the Owner Trustee by the manual or facsimile signature of an authorized officer of the Owner Trustee, and authenticated by the Indenture Trustee by the manual signature of an authorized officer or signatory of the Indenture Trustee, in each case as specified in Section 2.02 of the Indenture.

            Reference is made to the Indenture and all supplements and amendments thereto (a copy of which is on file with the Indenture Trustee at its principal corporate trust office) for a more complete statement of the terms and provisions thereof, including a statement of the properties thereby conveyed, pledged and assigned, the nature and extent of the security, the respective rights thereunder of the Owner Trustee, the Company, the Indenture Trustee and the Holders of the Certificates, and the terms upon which the Certificates are, and are to be, executed and delivered, as well as for a statement of the terms and conditions of the trust created by the Indenture, to all of which terms and conditions in the Indenture each Holder hereof agrees by its acceptance of this Certificate.

            As more fully provided in the Indenture, the Certificates are subject to redemption or partial redemption, on not less than 25 nor more than 60 days' notice by mail, under the circumstances set forth in the Indenture, at a redemption price equal to the unpaid principal amount thereof, premium, if any, plus accrued interest thereon to the Redemption Date.

            If an Indenture Event of Default shall occur and be continuing, the principal of the Certificates may be declared due and payable in the manner and with the effect provided in the Indenture. If, and only if, such an event of default constitutes an event of default by the Company under the Lease, the Indenture Trustee may declare the Lease to be in default, and may, to the exclusion of the Owner Trustee, exercise one or more of the remedies of the Owner Trustee provided in the Lease. Such remedies include the right to repossess and use or operate the Aircraft, to sell or relet the Aircraft free and clear of the Company's rights and retain the proceeds and to require the Company to pay as liquidated damages (i) any unpaid Basic Rent plus an amount equal to the excess of the Stipulated Loss Value of the Aircraft over the aggregate fair market rental value thereof for the remainder of the term for the Aircraft, (ii) any unpaid Basic Rent plus the excess of the Stipulated Loss Value of the Aircraft over the fair market sales value thereof or (iii) if the Aircraft has been sold, any unpaid Basic Rent plus the excess of the Stipulated Loss Value thereof over the net sales proceeds.

            By acceptance of this Certificate, the Holder hereof agrees to be bound by the provisions of the Participation Agreement applicable to Holders.

            The Owner Trustee or the Owner Participant may, in their sole discretion, in certain circumstances cure any default by the Company under the Lease arising from the failure of the Company to make any payment of Basic Rent under the Lease. The Owner Trustee or the Owner Participant may in their sole discretion in certain circumstances cure any other default by the Company in the performance of its obligations under the Lease which can be cured by the payment of money, by making such payment on behalf of the Company.

            The right of the Holder of this Certificate to institute action for any remedy under the Indenture, including the enforcement of payment of any amount due hereon, is subject to certain restrictions specified in the Indenture.

            The Owner Trustee and the Indenture Trustee will be discharged from their respective obligations in respect of the Certificates (except for certain matters, including obligations to register the transfer or exchange of Certificates, replace stolen, lost or mutilated Certificates, maintain paying agencies and hold moneys for payment in trust), and the Indenture Trustee may thereupon cause the release of the Indenture Estate from the lien of the Indenture, if (a) the Owner Trustee deposits or causes to be deposited irrevocably with the Indenture Trustee, in trust, money or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay principal of, premium, if any, and interest on the Outstanding Certificates on the dates such payments are due in accordance with the terms of such Certificates and (b) certain other conditions are satisfied, including the publication by the United States Internal Revenue Service of a ruling to the effect that the deposit and related defeasance would not cause the Holders of the Certificates to recognize income, gain or loss for Federal income tax purposes.

            As provided in the Indenture, in certain circumstances this Certificate is transferable, and upon surrender of this Certificate for registration of transfer at the principal corporate trust office of the Registrar, or at the office or agency maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Holder or his attorney duly authorized in writing, one or more new Certificates of the same maturity and type and of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates. The Certificates are issuable in denominations of $1,000 and integral multiples thereof except that one Certificate of each maturity may be in an amount that is not an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Certificates are exchangeable for a like aggregate principal amount of Certificates of the same maturity and type and of authorized denominations, as requested by the Holder surrendering the same, upon presentation thereof for such purpose at the principal corporate trust office of the Registrar, or at an office or agency maintained for such purpose.

            No service charge shall be made for any such registration of transfer or exchange, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment for registration of transfer of this Certificate, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar and the Company may deem and treat the person in whose name this Certificate is registered as the absolute owner hereof for the purpose of receiving payment of the principal of and interest on this Certificate and for all other purposes whatsoever whether or not this Certificate be overdue, and neither the Owner Trustee, the Indenture Trustee, the Paying Agent, the Registrar nor the Company shall be affected by notice to the contrary.

            AS PROVIDED IN THE INDENTURE, THE INDENTURE AND THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS OF THE STATE OF ILLINOIS.

            IN WITNESS WHEREOF, the Owner Trustee has caused this instrument to be duly executed.

                                    STATE STREET BANK AND TRUST
                                      COMPANY, not in its individual capacity, but solely as Owner Trustee


                                    By:
                                       -----------------------------------
                                       Title:

               INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION

            This is one of the Certificates referred to in the within-mentioned Indenture.

                                    FIRST SECURITY BANK OF UTAH,
                                       NATIONAL ASSOCIATION, as Indenture
                                       Trustee


                                    By:
                                       -----------------------------------
                                       Authorized Officer or signatory
                                       Title:

                                                            Exhibit B to
                                                            Trust Indenture and
                                                            Mortgage



                 MATURITY DATES, ORIGINAL ISSUE PRICES, COMMENCEMENT
                 ---------------------------------------------------
                  DATE CASH INTEREST, PRINCIPAL AMOUNTS AND INTEREST
                  --------------------------------------------------
                        RATES OF SERIES 1993 747 A CERTIFICATES
                        ---------------------------------------


                                        ORIGINAL    COMMENCEMENT
                 MATURITY   PRINCIPAL  ISSUE PRICE   DATE CASH   INTEREST RATE
                   DATE       AMOUNT     AMOUNT       INTEREST     PER ANNUM
                ----------  ---------  -----------  ------------ -------------


Series 1993
 747 A1         [________]  $[______]   $[______]    $[______]      [____]%

Series 1993
 747 A2
                [________]  $[______]   $[______]    $[______]      [____]%

                                                            Exhibit B-1 to
                                                            Trust Indenture and
                                                            Mortgage



       Installment Payment Dates and Installment Payment Percentages
       -------------------------------------------------------------

                    Installment Certificates shall be those
                Certificates with the following Maturity Dates:

          Installment Certificate No. 1 - Maturity Date: [_________]


                                                   Corresponding
   Installment Payment  Installment Payment    Aggregate Installment
        Date               Percentage              Payment Amount
   -------------------  -------------------  -------------------------

   [                 ]  [                 ]%     $[                  ]

   [                 ]  [                 ]%      [                  ]



   TOTAL                       100.00000000%     $[                  ]
                               -------------     ---------------------

                                     B-1-2


          Installment Certificate No. 2 - Maturity Date: [_________]

                                                          Corresponding
                                                          -------------
 Installment Payment     Installment Payment          Aggregate Installment
 -------------------     -------------------          ---------------------
        Date                 Percentage                   Payment Amount
        ----                 ----------                   --------------

                                            %

















TOTAL                           100.00000000%          $
                                -------------          -----------------

                                                            Exhibit B-2 to
                                                            Trust Indenture and
                                                            Mortgage


                Issuance of Series 1993 747 A Certificates
                ------------------------------------------

            The Series 1993 747 A Certificates issued hereunder shall be issued to and shall be payable to each of the Pass Through Trustees under the Pass Through Trust Agreements with respect to the grantor trusts created thereby, in each case as set forth below:

1995 - Al Trust:
      [_____]% Certificate due [_________]

1995 - A2 Trust:
      [_____]% Certificate due [_________]

                                   [Trust Indenture and Mortgage (1995 747 A)]


                                 EXHIBIT C
                                 ---------

           [To Be Reconciled With Exhibit A to the Trust Agreement]


                    TRUST AGREEMENT AND THIRD AMENDED AND
               RESTATED TRUST INDENTURE AND MORTGAGE SUPPLEMENT

                                 (1993 747 A)


            This THIRD AMENDED AND RESTATED TRUST AGREEMENT AND TRUST INDENTURE AND MORTGAGE SUPPLEMENT (1993 747 A), dated April __, 1993 (herein called the "Trust Supplement") of State Street Bank and Trust Company, not in its individual capacity, but solely as Owner Trustee (herein called the "Owner Trustee"), under the Trust Agreement (1993 747 A), dated as of April 1, 1993, as amended by First Amendment to Trust Agreement (1993 747 A), dated __________, 1995 (herein called the "Trust Agreement") , between the Owner Trustee and the Owner Participant named therein.

                                  WITNESSETH:

            WHEREAS, the Trust Agreement provides for the execution and delivery of one or more supplements thereto substantially in the form hereof, which shall particularly describe the Aircraft (such term and other terms defined in the Trust Indenture referred to below used herein as therein defined) included in the property covered by the Trust Agreement;

            WHEREAS, the Second Amended and Restated Trust Indenture and Mortgage (1993 747 A), dated as of April 1, 1993 (herein called the "Trust Indenture"), between the Owner Trustee and First Security Bank of Utah, National Association, as Indenture Trustee (herein called the "Indenture Trustee"), provides for the execution and delivery of a supplement thereto substantially in the form hereof, which shall particularly describe the Aircraft, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

            WHEREAS, each of the Trust Agreement and Trust Indenture relates to the Airframe and Engines described below, and a counterpart of the Trust Indenture is attached hereto and made a part hereof and this Trust Supplement, together with such counterpart of the Trust Indenture, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document;

            NOW, THEREFORE, this Trust Supplement Witnesseth, that the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the following described property:

                                   [Trust Indenture and Mortgage (1995 747 A)]


                                   AIRFRAME

                      One Airframe Identified as follows:

                                           FAA
                                       Registration      Manufacturer's
    Manufacturer      Model               Number         Serial Number
    ------------      -----            -------------     --------------

The Boeing Company    747-422             N189UA          [26878]


together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom but where title to which remains vested in the Owner Trustee in accordance with the Lease.

                               AIRCRAFT ENGINES

            Four aircraft engines, each such engine having 750 or more rated take-off horsepower or the equivalent thereof, whether or not such engines shall be installed in or attached to the Airframe or any other airframe identified as follows:

                                            Manufacturer's
          Manufacturer      Model           Serial Number
          ------------      -----           -------------

        Pratt & Whitney    [PW4056]           [P727301]
        Pratt & Whitney    [PW4056]           [P727302]
        Pratt & Whitney    [PW4056]           [P727303]
        Pratt & Whitney    [PW4056]           [P727304]


together with all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom but where title to which remains vested in the Owner Trustee in accordance with the Lease.

            As further security for the obligations referred to above and secured by the Trust Indenture and hereby, the Owner Trustee hereby confirms that the Lien of the Trust Indenture over the Trust Indenture Estate includes the Lease Supplement of even date herewith covering the property described above.

            Notwithstanding any provision hereof, no Excluded Payment shall constitute security for any of the aforementioned obligations.

                                   [Trust Indenture and Mortgage (1995 747 A)]

            TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, for the equal and proportionate benefit and security of holders from time to time of the Certificates outstanding, without any preference, distinction or priority of any one Certificate over any other by reason of series, priority of time of issue, sale, negotiation, date of maturity thereof or otherwise for any reason whatsoever, and for the uses and purposes and subject to the terms and provisions set forth in the Trust Indenture.

            This Trust supplement shall be construed as Supplemental to the Trust Indenture and to the Trust Agreement and shall form a part of each, and the Trust Agreement and the Trust Indenture are each hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

                                 *     *     *

                                   [Trust Indenture and Mortgage (1995 747 A)]

            IN WITNESS WHEREOF, the Owner Trustee has caused this Trust Supplement to be duly executed by one of its officers, thereunto duly authorized, on the day and year first above written.


                                    STATE STREET BANK AND TRUST COMPANY, not in
                                       its individual capacity but solely as
                                       Owner Trustee



                                    By:__________________________
                                       Title: